As filed with the Securities and Exchange Commission on April 1, 2004

                                                SEC Registration No. ___________
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

          DELAWARE           NEOMEDIA TECHNOLOGIES, INC.         36-3680347
      (State or other          (Name of issuer in its         (I.R.S. Employer
      jurisdiction of                 charter)               Identification No.)
      incorporation or
       organization)

    2201 SECOND STREET,                 7373                  CHARLES T. JENSEN
        SUITE 402                  (Primary Standard         2201 SECOND STREET,
 FORT MYERS, FLORIDA 33901    Industrial Classification           SUITE 402
       (239) 337-3434               Code Number)             FORT MYERS, FLORIDA
   (Address and telephone                                        33901-3083
   number of Registrant's                                      (239) 337-3434
principal executive offices)                                   TELECOPIER NO.:
                                                               (239) 337-3668
                                                             (Name, address, and
                                                             telephone number of
                                                              agent for service)
                                 With copies to:

Clayton E. Parker, Esq.                               Ronald S. Haligman, Esq.
Kirkpatrick & Lockhart LLP                            Kirkpatrick & Lockhart LLP
201 S. Biscayne Blvd.,                                201 S. Biscayne Blvd.,
Suite 2000                                            Suite 2000
Miami, FL  33131                                      Miami, FL  33131
Telephone No.:                                        Telephone No.:
(305) 539-3305                                        (305) 539-3305
Telecopier No.:                                       Telecopier No.:
(305) 358-7095                                        (305) 358-7095

---------------------------------------------- ------------ ----------- ------------ --------------
                                                             PROPOSED    PROPOSED
---------------------------------------------- ------------ ----------- ------------ --------------
                                                              MAXIMUM    MAXIMUM
---------------------------------------------- ------------ ----------- ------------ --------------
                                                  AMOUNT     OFFERING    AGGREGATE      AMOUNT OF
---------------------------------------------- ------------ ----------- ------------ --------------
                TITLE OF SECURITIES               TO BE      PRICE PER   OFFERING     REGISTRATION
---------------------------------------------- ------------ ----------- ------------ --------------
                 TO BE REGISTERED               REGISTERED   SHARE (1)   PRICE (1)         FEE
---------------------------------------------- ------------ ----------- ------------ --------------
Shares underlying warrants to purchase Common
Stock, par value $0.01 per share                44,150,000    $0.106     $4,679,900      $592.94
---------------------------------------------- ------------ ----------- ------------ --------------
Common Stock, par value $0.01 per share         7,103,199     $0.106       $752,939       $95.40
---------------------------------------------- ------------ ----------- ------------ --------------
   TOTAL                                        51,253,199               $5,432,839      $688.34


(1) In accordance with Rule 457(c), the price represents the average of the high and low sale prices of the registrant's common stock on March 19, 2004, on the Over-the-Counter Bulletin Board.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                           NEOMEDIA TECHNOLOGIES, INC.

                        51,253,199 SHARES OF COMMON STOCK

      This  prospectus  relates  to  the  sale  of up to  51,253,199  shares  of
NeoMedia's common stock by persons who are, or will become, stockholders of NeoMedia. Please refer to "Selling Shareholders" beginning on page 14. NeoMedia will receive proceeds from the exercise of warrants to purchase 44,150,000 shares of common stock being registered hereunder. All costs associated with this registration will be borne by NeoMedia.


      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over the Counter Bulletin Board. The prices will fluctuate based on the demand for the shares of common stock. Our common stock trades on the OTC Bulletin Board under the symbol "NEOM." On March 8, 2004, the last reported sale price of our common stock on the OTC Bulletin Board was $0.11 per share.


      The selling stockholders consist of:

      o Stone Street Asset Management LLC, which intends to sell up to 40,000,000 shares of common stock upon the exercise of warrants with an exercise price of $0.05 per share. These warrants were originally issued to Cornell Capital Partners LP in January 2004, and were assigned by Cornell to Stone Street Asset Management during March 2004.

      o Former shareholders of CSI International, Inc., who received a total of 7,000,000 shares upon NeoMedia's acquisition of CSI on February 6, 2004.

      o Thornhill Capital LLC, which intends to sell 4,000,000 shares of common stock upon the exercise of warrants with an exercise price of $0.11 per share.

      o David Kaminer, who intends to sell up to 253,199 shares of common stock, of which 150,000 will be sold upon the exercise of warrants with an exercise price of $0.102 per share.


      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.


      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEGINNING ON PAGE 3, WE HAVE LISTED SEVERAL RISK FACTORS WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.


      None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March __, 2004.

                               TABLE OF CONTENTS

                                                                        PAGE NO.

USE OF PROCEEDS                                                               16
DILUTION                                                                      17
DIVIDEND POLICY                                                               18
CAPITALIZATION                                                                19
PLAN OF DISTRIBUTION                                                          20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                     21
DESCRIPTION OF BUSINESS                                                       29
MANAGEMENT                                                                    38
AUDIT COMMITTEE                                                               41
EXECUTIVE COMPENSATION                                                        42
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTIONS VALUES                                                              43
LEGAL PROCEEDINGS                                                             47
PRINCIPAL STOCKHOLDERS                                                        49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                51
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY
  AND OTHER STOCKHOLDER MATTERS                                               53
DESCRIPTION OF SECURITIES                                                     57
LEGAL MATTERS                                                                 62
EXPERTS                                                                       62
HOW TO GET MORE INFORMATION                                                   63
INDEX OF FINANCIAL STATEMENTS                                                F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS                              II-1


Our audited consolidated financial statements for the fiscal years December 31, 2003 and December 31, 2002, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY


                                    OVERVIEW

      NeoMedia develops proprietary technologies that link physical information and objects to the Internet marketed under its "PaperClickTM" brand name.

      NeoMedia is structured as three distinct business units: NeoMedia Internet Software Service (NISS), NeoMedia Consulting and Integration Services (NCIS), and NeoMedia Micro Paint Repair (NMPR).

      NISS (physical world-to-Internet offerings) is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports our physical world to Internet core technology, including our linking "switch" and NeoMedia's application platforms. NISS also manages our intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

      NCIS (systems integration service offerings) is the original business line upon which we were organized. This unit resells client-server equipment and related software, and general and specialized consulting services. Systems integration services also identifies prospects for custom applications based on our products and services. These operations are based in Lisle, Illinois.

      NMPR (micro paint repair offerings) is the business unit encompassing the recently-acquired CSI International chemical line. NMPR is attempting to commercialize its micro-paint repair solution. We completed our acquisition of CSI on February 6, 2004.

                                    ABOUT US

      Our principal executive offices are located at 2201 Second Street, Suite 402, Fort Myers, Florida 33901. Our general telephone number is (239) 337-3434. Our Web site is located at www.neom.com. Information contained on our Web site is not part of this prospectus.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

      o Stone Street Asset Management LLC, which intends to sell up to 40,000,000 shares of common stock upon the exercise of warrants with an exercise price of $0.05 per share. These warrants were originally issued to Cornell Capital Partners LP in January 2004, and were assigned by Cornell to Stone Street Asset Management during March 2004.

      o Former shareholders of CSI International, Inc., who received a total of 7,000,000 shares upon NeoMedia's acquisition of CSI on February 6, 2004.

      o Thornhill Capital LLC, which intends to sell 4,000,000 shares of common stock upon the exercise of warrants with an exercise price of $0.11 per share.

      o David Kaminer, who intends to sell up to 253,199 shares of common stock




COMMON STOCK OFFERED                      51,253,199 shares

OFFERING PRICE                            Market Price

COMMON STOCK OUTSTANDING PRIOR TO THIS
OFFERING(1)                               283,586,629 shares

USE OF PROCEEDS                           The  shares  of common  stock  offered
                                          pursuant   to  this   prospectus   are
                                          offered  by the  Selling  Stockholders
                                          listed  on page  14.  We will  receive
                                          proceeds    from   the   exercise   of
                                          warrants   of  which  the   underlying
                                          shares     are    being     registered
                                          hereunder,  which  will  be  used  for
                                          general working  capital.  See "Use of
                                          Proceeds."

RISK FACTORS An investment in our common stock is highly speculative and involves a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution" sections.


OTC BULLETIN BOARD SYMBOL                 NEOM

---------------

(1) This table is presented as of March 8, 2004 and excludes options and warrants to purchase 54,193,149 and 60,345,000 shares of common stock, respectively.

                                  RISK FACTORS

      We are subject to various risks which may materially harm our business, financial condition and results of operations. Before purchasing our shares of common stock, you should carefully consider the risks described below in addition to the other information in this prospectus. If any of these risks or uncertainties actually occur, our business, prospects, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.


                           RISKS SPECIFIC TO NEOMEDIA


WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE

      We have incurred substantial losses since our inception, and anticipate continuing to incur substantial losses for the foreseeable future. We incurred a loss of $5,382,000 in the year ended December 31, 2003 and $7,421,000 in the year ended December 31, 2002. Our accumulated losses were approximately $76,147,000 as of December 31, 2003. As of December 31, 2003 and 2002, we had a working capital deficit of approximately $6,526,000 and $8,985,000, respectively. We had stockholders' deficit of $(3,203,000) and $(6,026,000) at December 31, 2003 and 2002, respectively. We generated revenues of $2,400,000 and $9,399,000 for the years ended December 31, 2003 and 2002, respectively. In addition, during the years ended December 31, 2003 and 2002, we recorded negative cash flows from operations of $2,979,000 and $535,000, respectively. To succeed, we must develop new client and customer relationships and substantially increase our revenue derived from improved products and additional value-added services. We have expended and to the extent it has available financing, we intend to continue to expend substantial resources to develop and improve our products, increase our value-added services and to market our products and services. These development and marketing expenses often must be incurred well in advance of the recognition of revenue. As a result, we may not be able to achieve or sustain profitability.


OUR INDEPENDENT ACCOUNTANTS HAVE ADDED GOING CONCERN LANGUAGE TO THEIR REPORT ON OUR CONSOLIDATED FINANCIAL STATEMENTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

      The report of Stonefield Josephson, Inc., our independent auditors, with respect to our consolidated financial statements and the related notes for the years ended December 31, 2003 and 2002, indicates that, at the date of their report, we had suffered recurring losses from operations and that our current cash position raised substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from this uncertainty.


THERE IS LIMITED INFORMATION UPON WHICH INVESTORS CAN EVALUATE OUR BUSINESS BECAUSE THE PHYSICAL WORLD - TO - INTERNET MARKET HAS EXISTED FOR A SHORT PERIOD OF TIME

      The physical world-to-Internet market in which we operate is a recently developed market. Further, we have conducted operations in this market only since March 1996. Consequently, we have a relatively limited operating history upon which an investor may base an evaluation of our primary business and determine our prospects for achieving our intended business objectives. To date, we have sold our physical world-to-Internet products to only 12 companies. We are prone to all of the risks inherent to the establishment of any new business venture, including unforeseen changes in our business plan. An investor should consider the likelihood of our future success to be highly speculative in light of our limited operating history in our primary market, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in the early stages of development, particularly companies in new and rapidly evolving markets, such as the physical world-to-Internet space. To address these risks, we must, among other things:

      o     maintain and increase our client base;

      o implement and successfully execute our business and marketing strategy;

      o     continue to develop and upgrade our products;

      o     continually update and improve our service offerings and features;

      o     respond to industry  and  competitive  developments;  and

      o     attract, retain, and motivate qualified personnel.

      We may not be successful in addressing these risks. If we are unable to do so, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY

      As a result of the emerging and evolving nature of the markets in which we competes, as well as the current nature of the public markets and our current financial condition, we believes that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. An investor should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

      o     our ability to retain existing clients and customers;

      o     our ability to attract new clients and customers at a steady rate;

      o     our ability to maintain client satisfaction;

      o our ability to motivate potential clients and customers to acquire and implement new technologies;

      o     the extent to which our products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which we competes;

      o the pricing of hardware and software that we resell or integrate into our products;

      o the level of use of the Internet and online services, as well as the rate of market acceptance of physical world-to-Internet marketing;

      o our ability to upgrade and develop our systems and infrastructure in a timely and effective manner;

      o our ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

      o     the amount and timing of  operating  costs and capital  expenditures
            relating  to  the  expansion  of  our  business,   operations,   and
            infrastructure;

      o unanticipated technical, legal, and regulatory difficulties with respect to use of the Internet; and

      o general economic conditions and economic conditions specific to Internet technology usage and electronic commerce.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.


WE ARE UNCERTAIN OF THE SUCCESS OF OUR INTERNET SWITCHING SOFTWARE BUSINESS UNIT AND THE FAILURE OF THIS UNIT WOULD NEGATIVELY AFFECT THE PRICE OF OUR STOCK

      We provide products and services that provide a link from physical objects, including printed material, to the Internet. We can provide no assurance that:

      o this Internet Switching Software business unit will ever achieve profitability;

      o our current product offerings will not be adversely affected by the focusing of our resources on the physical world-to-Internet space; or

      o     the products we develop will obtain market acceptance.

      In the event that the Internet Switching Software business unit should never achieve profitability, that our current product offerings should so suffer, or that our products fail to obtain market acceptance, our business, prospects, financial condition, and results of operations would be materially adversely affected.


OUR SUCCESS IS DEPENDENT UPON THE RESALE OF SOFTWARE AND EQUIPMENT FOR REVENUE; A REDUCTION IN THESE SALES WOULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS AND THE PRICE OF OUR STOCK

      During the years ended December 31, 2003 and 2002, we derived 83% and 95%, respectively, of our revenues from the resale of computer software and technology equipment. A loss or a reduction of this revenue would have a material adverse effect on our business, prospects, financial condition, and results of operations, as well as our stock price. We can provide no assurance that:

      o     the market for our products and services will continue;

      o we will be successful in marketing these products due to competition and other factors;

      o we will continue to be able to obtain short-term financing for the purchase of the products that it resells; or

      o our relationship with companies whose products and services we sells will continue, including our relationship with Sun Microsystems Computer Company.

      Further, we believe that the technology and equipment resale business is becoming a commodity industry for products undifferentiated by value-added proprietary elements and services. A large number of companies act as re-marketers of another party's products, and therefore, the competition in this area is intense. Resale operations are also being compressed as equipment manufacturers consolidate their distribution channels. In some instances, we, in acting as a re-marketer, may compete with the original manufacturer. An inability to effectively compete and generate revenues in this industry would have a material adverse effect on our business, prospects, financial condition, and results of operations.

A LARGE PERCENTAGE OF OUR ASSETS ARE INTANGIBLE ASSETS, WHICH WILL HAVE LITTLE OR NO VALUE IF OUR OPERATIONS ARE UNSUCCESSFUL

      At December 31, 2003, approximately 65% of our total assets were intangible assets, consisting primarily of rights related to our patents and other intellectual property. If our operations are unsuccessful, these assets will have little or no value, which will materially adversely affect the value of our stock and the ability of our stockholders to recoup their investments in our capital stock.

OUR ISS BUSINESS UNIT MARKETING STRATEGY HAS NOT BEEN TESTED AND MAY NOT RESULT IN SUCCESS

      To date, we have conducted limited marketing efforts directly relating to our ISS business unit. All of our marketing efforts have been largely untested in the marketplace, and may not result in sales of our products and services. To penetrate the markets in which we compete, we will have to exert significant efforts to create awareness of, and demand for, our products and services. With respect to our marketing efforts conducted directly, we intend to expand our sales staff upon the receipt of sufficient operating capital. Our failure to further develop our marketing capabilities and successfully market our products and services would have a material adverse effect on our business, prospects, financial condition, and results of operations.

OUR INTERNALLY DEVELOPED SYSTEMS ARE INEFFICIENT AND MAY PUT US AT A COMPETITIVE DISADVANTAGE

      We use internally developed technologies for a portion of our systems integration services, as well as the technologies required to interconnect our clients' and customers' physical world-to-Internet systems and hardware with our own. As we developed these systems in order to integrate disparate systems and hardware on a case-by-case basis, these systems are inefficient and require a significant amount of customization. Such client and customer specific customization is time-consuming and costly and may place us at a competitive disadvantage when compared to competitors with more efficient systems.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we has. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Our failure to attract and retain qualified personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations will be materially adversely affected.

WE DEPEND UPON OUR SENIOR MANAGEMENT AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE

      Our success depends largely on the skills of certain key management and technical personnel, including Charles T. Jensen, our President, Acting Chief Executive Officer and Chief Operating Officer, and Charles W. Fritz, our founder and Chairman of the Board of Directors. The loss of the services of Mr. Jensen or Mr. Fritz could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Jensen or Mr. Fritz.

WE MAY BE UNSUCCESSFUL IN INTEGRATING OUR MICRO PAINT REPAIR BUSINESS WITH OUR CURRENT BUSINESS

      The success of our Micro Paint Repair business unit could depend on the ability of our executive management to integrate the business plan with the business plan of our NCSI and NISS business units. The NMPR business unit operates in a separate industry from our other two business units.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

      Our success in the physical world-to-Internet and the value-added systems integration markets is dependent upon our proprietary technology, including our patents and other intellectual property, and on our ability to protect our proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of our employees, as well as our patents. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have six patents for our physical world-to-Internet technology, and an additional six patents acquired with the purchase of Secure Source Technologies related to document security. We also have several trademarks relating to our proprietary products. Although we believe that we have taken appropriate steps to protect our unpatented proprietary rights, including requiring that our employees and third parties who are granted access to our proprietary technology enter into confidentiality agreements with us, we can provide no assurance that these measures will be sufficient to protect our rights against third parties. Others may independently develop or otherwise acquire patented or unpatented technologies or products similar or superior to ours.

      We license from third parties certain software tools that we include in our services and products. If any of these licenses were terminated, we could be required to seek licenses for similar software from other third parties or develop these tools internally. We may not be able to obtain such licenses or develop such tools in a timely fashion, on acceptable terms, or at all. Companies participating in the software and Internet technology industries are frequently involved in disputes relating to intellectual property. We may in the future be required to defend our intellectual property rights against infringement, duplication, discovery, and misappropriation by third parties or to defend against third-party claims of infringement. Likewise, disputes may arise in the future with respect to ownership of technology developed by employees who were previously employed by other companies. Any such litigation or disputes could result in substantial costs to, and a diversion of effort by, us. An adverse determination could subject us to significant liabilities to third parties, require us to seek licenses from, or pay royalties to, third parties, or require us to develop appropriate alternative technology. Some or all of these licenses may not be available to us on acceptable terms or at all, and we may be unable to develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations.


WE ARE EXPOSED TO PRODUCT LIABILITY CLAIMS AND AN UNINSURED CLAIM COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS, AS WELL AS THE VALUE OF OUR STOCK

      Many of our projects are critical to the operations of our clients' businesses. Any failure in a client's information system could result in a claim for substantial damages against us, regardless of our responsibility for such failure. We could, therefore, be subject to claims in connection with the products and services that we sell. We do not currently maintain product liability insurance. There can be no assurance that:

      o     we  have  contractually   limited  our  liability  for  such  claims
            adequately or at all;

      o     we  would  have  sufficient   resources  to  satisfy  any  liability
            resulting from any such claim;

      The successful assertion of one or more large claims against us could have a material adverse effect on our business, prospects, financial condition, and results of operations.

WE WILL NOT PAY CASH DIVIDENDS AND INVESTORS MAY HAVE TO SELL THEIR SHARES IN ORDER TO REALIZE THEIR INVESTMENT

      We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and marketing of our products and services. As a result, investors may have to sell their shares of common stock to realize their investment.

SOME PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS MAY DETER TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF OUR STOCKHOLDERS TO SELL THEIR SHARES AT A PREMIUM TO THE THEN MARKET PRICE

      Some of the provisions of our certificate of incorporation and by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares at a premium to the then market price. On December 10, 1999, our Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right to acquire Series A Preferred Stock of NeoMedia, par value $0.01 per share, on each outstanding share of our common stock to stockholders of record on December 10, 1999 and each share of common stock issued thereafter until a pre-defined hostile takeover date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders not engaged in a hostile takeover attempt to receive fair and equal treatment in any proposed takeover of NeoMedia and to guard against partial or two-tiered tender offers, open market accumulations and other hostile tactics to gain control of NeoMedia. The stockholders rights plan was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. This stockholders rights plan may have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in control of NeoMedia. Certain of our directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of our "poison pill" plan, as a result of the fact that, as of the plan's adoption, their holdings might have otherwise triggered the "poison pill".

      In addition, our certificate of incorporation authorizes the Board of Directors to designate and issue preferred stock, in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion, and redemption rights, and sinking fund provisions.

      We are authorized to issue a total of 25,000,000 shares of Preferred Stock, par value $0.01 per share. We have no present plans for the issuance of any preferred stock. However, the issuance of any preferred stock could have a material adverse effect on the rights of holders of our common stock, and, therefore, could reduce the value of shares of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict NeoMedia's ability to merge with, or sell our assets to, a third party. The ability of the Board of Directors to issue preferred stock could have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in our control thereby preserving control by the current stockholders.

                         RISKS RELATING TO OUR INDUSTRY

THE SECURITY OF THE INTERNET POSES RISKS TO THE SUCCESS OF OUR ENTIRE BUSINESS

      Concerns over the security of the Internet and other electronic transactions and the privacy of consumers and merchants may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions, which may have a material adverse effect on our physical world-to-Internet business.

WE WILL ONLY BE ABLE TO EXECUTE OUR PHYSICAL WORLD-TO-INTERNET BUSINESS PLAN IF INTERNET USAGE AND ELECTRONIC COMMERCE CONTINUE TO GROW

      Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of information and commerce. If use of the Internet and other online services does not continue to grow or grows more slowly than we expect, if the infrastructure for the Internet and other online services does not effectively support the growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, our physical world-to-Internet business, and therefore our business, prospects, financial condition, and results of operations, could be materially adversely affected. Rapid growth in the use of, and interest in, the Internet, the Web, and online services is a recent phenomenon, and may not continue on a lasting basis. In addition, customers may not adopt, and continue to use, the Internet and other online services as a medium of information retrieval or commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and few services and products have generated profits. For us to be successful, consumers and businesses must be willing to accept and use novel and cost efficient ways of conducting business and exchanging information.

      In addition, the public in general may not accept the Internet and other online services as a viable commercial or information marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online networks continue to experience significant growth in the number of users, their frequency of use, or in their bandwidth requirements, the infrastructure for the Internet and online networks may be unable to support the demands placed upon them. In addition, the Internet or other online networks could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Significant issues concerning the commercial and informational use of the Internet and online networks technologies, including security, reliability, cost, ease of use, and quality of service, remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies. Changes in, or insufficient availability of, telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online networks generally and our physical world-to-Internet product and networks in particular.

WE MAY NOT BE ABLE TO ADAPT AS THE INTERNET, PHYSICAL WORLD-TO-INTERNET, EQUIPMENT RESALES AND SYSTEMS INTEGRATIONS MARKETS, AND CUSTOMER DEMANDS CONTINUE TO EVOLVE

      We may not be able to adapt as the Internet, physical world-to-Internet, equipment resales and systems integration markets, and consumer demands continue to evolve. Our failure to respond in a timely manner to changing market conditions or client requirements would have a material adverse effect on our business, prospects, financial condition, and results of operations. The Internet, physical world-to-Internet, equipment resales, and systems integration markets are characterized by:

      o     rapid technological change;

      o     changes in user and customer requirements and preferences;

      o     frequent  new  product  and  service  introductions   embodying  new
            technologies; and

      o     the emergence of new industry  standards  and  practices  that could
            render   proprietary    technology   and   hardware   and   software
            infrastructure obsolete.

      Our success will depend, in part, on our ability to:

      o enhance and improve the responsiveness and functionality of our products and services;

      o license or develop technologies useful in our business on a timely basis;

      o     enhance  our  existing  services,   and  develop  new  services  and
            technologies that address the increasingly sophisticated and varied needs of our prospective or current customers; and

      o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.


OUR COMPETITORS IN THE MICRO PAINT REPAIR INDUSTRY COULD DUPLICATE OUR PROPRIETARY PROCESSES

      Our success in the micro paint repair industry depends upon proprietary chemical products and processes. There is no guarantee that our competitors will not duplicate our proprietary processes.



WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN MARKETS WHERE OUR COMPETITORS HAVE MORE RESOURCES

      While the market for physical world-to-Internet technology is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by us. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on our business, prospects, financial condition, and results of operations.

      In addition, the equipment resales and systems integration markets are increasingly competitive. We compete in these industries on the basis of a number of factors, including the attractiveness of the services offered, the breadth and quality of these services, creative design and systems engineering expertise, pricing, technological innovation, and understanding clients' needs. A number of these factors are beyond our control. Existing or future competitors may develop or offer products or services that provide significant technological, creative, performance, price, or other advantages over the products and services offered by NeoMedia.

      Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than NeoMedia. Based on total assets and annual revenues, we are significantly smaller than our two largest competitors in the physical world-to-Internet industry, the primary focus of our business. Similarly, we compete against significantly larger and better-financed companies in our systems integration and equipment resale businesses, including the manufacturers of the equipment and technologies that we integrate and resell. If we compete with our primary competitors for the same geographical or institutional markets, their financial strength could prevent us from capturing those markets. We may not successfully compete in any market in which we conduct or may conduct operations. In addition, based on the increasing consolidation, price competition and participation of equipment manufacturers in the systems integration and equipment resales markets, we believe that we may no longer be able to compete effectively in these markets in the future. It is for this reason, that we have increasingly focused our business plan on competing in the emerging market for physical world-to-Internet products.

      Many of our competitors in our Micro Paint Repair business have access to more financial resources as well. We may not be able to penetrate markets or market our products as effectively as our better-funded competitors.

IN THE FUTURE THERE COULD BE GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES WHICH COULD HARM OUR BUSINESS

      We are not currently subject to direct regulation by any government agency other than laws or regulations applicable generally to electronic commerce. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on our business, prospects, financial condition, and results of operations. Due to the increasing popularity and use of the Internet and other online services, federal, state, and local governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet or other online services covering issues such as taxation, user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. The growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws to impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition, and results of operations. Moreover, the relevant governmental authorities have not resolved the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership and personal privacy and it may take time to resolve these issues definitively.

      Certain of our proprietary technology allows for the storage of demographic data from our users. In 2000, the European Union adopted a directive addressing data privacy that may limit the collection and use of certain information regarding Internet users. This directive may limit our ability to collect and use information collected by our technology in certain European countries. In addition, the Federal Trade Commission and several state governments have investigated the use by certain Internet companies of personal information. We could incur significant additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

      Certain of our micro paint solutions could be subject to environmental regulations.

                        RISKS SPECIFIC TO THIS OFFERING

      As of March 8, 2004, we had 283,586,629 shares of common stock outstanding, and options and warrants to purchase up to an aggregate 114,538,149 shares of common stock. Up to an additional 188,934,629 previously-registered shares of common stock may be issued under our Standby Equity Distribution Agreement with Cornell Capital Partners.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 51,253,199 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE MARKET PRICE OF OUR SECURITIES MAY BE VOLATILE

      Our common stock has traded as low as $0.01 and as high as $0.55 between January 1, 2002 and March 8, 2004. From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.

YOU MAY SUFFER SIGNIFICANT ADDITIONAL DILUTION IF OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED

      As of March 8, 2004, we had outstanding stock options to purchase 54,193,149 shares of common stock and warrants to purchase 60,345,000 shares of common stock, some of which have exercise prices at or below the price of our common shares on the public market. To the extent such options or warrants are exercised, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

FUTURE SALES OF COMMON STOCK BY OUR STOCKHOLDERS COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market as a result of this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. If we sold to Cornell Capital Partners all 200,000,000 shares previously registered under the Standby Equity Distribution Agreement, and if all options and warrants were exercised, we would have up to 587,059,407 shares outstanding.

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. All 283,586,629 shares of common stock outstanding as of March 8, 2004, are, or upon effectiveness of this registration statement will be, freely tradable without restriction, unless held by our "affiliates."

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with NeoMedia, except as follows:

      o Stone Street Asset Management is the holder of 40 million warrants that were originally issued to Cornell Capital Partners LP in January 2004, and were assigned by Cornell Capital Partners to Stone Street Asset Management during March 2004. Mark Angelo, the managing member of Stone Street Asset Management, is the natural person who exercises voting and/or dispositive powers over the shares held by Stone Street Asset Management.

      o On February 6, 2004, we purchased CSI International, Inc. for $2.5 million cash and 7 million shares of common stock. Stanton Hill is the founder and former CEO of CSI International, Inc. Linda Hill is Stanton Hill's wife. Shares being registered hereunder in the name of Stanton and Linda Hill were acquired from NeoMedia as part of the purchase price paid by us for CSI. Stanton Hill is currently the Director of Operations of NeoMedia's Micro Paint Repair business unit.

      o Shares being registered hereunder in the name of 3980716 Manitoba Ltd. were acquired from NeoMedia as part of the purchase price paid by us for CSI. Blair McInnes, the managing member 3980716 Manitoba Ltd., is the natural person who exercises voting and/or dispositive powers over the shares held by 3980716 Manitoba Ltd. Blair McInnes is also currently an outside sales consultant to NeoMedia, and is operating under a three-year consulting agreement.

      o Thornhill Capital LLC provides financial consulting services for us. Stock being registered hereunder c/o Martha Refkin was granted as compensation for services rendered.

      o David Kaminer performs contracted public relations and investor relations services for us. Stock being registered hereunder in the name of David Kaminer was granted as payment of past due liabilities.

The table follows:

                                           ----------------------------------------------------------------------------------------
                                                                         PERCENTAGE OF
                                           ========================================================================================
                                                                           OUSTANDING
                                           ========================================================================================
                                                                             SHARES                               PERCENTAGE OF
                                           ========================================================================================
                                                 SHARES                   BENEFICIALLY                               SHARES
                                           ========================================================================================
                                              BENEFICIALLY                   OWNED            SHARES TO BE        BENEFICIALLY
                                           ========================================================================================
                                              OWNED BEFORE                   BEFORE            SOLD IN THE         OWNED AFTER
                                           ========================================================================================
                    SELLING STOCKHOLDERS        OFFERING                  OFFERING (1)          OFFERING          OFFERING (1)
                    --------------------        --------         -        ------------          --------          ------------

Stone Street Asset Management, LLC                  31,159,907  (2)           9.9%              40,000,000             ---

Stanton and Linda Hill                               4,300,000  (3)           1.5%               3,300,000           0.35%

3980716 Manitoba Ltd.                                4,200,000  (4)           1.5%               3,700,000           0.18%

David Kaminer                                          253,199  (5)            *                   253,199             ---

Thornhill Capital LLC                               14,000,000  (6)           4.7%               4,000,000           3.41%


  TOTAL                                             53,913,106               19.0%              51,253,199           3.90%
                                           ========================================================================================

---------------------------

      * Indicates less than 1%.

      (1) Applicable percentage of ownership is based on 283,586,629 shares of common stock outstanding as of March 8, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of March 8, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 8, 2004, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of NeoMedia.

      (2) Ownership before the offering consists of 31,159,907 warrants to purchase shares of our common stock at an exercise price of $0.05 per share. Stone Street Asset Management holds a warrant to purchase up to 40,000,000 shares of NeoMedia common stock. However, the warrant contains a provision that Stone Street Asset Management may not own more than 9.9% of the outstanding shares of NeoMedia. Beneficial ownership is therefore limited to 9.9% of NeoMedia's outstanding shares. The address of the referenced shareholder is 101 Hudson Street, Suite 3606, Jersey City, NJ, 07302.

      (3) Ownership before the offering consists of: 3,300,000 shares granted in connection with our acquisition of CSI International, Inc. on February 6, 2004; and 1,000,000 options to purchase shares of our common stock at an exercise price of $0.10 per share. The address of the referenced shareholder is 78 Kinkora Drive,Winnipeg, Manitoba, Canada, R3R-2L6.


      (4) Ownership before the offering consists of: 3,700,000 shares granted in connection with our acquisition of CSI International, Inc. on February 6, 2004; and 500,000 options to purchase shares of our common stock at an exercise price of $0.10 per share. The address of the referenced shareholder is #1-343 Forge Rd. SE, Calgary, Alberta, Canada, T2H-0S9.


      (5) Ownership before the offering consists of 103,199 shares of common stock and 150,000 warrants to purchase shares of common stock at an exercise price of $0.102 per share. The address of the referenced shareholder is 108 Ralph Avenue, White Plains, NY, 10606.


      (6) Ownership before the offering consists of 14,000,000 warrants to purchase shares of common stock. The address of the referenced holder(s) is c/o Martha Refkin, 3709 Fielding Drive, Springfield, IL, 62707.

                                USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will receive the exercise price of 44,150,000 warrants being registered hereunder.

      For illustrative purposes, we have set forth below our intended use of proceeds for the net proceeds to be received upon exercise of warrants being registered hereunder. The table assumes estimated offering expenses of $50,000.

    Stone Street Asset Management - 40,000,000 warrants with exercise price of $0.05      $2,000,000
    Thornhill Capital - 4,000,000  warrants with exercise price of $0.11                     440,000
    David Kaminer - 150,000 warrants with exercise price of $0.102                            15,300
      GROSS PROCEEDS                                                                      $2,455,300
         Less offering expenses                                                              (50,000)
                                                                                            --------
            NET PROCEEDS                                                                   2,405,300

    USE OF PROCEEDS:
    General Working Capital                                                               $2,405,300


      Any proceeds received upon exercise of outstanding stock options will be used for general working capital purposes.

                                    DILUTION

      The net tangible book value of our company as of December 31, 2003 was $(5,736,000) or $(0.0235) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of NeoMedia (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Our net tangible book value will be impacted by the common stock to be issued upon the exercise of 44,150,000 warrants being registered hereunder.

      If we assume the exercise of all 44,150,000 warrants being registered hereunder at their respective exercise prices, less offering expenses of $50,000, our net tangible book value as of December 31, 2003 would have been ($3,330,700) or ($0.0116) per share. The exercise of these warrants would represent an immediate increase in net tangible book value to existing stockholders of $0.0119 per share and an immediate dilution to new stockholders of $0.0672 per share. The following table illustrates the per share dilution:

    Weighted average exercise price per share                           $0.0556
    Net tangible book value per share before this offering  ($0.0235)
    Increase attributable to new investors                   $0.0119
                                                            --------
    Net tangible book value per share after this offering              ($0.0116)
                                                                       --------
    Dilution per share to new stockholders                              $0.0672
                                                                       --------

                                DIVIDEND POLICY

      We have not declared or paid any dividends on our common stock during the years ended December 31, 2003, 2002, or 2001. Following this offering, our dividend practices with respect to our common stock will be determined and may be changed from time to time by our Board of Directors. We will base any issuance of dividends upon contractual ability, earnings, financial condition, capital requirements and other factors considered important by our Board of Directors. Delaware law and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.

                                 CAPITALIZATION

      The following table sets forth as of December 31, 2003, NeoMedia's actual capitalization and pro forma capitalization after giving effect to the issuance of 44,150,000 shares of common stock upon exercise of warrants being registered hereunder. This table assumes the 40,000,000 warrants held by Stone Street Asset Management are exercised at an exercise price of $0.05 per share, the 4,000,000 warrants held by Thornhill Capital are exercised at an exercise price of $0.11 per share, and the 150,000 warrants held by David Kaminer are exercised at $0.102 per share. The table assumes total estimated offering expenses of $50,000. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                                DECEMBER 31, 2003
                                                                           ACTUAL            PROFORMA
                                                                           ------            --------
      Long-term debt, net of current portion                                     ---                ---
      Stockholders' equity:
          Preferred stock, $0.01 par value, 25,000,000 authorized, no
      issued and outstanding shares(2)                                           ---                ---
          Common stock, $0.01 par value, 1,000,000,000 authorized,
      247,041,675 shares issued and 243,991,257 outstanding (1)(2)         2,439,913          2,881,413
      Treasury stock, at cost, 201,230 shares of common stock               (779,000)          (779,000)
      Additional paid-in capital:
          Preferred stock                                                         --                 --
          Common stock                                                    71,565,000         73,528,800
      Deferred stock-based compensation                                     (282,000)          (282,000)
      Accumulated deficit                                                (76,147,000)       (76,147,000)
                                                                        --------------     --------------
      Total stockholders' deficit                                        ($3,203,087)         ($797,787)
                                                                        --------------     --------------
          Total capitalization                                           ($3,203,087)         ($797,787)
                                                                        ==============     ==============

---------------------

(1) This table excludes outstanding options and warrants, aside from warrants held by Stone Street Asset Management, Thornhill Capital, and David Kaminer, which if exercised into shares of common stock would result in NeoMedia issuing 54,193,149 and 16,195,000, respectively, additional shares of common stock.

(2) Assuming the issuance of 44,150,000 shares of common stock, the Company's proforma number of shares issued and outstanding would be 291,191,675 issued and 288,141,257, respectively.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $50,000. The offering expenses consist of: a SEC registration fee of $688, printing expenses of $2,500, accounting fees of $15,000, legal fees of $25,000 and miscellaneous expenses of $6,812. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive the exercise price of $0.05 upon exercise of 40,000,000 warrants being registered in the name of Stone Street Asset Management, the exercise price of $0.11 upon exercise of 4,000,000 warrants being registered in the name of Thornhill Capital, and the exercise price of $0.102 upon exercise of 150,000 warrants being registered in the name of David Kaminer.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of NeoMedia and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

OVERVIEW

      Over the past several years, our focus has been aimed toward the intellectual property commercialization unit of our Internet Switching Systems (NISS, formerly NAS) business. NISS consists of the patented PaperClickTM technology that enables users to link directly from the physical to the digital world, as well as the patents surrounding certain physical-world-to-web linking processes. Our mission is to invent, develop, and commercialize technologies and products that effectively leverage the integration of the physical and electronic to provide clear functional value for our end-users, competitive advantage for their business partners and return-on-investment for their investors. To this end, we have signed four intellectual property licenses since our inception, and also recently acquired additional patents as part of our acquisition of Secure Source Technologies, Inc. On September 8, 2003, we announced our PaperClick for Camera Cell PhonesTM product, which reads and decodes UPC/EAN or other bar codes to link users to the Internet, providing information and enabling e-commerce on a compatible camera cell phone, such as the Nokia 3650 model. On October 30, 2003, we unveiled our go-to-market strategy for the product. During 2003, we signed contracts with several key partners outlined in the strategy, including agents Big Gig Strategies and SRP Consulting, and European advertising agency 12Snap. We have also entered into letters of intent with global brand communication company Seven Worldwide, and markting organizations iCoupon and Digital Rum.

LOCH ENERGY, INC.

      During the first quarter of 2003, we announced that we had reached an agreement in principle to acquire and merge with Loch Energy, Inc., an oil and gas provider based in Humble, Texas. On October 1, 2003, we discovered that the royalty interest from future sales of oil owned by Loch were oversold, which would likely result in materially lower projected available cashflow from Loch's operations. This projected available cashflow was the fundamental basis for the acquisition. On October 2, 2003, Our Board of Directors voted to terminate the acquisition and merger proceedings.

SEC INQUIRY

      We recently received requests from the SEC's Southeast Regional Office for certain documents including those concerning negotiations and arrangements with certain strategic partners and consultants, patents, recent issuances of securities, investor relations, and the stock ownership by our officers and directors. NeoMedia responded promptly and fully and will cooperate with any further requests. The SEC's letter states that the staff's inquiry is informal and should not be construed as an indication of any violation of law or as a reflection on any person, entity, or security.

ACQUISITIONS

      CSI INTERNATIONAL, INC. On February 6, 2004, we acquired CSI International, Inc., of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. We paid 7,000,000 shares of our common stock, plus $2.5 million cash in exchange for all outstanding shares of CSI. We have centralized the administrative functions in our Ft. Myers, Florida headquarters, and maintain the sales and operations office in Calgary, Alberta, Canada.

      BSD SOFTWARE, INC. On December 9, 2003, we signed a non-binding letter of intent to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada. The LOI outlined terms, including an exchange of one share of our common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is dependent on due diligence by both companies, approval by our Board of Directors, BSD Software's Board of Directors and shareholders, and any required regulatory approvals. Triton, formed in 1998 and acquired by BSD in 2002, is an Internet Protocol-enabled provider of live and automated operator calling services,
e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers.

      Our operating results have been subject to variation and will continue to be subject to variation, depending upon factors, such as the mix of business among services and products, the cost of material, labor and technology, particularly in connection with the delivery of business services, the costs associated with initiating new contracts, the economic condition of our target markets, and the cost of acquiring and integrating new businesses.


RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

      Net sales. Total net sales for the year ended December 31, 2003 were $2,400,000, which represented a $6,999,000, or 74%, decrease from $9,399,000 for the year ended December 31, 2002. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. We intend to continue to pursue additional resales of equipment, software and services. We expect resales to more closely resemble the results for the year ended December 31, 2003, rather than the year ended December 31, 2002. With the acquisition of CSI, the Company expects sales in 2004 from this new segment of business to be substantially higher than in 2003.

      License fees. License fees were $414,000 for the year ended December 31, 2003, compared with $446,000 for the year ended December 31, 2002, a decrease of $32,000, or 7%. The decrease was due to slightly lower sales of internally developed software licenses in 2003. We will continue to attempt to increase sales of these high-margin products, and expects license fees to remain materially constant over the next 12 months.

      Resales of software and technology equipment and service fees. Resales of software and technology equipment and service fees decreased by $6,967,000, or 78%, to $1,986,000 for the year ended December 31, 2003, as compared to $8,953,000 for the year ended December 31, 2002. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. We intend to continue to pursue additional resales of equipment, software and services. We expect resales to more closely resemble the results for the year ended December 31, 2003, rather than the year ended December 31, 2002.

      Cost of Sales. Cost of license fees was $300,000 for the year ended December 31, 2003, a decrease of $541,000, or 64%, compared with $841,000 for the year ended December 31, 2002. The decrease resulted from reduced amortization expense in 2003 of capitalized development costs relating to the PaperClick, MLM/Affinity, and Qode products that were written off during 2002. Cost of resales was $1,829,000 for the year ended December 31, 2003, a decrease of $5,594,000, or 75%, compared with $7,423,000 for the year ended December 31, 2002. The decrease resulted from decreased resales in 2003 compared with 2002. Cost of resales as a percentage of related resales was 92% in 2003, compared to 83% in 2002. This increase is due to an increased sales mix of lower-margin equipment products sold in 2003 compared to 2002, combined with the general erosion of margins in the resale sector. We expect costs of resales to fluctuate with the sales of our equipment, software, and services over the next 12 months. With the acquisition of CSI, the Company expects cost of sales in 2004 from this new segment of business to be substantially higher than in 2003.

      Gross Profit. Gross profit was $271,000 for the year ended December 31, 2003, a decrease of $864,000, or 76%, compared with gross profit of $1,135,000 for the year ended December 31, 2002. This decrease was primarily the result of lower resales of, and lower margin on, computer equipment, software, and services in 2003 relative to 2002.

      Sales and marketing. Sales and marketing expenses were $523,000 for the year ended December 31, 2003, compared to $1,009,000 for the year ended December 31, 2002, a decrease of $486,000 or 48%. This decrease resulted primarily from reduced sales commissions earned on lower sales in 2003 as compared with 2002, as well as a smaller sales force during 2003. We expect sales and marketing expense to increase over the next 12 months with the acquisition of CSI International and the potential acquisition of BSD Software, as well as with the continued development and potential rollout of our PaperClick product suite.

      General and administrative. General and administrative expenses increased by $202,000, or 5%, to $4,270,000 for the year ended December 31, 2003, compared to $4,068,000 for the year ended December 31, 2002. The increase resulted primarily from non-cash expenses relating to our option repricing program, expense for stock options issued with exercise prices below market price, and stock-based professional service expense. We expect general and administrative expense to increase over the next 12 months with the acquisition of CSI International and the potential acquisition of BSD Software.

      Research and development. During the year ended December 31, 2003, we charged to expense $332,000 of research and development costs, a decrease of $443,000 or 57% compared to $775,000 charged to expense for the year ended December 31, 2002. The decrease is primarily due to a continued reduction in research and development overhead since first quarter 2002. We expect research and development costs to increase slightly over the next 12 months with the continued development and potential rollout of our PaperClick product suite.

      Loss on Impairment of Assets. During the year ended December 31, 2002, we recognized a loss on impairment of assets of $1,003,000 for the write-off capitalized development costs relating to our PaperClick physical-world-to-internet software. We did not take an impairment charge during the year ended December 31, 2003.

      Loss on extinguishment of debt. During the year ended December 31, 2003, we recognized a loss on extinguishments of debt of $152,000, resulting primarily from the payment of debt through the issuance of shares of common stock.

      Interest expense. Interest expense consists primarily of interest accrued for creditors as part of financed purchases, past due balances, notes payable and interest earned on cash equivalent investments. Interest expense increased by $198,000, or 111%, to $376,000 for the year ended December 31, 2003 from $178,000 for the year ended December 31, 2002, due to interest expense incurred during 2003 associated with notes payable, lawsuits, and past due trade accounts payable.

      Loss on disposal of discontinued operations. During the year ended December 31, 2002, we recognized a loss on disposal of discontinued business unit of $1,523,000 to write off the remaining Qode-related assets. No disposal loss was recognized during the year ended December 31, 2003.

      Net Loss. The net loss for the year ended December 31, 2003 was $5,382,000, which represented a $2,039,000, or 27% decrease from a $7,421,000 loss for the year ended December 31, 2002. The decrease resulted primarily from an impairment charge of $1,003,000 relating to our PaperClick assets and a loss on disposal of our Qode business unit of $1,523,000 in 2002. The decrease was offset by higher non-cash expenses in 2003 relating to our option repricing program, expense for stock options issued with exercise prices below market price, and stock-based professional service expense, as well as lower sales and gross profit in 2003 compared to 2002.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 2003, our cash balance was $61,000 compared to $70,000 at December 31, 2002, and $134,000 at December 31, 2001.

      Net cash used in operating activities was approximately $2,979,000 for the year ended December 31, 2003, compared with $535,000 for the year ended December 31, 2002. During the year ended December 31, 2003, trade accounts receivable decreased $212,000, while accounts payable, amounts due under financing arrangements, accrued expenses, and deferred revenue decreased $749,000. During the year ended December 31, 2002, trade accounts receivable decreased $2,299,000, while accounts payable, amounts due under financing arrangements, accrued expenses, and deferred revenue decreased $442,000. Our net cash flow used in investing activities for the years ended December 31, 2003 and 2002, was $281,000 and $21,000, respectively. Net cash provided by financing activities for the years ended December 31, 2003 and 2002 was $3,251,000 and $492,000, respectively.

      During the years ended December 31, 2003 and 2002, our net loss totaled $5,382,000 and $7,421,000, respectively. As of December 31, 2003, we had accumulated losses from operations of $76,147,000, had a working capital deficit of $6,526,000, and shareholders' deficit of $3,203,000.

      The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. Accordingly, the consolidated financial statements do not include any adjustments that might result from our inability to continue as a going concern. We may obtain up to $20 million over the next two years through our Standby Equity Distribution Agreement with Cornell Capital Partners. As of March 8, 2004, we had obtained approximately $3.6 million under our previous $10 million Equity Line of Credit Agreement with Cornell Capital Partners, and an additional $4.0 million promissory note, which we expect to repay from the proceeds of sales of our common stock under the $20 million Standby Equity Distribution Agreement with Cornell Capital Partners. We also issued 40 million warrants with an exercise price of $0.05 per share to Cornell in connection with the financing. During March 2004, Cornell assigned the warrants to Stone Street Asset Management. We are entitled to receive an additional $1.0 million from Cornell Capital Partners in the form of a promissory note within 15 days of filing a registration statement to register the warrants. Once the warrants are registered, and if the average closing bid price of our common stock for any five day period exceeds $0.10, we can force Stone Street Asset Management to exercise the warrants, resulting in an additional $2.0 million cash to us. With this funding, management believes that it has sufficient funding to sustain operations through December 31, 2004, however, there can be no assurances that the market for our stock will support the sale of sufficient shares of our common stock to raise sufficient capital to sustain operations for such a period, or that actual revenue will meet management's expectations. If necessary funds are not available, our business and operations would be materially adversely affected and in such event, we would attempt to reduce costs and adjust our business plan.

      Management believes it will need to have access to additional capital from the Standby Equity Distribution Agreement or other financing sources, or we will need to generate additional cash from our current operations to sustain operations in 2004. The failure of management to accomplish these initiatives will adversely affect our business, financial conditions, and results of operations and our ability to continue as a going concern.

      Based on current cash balances and operating budgets, we believe we only have sufficient financing to last until December 31, 2004. If our financial resources are insufficient, we may be forced to seek protection from our creditors under the United States Bankruptcy Code or analogous state statutes unless we are able to engage in a merger or other corporate finance transaction with a better capitalized entity. We cannot predict whether additional financing will be available, its form, whether equity or debt, or be in another form, or if it will be successful in identifying entities with which it may consummate a merger or other corporate finance transactions.

CONTRACTUAL OBLIGATIONS

The following table presents our contractual obligations as of December 31, 2003 over the next five years and thereafter:

                               Payments by Period
                                 (in thousands)
    --------------------------------------------------------------------------
                                                LESS
                                                THAN
                                                   1     1-3     4-5   AFTER 5
                                      AMOUNT    YEAR   YEARS   YEARS    YEARS
    Legal Settlements                   $249    $249    $---    $---     $---
    Vendor Settlements & Agreements      841     760      81     ---      ---
    Operating Leases                      30      30     ---     ---      ---
    Short Term Debt                      732     732     ---     ---      ---
                                     ----------------------------------------
      Total Contractual Cash
        Obligations                   $1,852  $1,771    $81     $---     $---
                                     ========================================


INTANGIBLE ASSETS

      At the end of each quarter, or upon occurrence of material events relating to a specific intangible item, we perform impairment tests on each of our intangible assets, which include goodwill, capitalized patent costs, and capitalized and purchased software costs. In doing so, we evaluate the carrying value of each intangible asset with respect to several factors, including historical revenue generated from each intangible asset, application of the assets in our current business plan, and projected revenue to be derived from the asset. Intangible asset balances are then adjusted to their current net realizable value based on these criteria if impaired. No impairment charges were taken during the year ended December 31, 2003. During the year ended December 31, 2002, we recognized an impairment charge of $1.0 million relating to our PaperClick software product.

FINANCING AGREEMENTS

      As of December 31, 2003 and 2002, we were party to a commercial financing agreement with GE Access that provides short-term financing for certain computer hardware and software purchases. This arrangement allows us to re-sell high-dollar technology equipment and software without committing cash resources to financing the purchase. We and GE Access are currently operating under an additional arrangement under which GE Access retains 50% of our proceeds from sales financed by GE Access, and applies the portion of proceeds toward past due balances. This arrangement reduces by half our cash flow from resales of equipment and software financed by GE Access, until the balance owed to GE Access is paid in full. During October 2003, we and GE entered into an additional agreement under which we also makes regular payment against our past due balances. Termination of this financing relationship with GE Access could materially adversely affect our financial condition. Management expects the agreement to remain in place in the near future. As of December 31, 2003, the amount payable under this financing arrangement was approximately $196,000.

NOTES PAYABLE TO CORNELL CAPITAL PARTNERS

      On September 11, 2003, we received funding in the form of a promissory note from Cornell Capital Partners in the gross amount of $500,000 before discounts and fees. As of December 31, 2003, we had not made any payment against the principal of this note. Accordingly, we have recorded the balance of $500,000 in "Notes Payable" on our condensed consolidated balance sheet as of December 31, 2003. The original maturity date of this note was October 26, 2003. As of March 8, 2004, we had reduced the balance to approximately $187,000.

      On January 20, 2004, we received funding in the form of a promissory note from Cornell Capital Partners in the gross amount of $4,000,000 before discounts and fees. Of the $4,000,000 funding, $2,500,000 was used to fund the acquisition of CSI International, Inc. during February 2004. As of March 8, 2004, we had reduced the balance payable to $2,880,000. All assets of the Company are pledged as collateral for the note, which matures on June 18, 2004. The note has a 60-day cure period after maturity during which the Company can cure any defaults without penalty. The note accrues interest at a rate of 24% upon default only.


GOING CONCERN

      The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through December 31, 2003, we have not been able to generate sufficient revenues from our operations to cover our costs and operating expenses. Although we have been able to issue our common stock or other financing for a significant portion of our expenses, it is not known whether we will be able to continue this practice, or if revenue will increase significantly to be able to meet cash operating expenses. This, in turn, raises substantial doubt about our ability to continue as a going concern. Management believes that we will be able to raise additional funds through its $20 million Standby Equity Distribution Agreement with Cornell. However, there can be no assurances that the market for our stock will support the sale of sufficient shares of stock to raise enough capital to sustain operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

      Based on current cash balances and operating budgets, we believe we only have sufficient financing to last until December 31, 2004. If our financial resources are insufficient, we may be forced to seek protection from our creditors under the United States Bankruptcy Code or analogous state statutes unless we are able to engage in a merger or other corporate finance transaction with a better capitalized entity. We cannot predict whether additional financing will be available, its form, whether equity or debt, or be in another form, or if we will be successful in identifying entities with which we may consummate a merger or other corporate finance transactions.

CRITICAL ACCOUNTING POLICIES

      The U.S. Securities and Exchange Commission ("SEC") issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include:

inventory valuation, which affects cost of sales and gross margin; and the valuation of intangibles, which affects amortization and write-offs of goodwill and other intangibles. We also have other key accounting policies, such as policies for revenue recognition, including the deferral of a portion of revenues on sales to distributors, and allowance for bad debt. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements..

      Intangible Asset Valuation. The determination of the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions. Determining the fair values and useful lives of intangible assets especially requires the exercise of judgment. While there are a number of different generally accepted valuation methods to estimate the value of intangible assets acquired, we primarily use the weighted-average probability method outlined in SFAS 144. This method requires significant management judgment to forecast the future operating results used in the analysis. In addition, other significant estimates are required such as residual growth rates and discount factors. The estimates we have used are consistent with the plans and estimates that we use to manage our business, based on available historical information and industry averages. The judgments made in determining the estimated useful lives assigned to each class of assets acquired can also significantly affect our net operating results.

      Allowance for Bad Debt. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and impact our reported results.

      Stock-based Compensation. We record stock-based compensation to outside consultants at fair market value in general and administrative expense. We do not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. We report pro-forma net loss and loss per share in accordance with the requirements of SFAS 123 and 148. This disclosure shows net loss and loss per share as if we had accounted for its employee stock options under the fair value method of those statements. Pro-forma information is calculated using the Black-Scholes pricing method at the date of grant. This option valuation model requires input of highly subjective assumptions. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

      Estimate of Litigation-based Liability. We are defendant in certain litigation in the ordinary course of business (see "Legal Proceedings"). We accrue liabilities relating to these lawsuits on a case-by-case basis. We generally accrue attorney fees and interest in addition to the liability being sought. Liabilities are adjusted on a regular basis as new information becomes available. We consult with its attorneys to determine the viability of an expected outcome. The actual amount paid to settle a case could differ materially from the amount accrued.

      Revenue Recognition. We derive revenues from two primary sources: (1) license revenues and (2) resale of software and technology equipment and service fee revenues.

      License fees, including Intellectual Property license, represent revenue from the licensing of our proprietary software tools and applications products. We license our development tools and application products pursuant to non-exclusive and non-transferable license agreements. Resales of software and technology equipment represent revenue from the resale of purchased third party hardware and software products and from consulting, education, maintenance and post contract customer support services.

      The basis for license fee revenue recognition is substantially governed by American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"), as amended. License revenue is recognized if persuasive evidence of an agreement exists, delivery has occurred, pricing is fixed and determinable, and collectibility is probable.

      Revenue for resale of software and technology equipment and service fee is recognized based on guidance provided in Securities and Exchange Commission
(SEC) Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," as amended (SAB 101). Software and technology equipment resale revenue is recognized when all of the components necessary to run software or hardware have been shipped. Service revenues include maintenance fees for providing system updates for software products, user documentation and technical support and are recognized over the life of the contract. Software license revenue from long-term contracts has been recognized on a percentage of completion basis, along with the associated services being provided. Other service revenues, including training and consulting, are recognized as the services are performed. We use stand-alone pricing to determine an element's vendor specific objective evidence (VSOE) in order to allocate an arrangement fee amongst various pieces of a multi-element contract. We record an allowance for uncollectible accounts on a customer-by-customer basis as appropriate.

DISPOSAL OF QODE BUSINESS UNIT

      On August 31, 2001, we signed a non-binding letter of intent to sell the assets and liabilities of our Ft. Lauderdale-based Qode business unit, which we acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. During the third and fourth quarters of 2001 and the first quarter of 2002, we recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to net realizable value.

      The loss for discontinued operations during the phase-out period from August 31, 2001 (measurement date) to September 30, 2001 was $439,000. No further loss is anticipated.

      During June 2002, the Finx Group notified us that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the year ended December 31, 2002, we recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of December 31, 2003, we had approximately $657,000 of liabilities relating to the Qode system on our books.

IMPAIRMENT OF PAPERCLICK ASSET

      During the year ended  December  31, 2002,  we  recognized  an  impairment
charge   of   approximately    $1.0   million   relating   to   our   PaperClick
physical-world-to-internet software solution.

EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

      During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46.

      On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), "Consolidation of Variable Interest Entities," (FIN-46R) primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. We have deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on us; however, management does not believe there will be any material impact to our financial position, results of operations or liquidity resulting from the adoption of this interpretation.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material impact on our financial position, results of operations, or cash flows.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a material impact on our financial position, results of operations, or cash flows.

      In December 2003, the FASB issued Statement of Financial Accounting Standards (FAS) No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits." This standard replaces FAS-132 of the same title which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under: FAS-87, "Employers' Accounting for Pensions"; FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits"; and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003 and for interim periods beginning after December 15, 2003. The adoption of this Statement is not expected to have a material impact on our financial position, results of operations, or cash flows.

                            DESCRIPTION OF BUSINESS

COMPANY HISTORY

      NeoMedia was incorporated under the laws of the State of Delaware on July 29, 1996, to acquire by tax-free merger Dev-Tech Associates, Inc., NeoMedia's predecessor, which was organized in Illinois in December 1989. In March 1996, Dev-Tech's common stock was split, with an aggregate of 2,551,120 shares of common stock being issued in exchange for the 164 then issued and outstanding shares of common stock. On August 5, 1996, NeoMedia acquired all of the shares of Dev-Tech in exchange for the issuance of shares of NeoMedia's common stock to Dev-Tech's stockholders.

      We also have the following wholly-owned subsidiaries: NeoMedia Migration, Inc., incorporated in Delaware; Distribuidora Vallarta, S.A., incorporated in Guatemala; NeoMedia Technologies of Canada, Inc., incorporated in Canada;
NeoMedia Tech, Inc., incorporated in Delaware; NeoMedia EDV GMBH, incorporated in Austria; NeoMedia Technologies Holding Company B.V., incorporated in the Netherlands; NeoMedia Technologies de Mexico S.A. de C.V., incorporated in Mexico; NeoMedia Migration de Mexico S.A. de C.V., incorporated in Mexico; NeoMedia Technologies do Brazil Ltd., incorporated in Brazil, and NeoMedia Technologies UK Limited, incorporated in the United Kingdom. In January 2004, the Company established NeoMedia Micro Paint Repair, Inc. in Nevada.

OUR PRODUCTS AND SERVICES

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      Resolution Server Software. The Resolution Server Software is our server software suite used to map PaperClick Identifiers(TM), and UPC, EAN, ISBN and SKU codes on physical objects (products) to URL addresses on the Internet or to data on other computer networks.

      Client Software. Client Software is installed on personal computers or wireless communication devices (i.e. camera phones, PDA's, etc.) enabling them to read and store identifiers and display the corresponding web content. Identifiers currently recognized by our suite of Client Software include PaperClick codes, UPC/EAN codes, and ISBN codes. We anticipate adding support for additional types of identifiers in the future. For organizations wishing to create "closed systems", we offer customized versions of the Client Software with the licensee's brand identity, rather than the generic PaperClick brand identity.

      PAPERCLICK LINKING SERVICES.

      PaperClick Linking Services(TM) are simple and powerful. Simple, because consumer product companies doing advertising and promotions simply pay for "activation" of UPC, EAN, ISBN and other bar codes on their products and printed materials. When clicked with a PaperClick-enabled device, these identifiers provide easy-to-use and accurate links between products and consumers. Powerful, because instead of sending out broad hit-or-miss TV or magazine campaigns to the masses, consumer product companies may offer focused campaigns tailored to individuals based on their demographics captured when they use the system. We believe that the result is a technique for brand managers, media buyers, and major enterprises to roll out targeted messages directly from packaged products, print ads, editorials, direct mail, or from a variety of labels and printed materials, directly to customers worldwide.

      PaperClick Linking Services include Click Management Services(TM) - ongoing management of the PaperClick Access Infrastructure(TM) through our United States and European partners on behalf of clients. Specifically, our partners will:

      o Handle the hosting, setup and ongoing management of the PaperClick Resolution Server hardware, software, and database.

      o Manage new releases of the software and access to our internally controlled PaperClick Global Routing Server.

      o Assist clients in establishing and maintaining the linkages between codes and web sites.

      o Consult with clients on the proper preparation of web-based material for display on mobile and wireless devices.

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

      With Click Management Services as the single source, from initial rollout through full implementation, links can be dynamically changed, and integrity and reliability of clicks ensured, all without requiring brand managers or other organizations to make large investments in staff, training or infrastructure.

      Seven Worldwide has signed a Letter of Intent to complete a contract with us to offer Click Management Services to consumer products companies. Seven Worldwide is a $424 million company with 60 years of experience bringing brands and associated graphics to markets for clients including several Fortune 500 companies. Upon completion of the contract, we and Seven Worldwide intend to manage authentication and authorization of "clicks" to Internet or other network content and intend to offer separately demographic reporting services and consulting for project implementation and management.

      PaperClick Linking Services fall into two broad categories: Services for existing industry codes, and services for created codes.

      (A) LINKING SERVICES FOR EXISTING INDUSTRY CODES: On a fee-per-link basis, consumer product companies may activate or "PaperClick-enable" the existing industry codes on or in all their existing products or other printed materials. These codes may then be "clicked" or "read" by PaperClick-enabled devices and immediately linked to specific promotions, additional information, in-depth editorials, or even on-line purchase and promotion fulfillment functions on the Internet or other networks. Consumer product companies determine what information they want linked.

            At present, PaperClick supports the enabling of existing UPC, EAN, and ISBN barcodes. We plan to add support for additional types of industry-standard identifiers in the future.

      (B) LINKING SERVICES FOR CREATED CODES: Created codes are appropriate for situations in which clients wish to take advantage of the power of the PaperClick system, but do not have existing codes, such as UPC, EAN or ISBN barcodes, on the products, materials or items that they would like to PaperClick-enable.

            On a fee-per-link basis, consumer product companies can create and activate PaperClick Codes on or in all their products or other printed materials. These codes may then be "clicked" or "read" by a PaperClick-enabled device and immediately linked to specific promotions, additional information, in-depth editorials, or even on-line purchase and promotion fulfillment functions on the Internet or other networks. Consumer product companies determine what information they want linked.

            The fee  includes  all  benefits as offered  through  PaperClick(TM)
            Linking Services for Existing Product Codes through our US and European partners - Click Management Services. In addition, Click Management Services will consult with clients on how to best integrate created codes into their products and/or materials, ensuring that they will be able to be properly read by PaperClick-enabled devices.


      INTELLECTUAL PROPERTY LICENSING.

      We currently hold six U.S. patents relating to the physical world-to-Internet marketplace, and an additional six patents acquired with the purchase of Secure Source Technologies related to document security. Our core physical-world-to-Internet patent portfolio (Patent No. 5,933,829, No. 5,978,773, No. 6,108,656, No. 6,199,048, No. 6,434,561, and No. 6,542,933) is
comprised of "system and method" patents that cover the use of machine-readable data for information retrieval. Among the identifiers that could be classified as machine-readable are PaperClick-enabled(TM) 2D barcodes, 1D barcodes, UPC/EAN barcodes, magnetic stripes, OCR/ICR, RFID, smartcards, numbers, hot words, and voice. We intend to license this intellectual property portfolio to companies endeavoring to tap the potential of this emerging market. To date, we have entered into such agreements with Digital:Convergence, A.T. Cross Company, Symbol Technologies, and Brandkey Systems Corporation. During 2002, we entered into an agreement with Baniak Pine and Gannon, a law firm specializing in

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

patent licensing and litigation, under which the firm will represent us in seeking out potential licensees of our patent portfolio.

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      NCIS is a group of highly skilled application developers thoroughly familiar with systems integration, storage networks, and other associated technologies who contract to develop custom applications for clients.

System integration project management & consulting services are offered through our NCIS business unit. These services fall into two broad categories:

      A. FOR IMPLEMENTATION OF PAPERCLICK(TM)PLATFORM SOFTWARE

      B. FOR DEVELOPMENT AND IMPLEMENTATION OF CUSTOMIZED APPLICATIONS


      (A) SERVICES FOR IMPLEMENTATION OF PAPERCLICK(TM) PLATFORM SOFTWARE The NCIS business unit is comprised of the executive team, technical team, and project managers to establish and deploy a common set of processes and templates, presenting an organized, unified implementation from each project manager. These reusable project management components enable fast, efficient PaperClick project deployment. Key functions of the NCIS business unit are to:

                  o     Create PaperClick Implementation Vision.

                  o Develop methodology including updating and deployment of best practices.

                  o Facilitate team communication through common processes, deliverables, and terminology.

                  o Support a common repository so that prior project management deliverables can be candidates for reuse by similar projects.

                  o Provide clients (and internal management) continual training to build core project management competencies, a common set of experiences, and an understanding of PaperClick technical development.

                  o Track status of PaperClick projects, and provide project visibility to management in a common and consistent manner.

                  Services  complementary to a PaperClick project implementation are also  provided.  They may  consist  of  consulting  or  hardware services that are part of the project, such as additional servers, network configurations etc., or totally separate from the project due to a parallel need. Services may also include continuation and maintenance of completed projects. Post implementation change orders, training, and code alterations are handled through this division of the System Integration Business Unit.


      (B)   SERVICES  FOR   DEVELOPMENT   AND   IMPLEMENTATION   OF   CUSTOMIZED
            APPLICATIONS: Our NCIS business assists clients in developing and implementing their own customized PaperClick applications.


      Storage Area Networks (SAN). SAN is a Storage Management solutions and consultancy offering consisting of tools and services that insure data integrity, efficiency and accessibility, achieved through moving data backup, access and archival functions off of traditional Local Area Networks (LANs) and Wide Area Networks (WANs) that are added on to a highly reliable independent managed network.

      Product Sales and Equipment Re-sales. NCIS markets and sells proprietary software products, including high-density symbology encoders (e.g. PDF417 and UPS Maxicode) and resells client-server hardware and related systems such as Sun Microsystems, IBM and others , as well as related applications software and services.

      NEOMEDIA MICRO PAINT REPAIR

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

      NMPR is our micro paint repair suite of products recently acquired through our purchase of CSI International, Inc. NMPR's system utilizes state-of-the-art proprietary technology to repair cosmetic automobiles damage such as chips, scratches, spots, blemishes, and oxidized paint. While competitive paint repair products utilize a mechanical fix, the NMPR system chemically alters the paint to make the repair invisible to the naked eye, even with the most lustrous metal flake and pearlized auto paints. Repairs can be completed in a fraction of the time of conventional methods, and all of NMPR's products are free of harmful icocyanates.

      The products offered through NMPR include:

      NMPR Paint Systems. NMPR offers a license to use its proprietary NMPR Paint System, along with a training program and ongoing technical support relating to the system.

      NMPR Paint System Products. NMPR supplies the products necessary for a paint system operator to implement an NMPR Paint System. Products include NMPR's proprietary chemicals, auto paint, and application hardware.

      NMPR  Specialty  Products.  NMPR  offers a variety  of  non-paint  related
specialty  products,   including  dent  repair,  interior  cleaning,   corrosion
protection, windshield repair, and warranty programs.

      NMPR Paint Repair Services. NMPR currently operates a paint repair facility in its Calgary office. The facility utilizes the NMPR Paint System to make cosmetic repairs to automobiles.

OUR MARKETS

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      The goal of our Internet Switching Software business segment is to promote mass adoption of our switch and background computer process to link physical world objects to the Internet. Our switching platform is a state-of-the-art open and extensible cross-media publishing tool that applies to customers in a variety of industrial, commercial, and educational applications. This business segment is also responsible for licensing our intellectual property to others as a means of promoting this new market as well as providing a revenue and cash resource. We have been developing our physical world-to-Internet technology and offerings since 1996 and consider ourselves an innovator and pioneer in this industry. In the past several years, we have seen similar technologies and concepts emerge in the marketplace, and see these events as a positive validation of the physical world-to-internet concept.

      We believe the key to the adoption of physical world-to-Internet technologies in the marketplace will be in the development of real world applications that provide the end user a valuable experience. We believe that camera-enabled cellular telephones are a key device in the development of the market. Our product and service offerings differ from those of our competitors in that, unlike their products and services, our products do not require the use of a proprietary or specified device, and we offer our service on a private label basis. Management believes that we are positioned to provide solutions that preserve a customer's brand and also provide tailored solutions to fit the customer needs.


      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      We believe that the technology and equipment resale business is a commodity industry for products undifferentiated by value added proprietary elements and services. Resale operations are also being compressed as equipment manufacturers consolidate their distribution channels.

      Proprietary products, such as our encoders, offer a competitive value-add to our NCIS business. We believe that we have unique offerings, which, to the extent that they meet market needs, should offer the potential for growth in this industry. In addition, our addition of Storage Area Network Solutions allows us to participate in the higher-margin area of the open systems marketplace.

      The NCIS division also sells migration products (tools designed to "migrate" software code from one platform to another platform) primarily to mid-sized to large corporations and government agencies. The products include proprietary

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

products and software tools to migrate Wang, HP3000, Data General, DEC and IBM DOS/VSE platforms (legacy systems) to a Unix or NT open system platform.

      NEOMEDIA MICRO PAINT REPAIR

      We believe that our NMPR paint systems offer a low-cost, environmentally-friendly alternative to traditional cosmetic automobile repair. We believe our system can increase profits, or create a new profit center, for auto body shops, new and used car dealers, and any other business that deals in automobile repair.

RECENT DEVELOPMENTS


      AIRCLIC, INC.

      On July 3, 2001, we entered into a non-binding letter of intent with AirClic, Inc., which contemplated an intellectual property cross-licensing transaction between us and AirClic. Under the terms of the letter of intent, AirClic was to provide us with bridge financing of $2,000,000, which was to be paid to us in installments. On July 11, 2001, AirClic advanced $500,000 in bridge financing to us in return for a promissory note secured by all of our assets. During the negotiation of a definitive set of agreements, the parties decided not to proceed with the cross-licensing transaction. AirClic then initiated two lawsuits against us, one of which was dismissed, the other of which was settled (see "Legal Proceedings").

      On January 23, 2004, we filed a patent infringement lawsuit against AirClic, Scanbuy, Inc., and LScan Technologies, Inc. The suit claims that each of the parties has manufactured, or has manufactured for it, and has used, or actively induced others to use, technology which allows customers to use a built-in UPC bar code scanner to scan individual items and access information. The Complaint states that AirClic, Scanbuy and LScan have had actual and constructive notice of the existence of the patents-in-suite, and, despite such notice, failed to cease and desist their acts of infringement, and continue to engage in acts of infringement of the patents in suit. Our Complaint seeks compensatory damages for infringement by AirClic, Scanbuy and LScan, with those damages to be trebled due to the willful and wanton nature of the infringement. We also seek to preliminarily and permanently enjoin AirClic, Scanbuy and LScan from their infringing activities. On March 30, 2004, Scanbuy filed suit against us in the Southern District of New York, alleging that we used certain of Scanbuy's copyrighted work to develop our camera-enabled barcode-decoding technology. The suit asks for damages and an order enjoining us from using the copyrighted work in question. We are in the process of reviewing the case and preparing our response.

      BRANDKEY SYSTEMS CORP. PATENT LICENSE

      During May 2002, we granted a personal, worldwide, non-exclusive, limited intellectual property licensing agreement to Brandkey Systems Corporation. Brandkey paid us a $50,000 upfront licensing fee at signing, a $25,000 minimum royalty in 2003, and is obligated to pay 2.5% of all royalty-based revenues earned by Brandkey, with minimum royalties of $50,000 in 2004, and $75,000 in 2005 and after.

      LOCH ENERGY, INC.

      On March 7, 2003, we announced that we had reached an agreement in principal to acquire and merge with Loch Energy, Inc., an oil and gas provider based in Humble, Texas.

      On October 1, 2003, we discovered that the royalty interest from future sales of oil owned by Loch were oversold, which would likely result in materially lower projected available cashflow from Loch's operations. This projected available cashflow was the fundamental basis for the acquisition. On October 3, 2003, we cancelled the Memorandum of Terms signed on March 7, 2003, and terminated the acquisition and merger proceedings.

      PAPERCLICK BUSINESS PARTNERSHIPS

      On September 8, 2003, we announced our PaperClick for Camera CellphonesTM, a mobile version of our PaperClickTM software that links physical objects to the Internet. On October 30, 2003, we announced our go-to-market strategy for PaperClick for Camera Cellphones, under which consumer product manufacturers and retailers will register their product codes, such as Universal Product Codes ("UPC") and European Article Numbering ("EAN") codes, with a "click management services" provider, who will activate and route the codes to the proper location on the Internet. Consumers with PaperClick for Camera CellphonesTM and mobile web access can then take a picture of registered barcodes and be immediately linked to an Internet location of the manufacturer's or retailer's choice. To this end, we signed an agreement

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

with 12Snap UK Ltd. in January 2004, under which 12Snap will market and promote the PaperClick for Camera CellphonesTM technology in Europe. We have also signed letters of intent with Seven Worldwide to enter into contracts to provide click management services in Europe, and with iCoupon and Digital Rum to provide marketing and promotion services associated with PaperClick for Camera CellphonesTM. We have engaged Big Gig Strategies and SRP Consulting Group LLC to act as agents to promote and sell the offering in Europe and the US, respectively.

      SECURE SOURCE TECHNOLOGIES, INC.

      On October 8, 2003, we acquired Secure Source Technologies, a provider of security solutions and covert security technology for the manufacturing and financial services industries, in exchange for 3.5 million shares of our common stock. With the purchase of SST, we acquired additional patents that compliment its existing intellectual property portfolio, as well as a security software platform, and computer equipment.


      BSD SOFTWARE/TRITON GLOBAL BUSINESS SERVICES

      On December 9, 2003, we signed a non-binding letter of intent to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada. Triton, formed in 1998 and acquired by BSD in 2002, is an Internet Protocol-enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers. The LOI outlined terms, including an exchange of one share of NeoMedia common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is contingent upon, among other things, satisfactory due diligence investigation by both companies, approval by NeoMedia's Board of Directors, approval by BSD Software's Board of Directors and shareholders, and any required regulatory approvals.

      VIRGIN ENTERTAINMENT GROUP

      On  January  2,  2004,  we filed a  patent  infringement  lawsuit  against
Virgin(R) Entertainment Group, Inc., Virgin Megastore Online and Virgin Megastore. The Complaint for Patent Infringement and Damages was filed in the United States District Court for the Northern District of Illinois, Eastern Division. The Complaint claims that Virgin has infringed four of our patents - U.S. Patents Nos. 5,933,829, 5,978,773, 6,108,656, and 6,199,048. The Complaint
alleges that the Virgin Megaplay Stations located in Virgin's Megastores infringe our patents by using Virgin's Megascan technology to allow customers to scan UPC codes from in-store CDs and DVDs to access Internet-based product information, such as music and movie previews, and album and video art. The Complaint also alleges that Virgin had notice of our patents since the latter part of 2002 or before, yet it continued with its infringing activities. Our Complaint seeks compensatory damages for Virgin's infringement, with those damages to be trebled due to the willful and wanton nature of the infringement. We also seek to preliminarily and permanently enjoin Virgin from its infringing activities.


      CSI INTERNATIONAL, INC.

      On February 6, 2004, we acquired CSI International, Inc., of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. We paid 7,000,000 shares of our common stock, plus $2.5 million cash in exchange for all outstanding shares of CSI. We have centralized the administrative functions in its Ft. Myers, Florida headquarters, and maintain the sales and operations office in Calgary, Alberta, Canada.

OUR STRATEGY

      We have spent the past seven years developing and patenting the now confirmed space of linking the physical and Internet environments, and developing and implementing five generations of continuously refined switch technology that bridges these environments. We recently announced our PaperClick for Camera Cell PhonesTM product and go-to-market strategy. We are strategically pursuing potential licensees of the PaperClickTM switching platform, as well as intellectual property licensing opportunities with organizations attempting to commercialize physical world-to-Internet technology, such as Symbol Technologies, A.T. Cross Company and Brandkey Systems Corporation. On January 2, 2004, we filed a patent infringement lawsuit against Virgin(R) Entertainment Group, Inc., Virgin Megastore Online and Virgin Megastore; and on January 23, 2004, filed a patent infringement lawsuit against AirClic, Scanbuy, Inc., and LScan Technologies, Inc.

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

      On February 6, 2004, we acquired CSI and created our Micro Paint Repair business unit. We intend to promote our line of NMPR products to local and international auto body shops and chains, new and used car dealers, and other members of the auto repair industry.

OUR STRATEGIC RELATIONSHIPS

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      In January 2001, we entered into a patent license with A.T. Cross Company, a major international manufacturer of fine writing instruments and pen computing products. A.T. Cross Company obtained the rights under our physical world-to-Internet patents for personal portable scanning devices used to link bar codes on documents and other physical consumer goods to corresponding Internet content. A.T. Cross Company will pay a royalty per device to us for license rights granted under this agreement. To date, we have not recognized any revenue relating to this contract.

      In May 2001, we entered into an agreement with Symbol Technologies, Inc., granting Symbol a worldwide, non-exclusive license of its patents surrounding the sale and use of scanning devices used in physical world-to-Internet technologies. Symbol will pay us a royalty per qualified device shipped. To date, we have not recognized any revenue relating to this contract.

      During January 2002, we engaged Baniak Pine and Gannon, a Chicago law firm specializing in intellectual property licensing and litigation. The firm will assist us in seeking out potential licensees of its intellectual property portfolio, including any resulting litigation.

      During May 2002, we granted a personal, worldwide, non-exclusive, limited intellectual property licensing agreement to Brandkey Systems Corporation. Brandkey paid us a $50,000 licensing fee in 2002, a $25,000 royalty in 2003, and is obligated to pay 2.5% of all future royalty-based revenues earned by Brandkey, with minimum royalties of $50,000 in 2004, and $75,000 in 2005 and after.

      During September 2003, we engaged Big Gig Strategies and SRP Consulting Group LLC as agents to promote and sell our PaperClickTM and PaperClick for Camera CellphonesTM technology, products and services in Europe and the US, respectively.

      During January 2004, we contracted with Seven Worldwide to provide European click management services for our PaperClick for Camera CellphonesTM technology, and also signed letters of intent with Seven Worldwide to enter into contracts to provide click management services in Europe, and with iCoupon and Digital Rum to provide marketing and promotion services associated with PaperClick for Camera CellphonesTM.


      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      Through this segment, we provide services and products to a spectrum of customers, ranging from closely held companies to Fortune 500 companies. For the year ended December 31, 2002, one customer, SBC/Ameritech Services, Inc., accounted for 36% of our revenue. During 2003, SBC/Ameritech centralized its purchasing function, resulting in a material decrease in sales to SBC/Ameritech. For the year ended December 31, 2003 sales to SBC/Ameritech accounted for only 4% of our revenue. We expect sales to SBC/Ameritech as a percentage of total sales to decline, or potentially stop altogether, in 2004. We do not have a written agreement with Ameritech and, therefore, there are no contractual provisions to prevent Ameritech from terminating its relationship with us at any time. In addition, a single supplier supplies the equipment and software, which is re-marketed to this customer. Accordingly, the loss of this customer or supplier could materially adversely affect NeoMedia's business, prospects, financial condition, and results of operations. For these reasons, NeoMedia is seeking, and continue to seek, to diversify its sources of revenue and vendors from whom it purchases.

SALES AND MARKETING

      NEOMEDIA INTERNET SWITCHING SOFTWARE

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

      PaperClickTM. During 2003, we implemented an agent strategy to sell and market our PaperClick suite of products. To this end, during 2003 we engaged Big Gig Strategies and SRP Consulting Group LLC as an agent to promote and sell our PaperClickTM and PaperClick for Camera CellphonesTM technology, products and services in Europe and the US, respectively. Also during 2003, we reached a partnering agreement with Tibbs Information Systems, Inc., under which the two companies intend to team up to compete for government and homeland security projects. We will contribute our Physical-world-to-Internet platform, intellectual property, and industry know-how. No assurances can be given that any successful association will result.

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      Through our systems integration services segment, we market our products and services, as well as those for which we act as a re-marketer, primarily through a direct sales force, which was composed of four individuals as of December 31, 2003. In addition, this business unit also relies upon strategic alliances to help market products and services, provide lead referrals, and establish informal co-marketing arrangements. Our representatives attend seminars and trade shows, both as speakers and participants, to help market products and services. In addition, this business segment has three agents in the United States that sell our products and services.

      NEOMEDIA MICRO PAINT REPAIR

      We market our Micro paint Repair products and services primarily through a direct sales force, which was composed of four employees and one consultant as of March 8, 2004. In addition, this business unit is exploring strategic alliances to help market products and services, provide lead referrals, and establish informal co-marketing arrangements. This business segment is also establishing an agent network in the United States and Canada to sell our products and services.

CUSTOMERS

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      PaperClickTM. Our customers for our physical world-to-Internet offerings have included Amway, Solar Communications, Inc., and NYCO Products Company.

      Intellectual Property Licensing. To date, we have entered into IP licensing agreements with Digital:Convergence Corporation, A.T. Cross Company,
Symbol Technologies, and Brandkey Systems Corporation. We intend to pursue additional license agreements in the future.

      CONSULTING AND INTEGRATION SERVICES

      We provide equipment and software reselling and integration and automation consulting services to a variety of customers across a range of industries, including telecommunications, insurance, financial services, manufacturing, government entities, and more.

     NEOMEDIA MICRO PAINT REPAIR

    We currently provide our NMPR paint systems, products and services to a variety of customers in the auto repair industry, including international car rental agencies, new and used car dealers, body shops, and others.

RESEARCH AND DEVELOPMENT

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      NISS employed 2 persons in the area of product development as of December 31, 2003 and 2002. During the years ended December 31, 2003 and 2002, NISS incurred total software development costs of $332,000 and $775,000, respectively, none of which were capitalized as software development costs.

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

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      Any future research or development of products relating to the NCIS business unit will be performed by the application services division or outside contractors.

      NEOMEDIA MICRO PAINT REPAIR

      Research and development of paint system products and chemicals are performed at the Calgary office.

COMPETITION

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      Although, we have been developing our physical world-to-Internet technology and offerings since 1996, the physical world-to-Internet market in which we compete is relatively new. In the past year, new technologies and concepts have emerged in the physical world-to-Internet space. We view the increased development of other products in this space as a validation of the physical world-to-Internet concept and believe that the increased promotion of these products and services by us and other companies in this space, including AirClic, Inc., will raise consumer awareness of this technology, resulting in a larger market. We believe that the significant portfolio of physical world-to-Internet technologies that we have developed over the last five years will provide a barrier to entry for most potential competitors.


      NEOMEDIA CONSULTING AND INTEGRATION SERVICES.

      The largest competition, in terms of number of competitors, is for customers desiring systems integration, including the re-marketing of another party's products, and document solutions. These competitors range from local, small privately held companies to large national and international organizations, including large consulting firms. A large number of companies act as re-marketers of another party's products, and therefore, the competition in this area is intense. In some instances, in acting as a re-marketer, we may compete with the original manufacturer.

      NEOMEDIA MICRO PAINT REPAIR

      Competition in the micro paint repair industry consists of auto repair shops and car dealers who do not use the NMPR Paint System.

INTELLECTUAL PROPERTY

      Our success in the physical world-to-Internet and the value-added systems integration markets is dependent upon our proprietary technology, including patents, and other intellectual property, and on our ability to protect our proprietary technology and other intellectual property rights. We intend to rely upon unpatented trade secrets and the know-how and expertise of our employees. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws, as well as on confidentiality procedures and licensing arrangements. We have six patents for our physical world-to-Internet technology, and an additional six patents acquired with the purchase of Secure Source Technologies related to document security. We also have several trademarks relating to our proprietary software products.

EMPLOYEES

      As of December 31, 2003, we employed 14 persons. Of the 14 employees, 7 are located at our headquarters in Fort Myers, Florida, and 7 at other domestic locations. Of the 14 employees, 3 are dedicated to the Internet Switching Software business unit, 7 are dedicated to the Consulting & Integration Services business unit, and 4 provide shared services used by both business units. During February 2004, we added 12 employees with the acquisition of our NMPR business unit. None of our employees are represented by a labor union or bound by a collective bargaining agreement. We believe that our employee relations are good.

                                   MANAGEMENT


DIRECTORS AND OFFICERS

      Our directors and executive officers, their respective ages, and their positions held with us are as follows:

NAME                 AGE   POSITION
------------------ ------ ------------------------------------------------------
Charles W. Fritz     47   Chairman of the Board of Directors

Charles T. Jensen    60   President, Chief Operating Officer, Acting Chief
                            Executive Officer and Director

David A. Dodge       29   Vice-President, Chief Financial Officer and Controller

William E. Fritz     73   Secretary and Director

James J. Keil        76   Director

A. Hayes Barclay     73   Director



      The following is certain summary information with respect to our directors and executive officers:


      CHARLES W. FRITZ is a founder of NeoMedia and has served as an officer and as a Director of NeoMedia since NeoMedia's inception. On August 6, 1996, Mr. Fritz was appointed Chief Executive Officer and Chairman of the Board of Directors. On April 2, 2001, Mr. Fritz was appointed as President where he served until June 2002. Mr. Fritz is currently a member of the Compensation Committee. Prior to founding NeoMedia, Mr. Fritz was an account executive with IBM Corporation from January 1986 to January 1988, and Director of Marketing and Strategic Alliances for the information consulting group from February 1988 to January 1989. Mr. Fritz holds an M.B.A. from Rollins College and a B.A. in finance from the University of Florida. Mr. Fritz is the son of William E. Fritz, a Director of NeoMedia.

      CHARLES   T.   JENSEN  was  Chief   Financial   Officer,   Treasurer   and
Vice-President of NeoMedia since May 1, 1996. Mr. Jensen has been a Director since August 6, 1996, and currently is a member of the Compensation Committee. During June 2002, Mr. Jensen was promoted to President, Chief Operating Officer, and Acting Chief Executive Officer. Prior to joining NeoMedia in November 1995, Mr. Jensen was Chief Financial Officer of Jack M. Berry, Inc., a Florida corporation which grows and processes citrus products, from December 1994 to October 1995, and at Viking Range Corporation, a Mississippi corporation which manufactures gas ranges, from November 1993 to December 1994. From December 1992 to February 1994, Mr. Jensen was Treasurer of Lin Jensen, Inc., a Virginia corporation specializing in ladies clothing and accessories. Prior to that, from January 1982 to March 1993, Mr. Jensen was Controller and Vice-President of Finance of The Pinkerton Tobacco Co., a tobacco manufacturer. Mr. Jensen holds a B.B.A. in accounting from Western Michigan University and is a Certified Public Accountant.

      DAVID A. DODGE joined NeoMedia in 1999 as the Financial Reporting Manager. Since then, Mr. Dodge has acted as NeoMedia's Director of Financial Planning and Controller, and currently holds the title of Vice President, Chief Financial Officer and Controller. Prior to joining NeoMedia in 1999, Mr. Dodge was an auditor with Ernst & Young LLP for 2 years. Mr. Dodge holds a B.A. in economics from Yale University and an M.S. in accounting from the University of Hartford, and is also a Certified Public Accountant.

      WILLIAM E. FRITZ is a founder of NeoMedia and has served as Secretary and Director of NeoMedia since NeoMedia's inception. Mr. Fritz also served as Treasurer of NeoMedia from its inception until May 1, 1996. Since February 1981, Mr. Fritz has been an officer and either the sole stockholder or a majority stockholder of G.T. Enterprises, Inc. (formerly Gen-Tech, Inc.), D.M., Inc. (formerly Dev-Mark, Inc.) and EDSCO, three railroad freight car equipment manufacturing companies. Mr. Fritz holds a B.S.M.E. and a Bachelor of Naval Science degree from the University of Wisconsin. Mr. Fritz is the father of Charles W. Fritz, NeoMedia's former Chief Executive Officer and Chairman of the Board of Directors.

      JAMES J. KEIL has been a Director of NeoMedia since August 6, 1996. Mr. Keil currently is a member of the Compensation Committee, the Stock Option Committee and the Audit Committee. He is founder and President of Keil & Keil Associates, a business and marketing consulting firm located in Washington, D.C., specializing in marketing, sales, document application strategies, recruiting and electronic commerce projects. Prior to forming Keil & Keil Associates in 1990, Mr. Keil worked for approximately 38 years at IBM Corporation and Xerox Corporation in various marketing, sales and senior executive positions. From 1989-1995, Mr. Keil was on the Board of Directors of Elixir Technologies Corporation (a non-public corporation), and from 1990-1992 was the Chairman of its Board of Directors. From 1992-1996, Mr. Keil served on the Board of Directors of Document Sciences Corporation. Mr. Keil holds a B.S. degree from the University of Dayton and did Masters level studies at the Harvard Business School and the University of Chicago in 1961/62.

      A. HAYES BARCLAY has been a Director of NeoMedia since August 6, 1996, and currently is a member of the Stock Option Committee and the Audit Committee. Mr. Barclay has practiced law for approximately 37 years and, since 1967, has been an officer, owner and employee of the law firm of Barclay & Damisch, Ltd. and its predecessor, with offices in Chicago, Wheaton and Arlington Heights, Illinois. Mr. Barclay holds a B.A. degree from Wheaton College, a B.S. from the University of Illinois and a J.D. from the Illinois Institute of Technology - Chicago Kent College of Law.


ELECTION OF DIRECTORS AND OFFICERS

      Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. Our By-Laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his successor.


MEETINGS OF THE BOARD OF DIRECTORS

      During the fiscal year ended December 31, 2003, our Board of Directors held 5 meetings, and acted by unanimous consent 38 times. All members of the Board of Directors attended at least 75% of such meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

      Our Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Board of Directors does not have a standing Nominating Committee.

      AUDIT COMMITTEE. The Audit Committee is responsible for nominating our independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with our independent accountants, and reviewing the consolidated financial statements, audit practices and internal controls. During 2003, members of the Audit Committee were non-employee directors James J. Keil and A. Hayes Barclay. During 2003, the Audit Committee held 2 meetings. Due to financial constraints, we do not have an audit committee financial expert serving on our audit committee.

      COMPENSATION COMMITTEE. The Compensation Committee is responsible for recommending compensation and benefits for our executive officers to the Board of Directors and for administering our Incentive Plan for Management. Charles W. Fritz, Charles T. Jensen, and James J. Keil were members of the Compensation Committee during 2003. This Committee held one meeting throughout 2003.

      STOCK OPTION COMMITTEE. The Stock Option Committee, which is comprised of non-employee directors, is responsible for administering our Stock Option Plans.
A. Hayes Barclay and James J. Keil are the current members of the Stock Option Committee. During 2003, this Committee held one meeting, and acted by written consent 7 times.

DIRECTOR COMPENSATION

      During October 2003, each outside director was granted 1,000,000 options at an exercise price of $0.01 per share from the 2003 Stock Option Plan. The last grant to outside directors was at our previous annual meeting held on June 6,

2002, at which each outside director received 100,000 options with an exercise price of $0.05 per share. We do not have a written compensation policy for its outside directors at this time.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


      Section 16(a) of the Securities Exchange Act of 1934 requires NeoMedia's officers and directors, and persons who own more than ten percent of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 2003 all Section 16(a) filing requirements applicable to NeoMedia's officers, directors and ten percent beneficial owners were complied with.

                         REPORT OF THE AUDIT COMMITTEE

      The Audit Committee for the last fiscal year consisted of two nonemployee Directors. The Board of Directors has determined that none of the members of the Audit Committee has a relationship to NeoMedia that may interfere with his independence from NeoMedia and its management. The Audit Committee has a written charter, a copy of which was filed as Appendix A to NeoMedia proxy statement filed on May 23, 2001.

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by NeoMedia to any governmental body or the public, NeoMedia's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and NeoMedia's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the consolidated financial statements of NeoMedia and meets with such personnel of NeoMedia to review the scope and the results of the annual audit, the amount of audit fees, NeoMedia's internal accounting controls, NeoMedia's consolidated financial statements contained in NeoMedia's Annual Report to Stockholders and other related matters.

      The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2003 audited by Stonefield Josephson, Inc., NeoMedia's independent auditors. The Audit Committee has discussed with Stonefield Josephson, Inc. various matters related to the consolidated financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.
380). The Audit Committee has also received the written disclosures and the letter from Stonefield Josephson, Inc. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in NeoMedia's Annual Report on Form 10-KSB for the fiscal year ending December, 2003 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                       ----------------------------------
                                  James J. Keil
                                A. Hayes Barclay

      The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the compensation paid to (i) NeoMedia's Chief Executive Officer and (ii) each of NeoMedia's other executive officers who received aggregate cash compensation in excess of $100,000 for services rendered to NeoMedia (collectively, "the Named Executive Officers") during the years ended December 31, 2003, 2002 and 2001:

                                                   SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                                      LONG-TERM COMPENSATION
                              ---------------------------------------------  -------------------------------------------------------
                                                                 OTHER                       SECURITIES
                                                                 ANNUAL         RESTRICTED   UNDERLYING
                                                                COMPENS-         STOCK         OPTIONS/       LTIP       ALL OTHER
             NAME AND                  SALARY      BONUS         ATION           AWARD(S)        SARS(1)     PAYOUTS    COMPENSATION
        PRINCIPAL POSITION     YEAR      ($)        ($)            ($)             ($)            (#)          ($)          ($)
----------------------------- ------ ----------- ------------ -------------  -------------- -------------- ---------- --------------

Charles W. Fritz               2003   $145,255   $110,322(2)     $60,568(3)           -      10,000,000         -           --
   Chairman of the Board       2002    144,583          -          4,470(4)           -       1,800,000         -
                               2001    221,758          -         21,532(4)           -         400,000         -

Charles T. Jensen              2003    162,318     91,618(2)       1,072(4)           -      10,000,000         -
   Chief Operating Officer,    2002    163,542          -          5,079(4)           -         800,000         -
   President, Acting Chief     2001    144,239          -         17,794(4)           -         240,000         -
   Executive Officer

      ------------------------

      (1) Represents options granted under NeoMedia's 2003, 2002 and 1998 Stock Option Plans and warrants granted at the discretion of the Stock Option Committee of NeoMedia's Board of Directors.

      (2) During 2003, the Company paid past due Year 2000 Executive Incentive liability through the issuance of shares of its common stock. The amounts reported in this table represent the market value of the shares on the date of issuance.

      (3) During 2003, the Company paid Charles W. Fritz unpaid salary from 2002 through the issuance of shares of its common stock. The amounts reported in this table represent the market value of the shares on the date of issuance.

      (4) Includes automobile expenses attributable to personal use and the corresponding income tax effects, and life insurance premiums where policy benefits are payable to beneficiary of the Named Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

      The following presents certain information on stock options for the Named Executive Officers for the year ended December 31, 2003:

                                            PERCENT OF
                          NUMBER OF            TOTAL
                          SECURITES          OPTIONS/                                                 POTENTIAL REALIZABLE VALUE
                         UNDERLYING            SARS                                                     AT ASSUMED ANNUAL RATES
                           OPTIONS          GRANTED TO        EXERCISE OR                             OF STOCK PRICE APPRECIATION
                           GRANTED         EMPLOYEES IN        BASE PRICE          EXPIRATION               FOR OPTION TERM
                                                                                                     ------------------------------
NAME                         (#)            FISCAL YEAR        ($/SHARE)              DATE               5% ($)        10% ($)
---------------------  ----------------  ------------------  ---------------  ---------------------  ------------------------------

Charles W. Fritz            10,000,000         16.6%             $0.01          October 20, 2013           $641,473     $1,625,617

Charles T. Jensen           10,000,000         16.6%             $0.01          October 20, 2013            641,473      1,625,617


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

      The following table sets forth options exercised by NeoMedia Named Executive Officers during the year ended December 31, 2003, and the number and value of all unexercised options at fiscal year end.

                                                             NUMBER OF UNEXERCISED
                          SHARES                             SECURITIES UNDERLYING                 VALUE OF UNEXERCISED IN-
                         ACQUIRED         VALUE                 OPTIONS/SARS AT                   THE-MONEY OPTIONS/SARS AT
                        ON EXERCISE      REALIZED              DECEMBER 31, 2003                    DECEMBER 31, 2003 (1)
                                                      ------------------------------------   -------------------------------------
NAME                        (#)            ($)           EXERCISABLE     UNEXERCISABLE          EXERCISABLE      UNEXERCISABLE
--------------------- ---------------- -------------  ------------------------------------   -------------------------------------

Charles W. Fritz                 -         $    -         13,059,000          -                  $1,658,493           -

Charles T. Jensen                -         $    -         11,505,386          -                  $1,461,184           -

      (1) Based on the closing price of $0.137 of our common stock as quoted on OTC Bulletin Board on December 31, 2003 and the exercise price of the option/SAR. During May 2003, the Option Committee of the our Board of Directors repriced all outstanding stock options to an exercise price of $0.01 per share for a period of six months. The Option Committee subsequently extended the option repricing through June 30, 2004. As a result, as of December 31, 2003, Mr. Fritz and Mr. Jensen held 3,059,000 and 1,505,386, respectively, with restated exercises prices, for which the exercise prices will revert to the original amounts if not exercised by June 30, 2004. All of the restated options were out-of-the-money at their original exercise prices.

OPTION AND WARRANT REPRICING PROGRAMS

      In June 2002, we repriced 3 million of our common stock warrants from $0.12 to $0.05 per share. All of the warrants were exercised immediately. We recognized an expense of $132,000 related to this repricing during the year ended December 31, 2002.

      During March 2002, we repriced approximately 1.2 million of our common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders were entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of common stock on the OTCBB, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and we recognized approximately $63,000 in expense relating to the repricing during the year ended December 31, 2002.

      In April 2002, in order to encourage the exercise of options, our Board of Directors adopted an option repricing program. Under the program, those persons holding options granted under the 1996, 1998 and 2002 Stock Option Plans, to the extent their options were exercisable during the period ending October 9, 2002, were allowed to exercise the option at a price which is the greater of $0.12 per share or 50% of the last sale price of a share of our common stock on the OTC Bulletin Board on the trading date immediately preceding the date of exercise. No options were exercised under the program and no expense was recognized relating to the program.


      During April 2003, we repriced approximately 1.9 million warrants held by Thornhill Capital LLC, an outside consultant. Of the 1.9 million warrants, 1.5 million had an exercise price of $0.05 per share, and approximately 0.4 million had an exercise price of $2.09 per share. All 1.9 million warrants were repriced to $0.00 per share. We recognized an expense of approximately $27,000 related to this transaction during the second quarter of 2003. These warrants were exercised immediately after the repricing.

      During May 2003, we re-priced approximately 8.0 million stock options under a 6-month repricing program. Under the terms of the program, the exercise price for outstanding options under our 2002, 1998, and 1996 Stock Option Plans was restated to $0.01 per share for a period of 6 months. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award has been accounted for as variable from May 19, 2003 through the period ended December 31, 2003. Accordingly, we recognized approximately $746,000 as compensation in general and administrative expense during the year ended December 31, 2003. Approximately 4.4 million options were exercised under the repricing program during the year ended December 31, 2003. During December 2003, the deadline for the option repricing was extended to June 30, 2004 by the Stock Option Committee of our Board of Directors.

      Under applicable provisions of the Internal Revenue Code, to the extent the nonqualified options are exercised, the holders will be deemed to have the taxable income to the extent of the difference between the fair market value and the exercise price and we will suffer a comparable charge to our earnings. Alpine Securities Inc., a broker-dealer registered under the Securities Exchange Act has agreed to assist option holders in the option exercise and the sale of shares acquired and the payment to us of the exercise price from the sale proceeds.

EMPLOYMENT AGREEMENTS

      We do not currently have any employment agreements with any of our officers or employees.

INCENTIVE PLAN FOR MANAGEMENT

      Effective as of January 1, 1996, we adopted an Annual Incentive Plan for Management ("Incentive Plan"), which provides for annual bonuses to eligible employees based upon the attainment of certain corporate and/or individual performance goals during the year. The Incentive Plan is designed to provide additional incentive to our management to achieve these growth and profitability goals. Participation in the Incentive Plan is limited to those employees holding positions assigned to incentive eligible salary grades and whose participation is authorized by our Compensation Committee which administers the Incentive Plan, including determination of employees eligible for participation or exclusion. The Board of Directors can amend, modify or terminate the Incentive Plan for the next plan year at any time prior to the commencement of such next plan year.

      To be eligible for consideration for inclusion in the Incentive Plan, an employee must be on our payroll for the last three months of the year involved. Death, total and permanent disability or retirement are exceptions to such minimum employment, and awards in such cases are granted on a pro-rata basis. In addition, where employment is terminated due to job elimination, a pro rata award may be considered. Employees who voluntarily terminate their employment, or who are terminated by NeoMedia for unacceptable performance, prior to the end of the year are not eligible to participate in the Incentive Plan. All awards are subject to any governmental regulations in effect at the time of payment.

      Performance goals are determined for both NeoMedia's and/or the employee's performance during the year, and if performance goals are attained, eligible employees are entitled to an award based upon a specified percentage of their base salary.

      No incentive plan was in place for fiscal year 2002 or 2003.

      During 2003, we settled approximately $300,000 in past due incentive awards relating to our executive incentive plan for fiscal 2000, through the issuance of common stock. We had a remaining liability of approximately $80,000 as of December 31, 2003 relating to this executive incentive. During January 2004, we paid an additional $74,000 toward the balance through the issuance of common stock.



STOCK OPTION PLANS

      Effective February 1, 1996, we adopted the 1996 Stock Option Plan making available for grant to our employees options to purchase up to 1,500,000 shares of NeoMedia's common stock. The Stock Option Committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price shall be equal to or in excess of the fair market value per share of our common stock on the date of grant. These options granted expired ten years from the date of grant. These options vest 100% one year from the date of grant.

      Effective March 27, 1998, we adopted the 1998 Stock Option Plan making available for grant to our employees options to purchase up to 8,000,000 shares of our common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price may be less than the fair market value per share of our common stock on the date of grant. Options generally vest 20% upon grant and 20% per year thereafter. The options expire ten years from the date of grant.

      Effective June 6, 2002, we adopted our 2002 Stock Option Plan. The 2002 Stock Option Plan provides for authority for the stock option committee of the board of directors to grant non-qualified stock options with respect to a maximum of 10,000,000 shares of common stock. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant, and may be granted with any vesting schedule as approved by the stock option committee.

      Effective September 24, 2003, we adopted our 2003 Stock Option Plan. The 2003 Stock Option Plan provides for authority for the Board of Directors to grant non-qualified stock options with respect to a maximum of 150,000,000 shares of common stock. On October 17, 2003, NeoMedia filed a Form S-8 to register all 150,000,000 shares underlying the options in the 2003 Stock Option Plan.

STOCK INCENTIVE PLAN

      Effective October 31, 2003, we adopted the 2003 Stock Incentive Plan. Under the terms of the Plan, we have set aside up to 30,000,000 shares of common stock to be issued to pay compensation and other expenses related to employees, former employees, consultants, and non-employee directors. On November 3, 2003, we filed a Form S-8 to register all 30,000,000 shares underlying the options in the 2003 Stock Incentive Plan.


401(K) PLAN

      We maintain a 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). All employees of NeoMedia who are 21 years of age and who have completed three months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 20% of such participant's pre-tax salary (up to a statutorily prescribed annual limit) to the 401(k) Plan, although the percentage elected by certain highly compensated participants may be required to be lower. All amounts contributed to the 401(k) Plan by employee participants and earnings on these contributions are fully vested at all times. The 401(k) Plan also provides for matching and discretionary contributions by NeoMedia. To date, we have not made any such contributions.

PROPERTIES

      Our principal executive, development and administrative office is located at 2201 Second Street, Suite 402, Fort Myers, Florida 33901. We occupy approximately 5,000 square feet under terms of a written lease from an unaffiliated party which expires on January 31, 2005, with monthly rent totaling approximately $7,000. We maintain a sales facility at 2150 Western Court, Suite 230, Lisle, Illinois 60532, where we occupy approximately 6,000 square feet under the terms of a written lease from an unaffiliated party expiring on October 31, 2004, with monthly rent totaling approximately $3,000. The Company also prepaid approximately $63,000 of rent under the current lease through the issuance of common stock during 2003. The Company recognizes approximately $5,000 per month in additional rent expense relating to the stock issuance.. During February 2004, we acquired CSI International, with a sales office in Calagary, Alberta, Canada, where we occupy approximately 4,800 square feet with monthly rent totaling $2,400. The owner and landlord of the Calgary office is Stanton Hill, the founder and former CEO of CSI International, and current Director of Operations for our paint repair business unit.

      The Company believes that existing office space is adequate to meet current and short-term requirements.

                                LEGAL PROCEEDINGS

      We are involved in the following legal actions arising in the normal course of business, both as claimant and defendant.

      AIRCLIC, INC., SCANBUY, INC., AND LSCAN TECHNOLOGIES, INC.

      On January 23, 2004, we filed a patent infringement lawsuit against AirClic, Scanbuy, Inc., and LScan Technologies, Inc. The suit claims that each of the parties has manufactured, or has manufactured for it, and has used, or actively induced others to use, technology which allows customers to use a built-in UPC bar code scanner to scan individual items and access information. The complaint states that AirClic, Scanbuy and LScan have had actual and constructive notice of the existence of the patents-in-suite, and, despite such notice, failed to cease and desist their acts of infringement, and continue to engage in acts of infringement of the patents in suit. Our complaint seeks compensatory damages for infringement by AirClic, Scanbuy and LScan, with those damages to be trebled due to the willful and wanton nature of the infringement. We also seek to preliminarily and permanently enjoin AirClic, Scanbuy and LScan from their infringing activities. On March 30, 2004, Scanbuy filed suit against us in the Southern District of New York, alleging that we used certain of Scanbuy's copyrighted work to develop our camera-enabled barcode-decoding technology. The suit asks for damages and an order enjoining us from using the copyrighted work in question. We are in the process of reviewing the case and preparing our response.

      VIRGIN ENTERTAINMENT GROUP

      On  January  2,  2004,  we filed a  patent  infringement  lawsuit  against
Virgin(R) Entertainment Group, Inc., Virgin Megastore Online and Virgin Megastore ("Virgin"). The complaint for Patent Infringement and Damages was filed in the United States District Court for the Northern District of Illinois, Eastern Division, by Baniak Pine & Gannon, our intellectual property law firm. The complaint claims that Virgin has infringed four of our patents - U.S. Patents Nos. 5,933,829, 5,978,773, 6,108,656, and 6,199,048. The complaint alleges that the Virgin Megaplay Stations located in Virgin's Megastores infringe NeoMedia's patents by using Virgin's Megascan technology to allow customers to scan UPC codes from in-store CDs and DVDs to access Internet-based product information, such as music and movie previews, and album and video art. The complaint also alleges that Virgin had notice of our patents since the latter part of 2002 or before, yet it continued with its infringing activities. The complaint seeks compensatory damages for Virgin's infringement, with those damages to be trebled due to the willful and wanton nature of the infringement. We also seek to preliminarily and permanently enjoin Virgin from its infringing activities.

      AIRCLIC, INC. LITIGATION

      On September 6, 2001, AirClic, Inc. filed suit against us in the Court of Common Pleas, Montgomery County, Pennsylvania, seeking, among other things, the accelerated repayment of a $500,000 loan it advanced to us pursuant to the terms of a Secured Promissory Note made on July 11, 2003 and a non-binding Letter of Intent dated July 3, 2001 between AirClic and NeoMedia. The note was secured by substantially all of our intellectual property, including the core physical world-to-Internet technologies. In the suit, we acknowledged our obligations under the note but filed a counterclaim against AirClic seeking damages for fraud, negligent misrepresentation and promissory estoppel.

      On October 3, 2003, we paid AirClic the principal plus interest in the approximate amount of $610,000. On December 5, 2003, we paid an additional $115,000 in legal fees and entered into a settlement agreement with AirClic under which the suit was dismissed. We have no further obligation relating to this matter.

      OTHER LITIGATION

      On August 20, 2001, Ripfire, Inc. filed suit against us in the San Francisco County Superior Court seeking payment of $138,000 under a software license agreement entered into between us and Ripfire in May 2001 relating to implementation of the Qode Universal Commerce Solution. On September 6, 2002, we settled this suit for $133,000 of our common stock, to be valued at the time of registration of the shares. Our stock was trading at approximately $0.05 at that time. We included for registration 2.7 million shares in the name of Ripfire in its Form S-1 that was declared effective by the SEC on February 14, 2003. Our stock was trading at approximately $0.02 on February 14, 2003. The actual number of shares to be issued to Ripfire per the pricing outlined in the agreement was approximately 9.8 million. On March 31, 2003, we issued the 2.7 million shares of common stock that had been registered in the S-1 to Ripfire. We are attempting to negotiate settlement of the remaining balance. We had a remaining accrued liability of $106,000 relating to this matter as of December 31, 2003.

      On November 30, 2001, Orsus Solutions USA, Inc., filed a summons seeking payment in full of approximately $525,000 relating to a software and services contract associated with implementation of the Qode Universal Commerce Solution. In October 2003, we settled this matter for $10,000 cash payments over time, plus 3,000,000 shares of common stock. We had accrued a liability of $7,000 as of December 31, 2003.

      On September 12, 2002, R. R. Donnelley & Sons Company filed a summons in the Circuit Court of The Twentieth Judicial Circuit in and for Lee County, Florida, seeking payment of approximately $92,000 in past due professional services bills, plus interest and attorney fees. During July 2003, we settled the suit for cash payments over a period of approximately one year. We had an accrued liability of approximately $82,000 relating to this matter as of December 31, 2003.

      On October 28, 2002, Merrick & Klimek, P.C., filed a complaint against us seeking payment of approximately $170,000 in past due legal services. The amount in question is subject to an unsecured promissory note that matured unpaid on February 28, 2002. On May 1, 2003, we settled the suit for cash payments totaling approximately $196,000, to be paid at a rate of $30,000 per quarter until the balance is satisfied. If the balance is paid within one year of the settlement, we will not pay interest charges. We had a remaining liability of approximately $116,000 relating to this matter as of December 31, 2003, which was included in notes payable.

      On February 6, 2003, Allen Norton & Blue, P.A., filed a complaint against us seeking payment of approximately $25,000 in past due legal services. We have agreed to a payment plan relating to this matter under which the balance will be paid over approximately 12 months. We had a liability of approximately $13,000 relating to this matter as of December 31, 2003.

      On April 18, 2003, a former participant in our 2001 self-insured health plan sued us to recover approximately $46,000 in unpaid health claims from 2001. On December 1, 2003, we settled this suit for cash payments over a period of approximately one year. We had accrued approximately $36,000 as of December 31, 2003.

      On January 26, 2004, Day West & Associates, Inc., filed a complaint against us seeking payment of approximately $6,000 in past due legal services. We settled this amount with cash during March 2004.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 8, 2004, certain information regarding beneficial ownership of NeoMedia's common stock by: (i) each person known by NeoMedia to be the beneficial owner of more than 5% of NeoMedia's outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all executive officers and directors as a group.

                                                                    PERCENT
                                         AMOUNT AND NATURE OF          OF
                                        BENEFICIAL OWNERSHIP(1)     CLASS(1)
                                        ---------------------       --------

    Charles W. Fritz (2)(3)                  34,316,467              11.4%
    William Fritz(2)(4)                      56,674,776              19.7%
    Charles T. Jensen(2)(5)                  15,506,886               5.2%
    David A. Dodge(2)(6)                      4,300,000               1.5%
    A. Hayes Barclay(2)(7)                    1,139,000                 *
    James J. Keil(2)(8)                       1,442,642                 *
                                        ---------------------       --------

    Officers and Directors as a Group
      (6 Persons)(9)                        113,379,771              34.8%
                                        ---------------------       --------

---------------

* Indicates less than 1%.

(1) Applicable percentage of ownership is based on 283,586,629 shares of common stock outstanding as of March 8, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of March 8, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 8, 2004, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of NeoMedia..

(2) Address of the referenced individual is c/o NeoMedia Technologies, Inc., 2201 Second Street, Suite 402, Fort Myers, FL, 33901.

(3) Charles W. Fritz is our founder and the Chairman of the Board of Directors. Shares beneficially owned include 100 shares owned by each of Mr. Fritz's four minor children for an aggregate of 400 shares, 15,549,000 shares of common stock issuable upon exercise of options granted under our 2003, 2002 and 1998 stock option plans, 1,510,000 shares issuable upon exercise of stock warrants, 15,714,098 shares of common stock owned by Mr. Charles W. Fritz directly, and 1,542,969 shares of common stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of Mr. Fritz's family.

(4) William E. Fritz, our corporate secretary and a director, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owners of the 1,511,742 shares held in the Fritz Family Partnership. As trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the 165,467 shares of NeoMedia held in these trusts. Additionally, Mr. Fritz is deemed to own: 51,172,567 shares held directly by Mr. Fritz or his spouse, 2,540,000 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse, and 1,285,000 shares to be issued upon the exercise of options held by Mr. Fritz or his spouse. Mr. William E. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act.

(5) Charles T. Jensen is President, Chief Operating Officer, Acting Chief Executive Officer, and a member of the Board of Directors. Beneficial ownership includes 15,505,386 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, and 1,500 shares owned by Mr. Jensen's sons.

(6) David A. Dodge is Vice President, Chief Financial Officer, and Controller. Beneficial ownership includes 4,300,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans.

(7) A. Hayes Barclay is a member of the Board of Directors. Ownership includes 1,134,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, and 5,000 shares owned by Mr. Barclay directly.

(8) James J. Keil is a member of the Board of Directors. Shares benficially owned includes 30,642 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, 10,000 shares issuable upon exercise of warrants, and 1,402,000 shares owned by Mr. Keil directly.

(9) Includes an aggregate of 37,804,028 currently exercisable options to purchase shares of common stock granted under NeoMedia's stock option plans, 4,060,000 currently exercisable warrants to purchase shares of common stock, and 71,515,743 shares owned directly by NeoMedia's officers and directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During August 2003, we borrowed $50,000 from William E. Fritz, one of our outside directors, under an unsecured note payable with a term of 30 days. The note was repaid in full during September 2003.

      During July 2003, we borrowed $25,000 from William E. Fritz, one of our outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, we granted Mr. Fritz 2,500,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share.

      During April 2003, we entered into a consulting agreement with William Fritz, an outside director, for consulting and advisement services relating to the merger with Loch Energy, Inc., and to the subsequent implementation of various management programs surrounding the business. The agreement called for total payments of $250,000 over a period of one year. During August 2003, we paid the consulting contract in full. During September 2003, the consulting contract was rescinded and the full $250,000 was returned to us.

      During April 2003, our Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by NeoMedia to Charles W. Fritz, our Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. We recognized a discount expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz.

      During April 2003, we sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, we also granted the purchaser 25,000,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The purchaser was William E. Fritz, a member of our Board of Directors. Proceeds to us from sale of the shares were $250,000. We recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share.

      During November 2002, we issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and matured at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Equity Line of Credit are registered with the SEC. The notes were convertible, at the option of the holder, into either cash or shares of our common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. We also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, was recognizable as debt discount, and amortized over the life of the notes payable. During March 2003, two of the affiliated parties, Mr. William Fritz and Mr. Keil, agreed to extend the maturity date due to our capital constraints. We repaid Charles Fritz's note in full during March 2003, and repaid James J. Keil's note in full during April 2003. We paid $30,000 of the principal on William Fritz's note during April 2003, and entered into a new note with Mr. Fritz for the remaining $10,000. The new note bears interest at a rate of 10% per annum and matures in April 2004. The new note also includes a provision under which, as consideration for the loan, Mr. Fritz will receive a 3% royalty on all future revenue generated from our intellectual property.

      During April 2002, we borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 60 days. The note was repaid in April 2003.

      During March 2002, we borrowed $190,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 16 days. The note was repaid during March 2002.

      During February 2002, we borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 30 days. The note was repaid in April 2003.

      We believe that all of the above transactions were conducted at "arm's length", representing what we believe to be fair market value for those services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires NeoMedia's officers and directors, and persons who own more than ten percent of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 2002 there was no delinquency in the
Section 16(a) filing obligations of NeoMedia's officers, directors and ten percent beneficial owners.

               MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Our shares trade on the OTC Bulletin Board under the symbol "NEOM." As of March 8, 2004, we had 283,586,629 common shares outstanding.

      The following table summarizes the high and low closing sales prices per share of the common stock for the periods indicated as reported on The Nasdaq SmallCap Market or OTC Bulletin Board:


                                                        (U.S. $)
--------------------------------------------------------------------------------
2002                                          HIGH                     LOW
--------------------------------------------------------------------------------
First Quarter                                 $0.41                    $0.14
Second Quarter                                 0.17                     0.05
Third Quarter                                  0.10                     0.02
Fourth Quarter                                 0.05                     0.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2003                                          HIGH                     LOW
--------------------------------------------------------------------------------
First Quarter                                 $0.06                    $0.01
Second Quarter                                 0.04                     0.01
Third Quarter                                  0.29                     0.01
Fourth Quarter                                 0.23                     0.10

HOLDERS OF COMMON EQUITY

      As of March 8, 2004, we had approximately 3,500 recordholders of common stock.

DIVIDENDS

      We have not declared or paid any dividends on our common stock during the years ended December 31, 2003, 2002, or 2001. Following this offering, our dividend practices with respect to our common stock will be determined and may be changed from time to time by our board of directors. We will base any issuance of dividends upon our earnings, financial condition, capital requirements and other factors considered important by our board of directors. Delaware law and our certificate of incorporation do not require our board of directors to declare dividends on our common stock. In addition, we have a letter of credit with Bank One, Chicago, Illinois, the terms of which require Bank One's written consent prior to the declaration of cash dividends. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

      On March 8, 2004, we issued to Cornell Capital Partners, LP, 40,000,000 warrants to purchase shares of our common stock at an exercise price of $0.11 per share. The market price at the time of issuance was $0.11.

      On February 25, 2004, we issued 103,199 shares of stock to David Kaminer, as payment of past due professional services. The shares were valued at $0.097. The market price at the time of the agreement was $0.102.

      On February 6, 2004, we issued 7,000,000 shares of common stock to CSI International, Inc. shareholders in connection with NeoMedia's purchase of CSI. The closing market price on the date of issuance was $0.10.

      On January 15, 2004, we issued to Cornell Capital Partners, LP, 40,000,000 warrants to purchase shares of our common stock at an exercise price of $0.05 per share. The market price at the time of issuance was $0.125.

      On October 31, 2003, we entered into an agreement to issue 8,000,000 shares of stock to International Digital Scientific, Inc., as payment of all past and future amounts owed under a note payable from 1994. The shares were valued at $0.113. The market price at the time of the agreement was $0.113.

      On October 23, 2003, we entered into an agreement to issue 3,000,000 shares of stock to Orsus Solutions, USA, Inc., an unrelated vendor, as payment of past due liabilities of $331,000. The shares were valued at $0.107. The market price at the time of the agreement was $0.107.

      On October 28, 2003, we issued 95,238 shares of stock to Newbridge Securities Corporation, an unrelated advisor, for services relating to the Standby Equity Distribution Agreement. The shares were valued at $0.105, the market price on the date of issuance.

      On October 27, 2003, we issued 7,279 shares of stock to one unrelated vendor as payment of past due liabilities of $1,000. The shares were valued at $0.105, the market price on the date of issuance.

      On October 27, 2003, we issued to Cornell Capital Partners, LP, 10,000,000 warrants to purchase shares of our common stock at an exercise price of $0.05 per share. The warrants were issued as a one-time commitment fee relating to the Standby Equity Distribution Agreement between Cornell and NeoMedia.

      On  October  3,  2003,   we  finalized   our  purchase  of  Secure  Source
Technologies, Inc. for 3,500,000 shares of stock. The shares were valued at $0.14, the market price on the date of closing.

      On October 20, 2003, we issued 66,841 shares of stock to one unrelated vendor as payment of past due liabilities of $10,000. The shares were valued at $0.10. The market price on the date of the agreement was $0.10.

      On October 7, 2003, we issued 103,907 shares of stock to one unrelated vendor as payment of past due liabilities of $16,000. The shares were valued at $0.13. The market price on the date of the agreement was $0.13.

      On October 6, 2003, we issued 37,743 shares of stock to one unrelated vendor as payment of past due liabilities of $5,000. The shares were valued at $0.14. The market price on the date of issuance was $0.16.

      On September 25, 2003, we issued 875,855 shares of stock to an unrelated vendor as payment of past due liabilities totaling $34,000. The shares were valued at $0.23 based on the market price on the grant date. The market price on the date of issuance was $0.20.

      On August 26, 2003, we issued 1,600,000 shares of stock to a former employee as payment of past due incentive compensation in the amount of $29,000. The shares were valued at $0.02. The market price on the date of issuance was $0.02.

      On August 26, 2003, we entered into an agreement to issue 450,000 shares of stock an unrelated vendor as payment of past due liabilities totaling $9,000. The shares were valued at $0.02. The market price on the date of the agreement was $0.02.

      On July 9, 2003, we borrowed $25,000 from William E. Fritz, one of its outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, we granted Mr. Fritz 2,500,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share.

      On April 21, 2003, we sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, we also granted the purchaser 25,000,000 warrants to purchase shares of its common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The purchaser was William E. Fritz, a member of the Company's Board of Directors. Proceeds to us from sale of the shares were $250,000. We recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share.

      On April 17, 2003, our Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by us to Charles W. Fritz, our Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. The shares were valued at $0.01. The market price on the date of issuance was $0.011. We recognized an expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz.

      During November 2002, we issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. In connection with the notes, we granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003.

      In August 2002, we issued 900,000 shares of common stock to 2150 Western Court L.L.C, the landlord of its Lisle, Illinois sales office, as settlement of a lawsuit relating to past-due and future building rents. The shares were valued at $0.03 per share, the market price at the date of issuance.

      In June 2002, we issued 10,000 shares of common stock to an unrelated vendor as an interest payment on past-due accounts payable. The shares were valued at $0.09. The market price on the date of issuance was $0.09.

      In February 2002, we issued 19,000,000 shares of our common stock at a price of $0.17 per share to five individuals and two institutional unrelated parties. The shares were issued in exchange for limited recourse promissory notes maturing at the earlier of i.) 90 days from the date of issuance, or ii.) 30 days from the date of registration of the shares. The gross proceeds of such transaction were to be approximately $3,040,000 upon maturity of the notes, as a purchase price of $0.01 per share, or $190,000 in aggregate, was paid in cash. During August 2002, the notes matured without payment, and we subsequently cancelled the 19 million shares issued in connection with such notes. We accrued a liability in the third quarter of 2001 of $190,000 relating to the par value paid in connection with the issuance of the shares, and such amount remained unpaid as of December 31, 2003.

      In February 2002, we issued 500,000 warrants to a provider of commercial financing services, in exchange for interest due to the provider on past due amounts under a credit agreement.

      In January 2002, we issued 452,489 shares of common stock to About.com, Inc. The shares were issued upon conversion of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, Inc. as payment for advertising expenses incurred during 2001. The market price on the date of issuance was $0.15. This issuance was made pursuant to Section 3(a)(9) of the Act.

      In January 2002, we issued 55,000 shares of common stock at a price of $0.13 per share to an individual unrelated party. The market price on the date of issuance was $0.14. Cash proceeds to NeoMedia were $7,150.

      In January 2002, we issued 1,614,501 shares of common stock to an unrelated vendor as settlement of past-due accounts payable and future payments under equipment lease agreements. The shares were valued at $0.17. The market price on the date of issuance was $0.17.

      In January 2002, we issued 32,486 shares of common stock to an unrelated vendor as settlement of past-due accounts payable in the amount of $5,000. The shares were valued at $0.15. The market price on the date of issuance was $0.17.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock and certain provisions of our Certificate of Incorporation and By-Laws is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and By-Laws, which have been filed as exhibits to our registration statement of which this prospectus is a part.

      On September 24, 2003, our shareholders voted to (i) increase the number of shares of common stock, par value $0.01 per share, that we are authorized to issue from 200,000,000 to 1,000,000,000; and (ii) implement the 2003 Stock
Option Plan, under which NeoMedia is authorized to grant to employeees, directors, and consultants up to 150,000,000 options to purchase shares of its common stock. On October, 30, 2003, our Board of Diretors approved the 2003 Stock Incentive Plan, under which the Company can issue up to 30 million shares of stock to employees, non-employee directors, consultants for incentive purposes. As of March 8, 2004, we had 283,586,629 shares of common stock outstanding, and no shares of preferred stock were outstanding.

COMMON STOCK

      Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of our outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

      The shares of our common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call and assessment. Except as otherwise permitted by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

      We may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of NeoMedia without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

      During December 1999, our Board of Directors approved a Certificate of Resolutions Designating Rights and Preferences of Preferred Stock, filed with the Secretary of State of the State of Delaware on December 20, 1999.

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

By this approval and filing, 200,000 shares of Series A Preferred Stock were designated. Series A Preferred carries the following rights:

      o The right to receive mandatory cash dividends equal to the greater of $0.001 per share or 100 times the amount of all dividends (cash or non-cash, other than dividends of shares of common stock) paid to holders of the common stock, which dividend is payable 30 days after the conclusion of each calendar quarter and immediately following the declaration of a dividend on common stock;

      o One hundred votes per each share of Series A Preferred on each matter submitted to a vote of our stockholders;

      o The right to elect two directors at any meeting at which directors are to be elected, and to fill any vacancy on the Board of Directors previously filled by a director appointed by the Series A Preferred holders;

      o The right to receive an amount, in preference to the holders of common stock, equal to the amount per share payable to holders of common stock, plus all accrued and unpaid dividends, and following payment of 1/100th of this liquidation preference to the holders of each share of common stock, an additional amount per share equal to 100 times the per share amount paid to the holders of common stock.

      o The right to exchange each share of Series A Preferred for 100 times the consideration received per share of common stock in connection with any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or converted into cash, securities or other property.

      o The right to be redeemed in accordance with our stockholders rights plan.

      While accrued mandatory dividends are unpaid, we may not declare or pay dividends or distributions on, or redeem, repurchase or reacquire, shares of any class or series of junior or parity stock.

      The Series A Preferred was created to be issued in connection with our stockholders rights plan, described below. No shares of Series A Preferred have been issued to date.

      On June 19, 2001, our Board of Directors approved a Certificate of Designations to Create a Class of Series A Convertible Preferred Stock for NeoMedia Technologies, Inc., filed with the Secretary of State of the State of Delaware on June 20, 2001. By this approval and filing, 47,511 shares are designated as Series A Convertible Preferred Stock. Our Series A Convertible Preferred Stock, par value $0.01 per share, has the following rights:

      o Series A Convertible Preferred is convertible into shares of our common stock at a one-to-one ratio, subject to proportional adjustments in the event of stock splits or combinations, and dividends or distributions of shares of common stock, at the option of the holder; shares are subject to automatic conversion as determined in each agreement relating to the purchase of shares of Series A Convertible Preferred;

      o Each share of Series A Convertible Preferred is entitled to receive a liquidation preference equal to the original purchase price of such share in the event of liquidation, dissolution, or winding up;

      o Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of our assets, shares of Series A Convertible Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled;

      o Shares of Series A Convertible Preferred are entitled to one vote per share, and vote together with holders of common stock.

      In June 2001, 452,489 shares of Series A Convertible Preferred were issued to About.com, Inc. pursuant to a certain Agreement for Payment in Common Stock, in lieu of cash payment to About.com for online advertising services. On January 2, 2002, such shares were converted into 452,489 shares of common stock.

      On January 16, 2002, our Board of Directors approved a Certificate of Designation, Preferences, Rights and Limitations of Series B 12% Convertible Redeemable Preferred Stock of NeoMedia Technologies, Inc., filed with the Secretary of State of the State of Delaware on February 28, 2002. By this approval and filing, 100,000 shares are designated as Series B 12% Convertible Redeemable Preferred Stock. Our Series B 12% Convertible Redeemable Preferred Stock, par value $0.01 per share, has the following rights:

      o Series B Preferred shares accrue dividends at a rate of 12% per annum, or $1.20 per share, between the date of issuance and the first anniversary of issuance;

      o Series B Preferred is redeemed to the maximum extent permitted by law (based on our funds legally available for redemption) at a price per share of $15.00, plus accrued dividends (a total of $16.20 per share) on the first anniversary of issuance;

      o Series B Preferred receive proceeds of $12.00 per share upon our liquidation, dissolution or winding up;

      o To the extent, not redeemed on the first anniversary of issuance, Series B Preferred is automatically convertible into our then existing general class of common stock on the first anniversary of issuance at a price equal to $16.20 divided by the greater of $0.20 and the lowest publicly-sold share price during the 90 day period preceding the conversion date, but in no event more than 19.9% of our outstanding capital stock as of the date immediately prior to conversion.

      o Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of our assets, shares of Series B Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled; and

      o Shares of Series B Preferred are entitled to one vote per share and vote with common stock, except where the proposed action would adversely affect the Series B Preferred or where the non-waivable provisions of applicable law mandate that the Series B Preferred vote separately, in which case Series B Preferred vote separately as a class, with one vote per share.

      Our Preferred Stock is currently comprised of 25,000,000 shares, par value $0.01 per share, of which 200,000 shares are designated as Series A Preferred Stock, none of which are issued or outstanding, and, following the conversion into common stock of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, of which 47,511 shares are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding, and of which 100,000 shares of Series B 12% Convertible Redeemable Preferred Stock, none of which are issued and outstanding. We have no present agreements relating to or requiring the designation or issuance of additional shares of preferred stock.

WARRANTS AND OPTIONS

      As of March 8, 2004, we had outstanding options and warrants to purchase 54,193,149 and 60,345,000, shares of our common stock, respectively, with original exercise prices ranging from $0.01 to $7.31. All options granted under our 1996, 1998, and 2002 Stock Option Plans are currently subject to a repricing under which the exercise prices were restated to $0.01 per share from May 2003 through June 30, 2004. The number of shares issuable upon exercise and the exercise prices of the warrants are subject to adjustment in the event of certain events such as stock dividends, splits and combinations, capital reorganization and with respect to certain warrants, issuance of shares of common stock at prices below the then exercise price of the warrants.

      On September 24, 2003, our shareholders approved the 2003 Stock Option Plan. Under this plan, we are authorized to grant to employees, directors, and consultants up to 150,000,000 options to share of common stock. As of March 8, 2004, we had issued 63,804,323 options under the 2003 Stock Option Plan, of which 13,480,556 had been exercised.

    During May 2003, we re-priced approximately 8.0 million stock options under a 6-month repricing program. Under the terms of the program, the exercise price for outstanding options under our 2002, 1998, and 1996 Stock Option Plans was restated to $0.01 per share for a period of 6 months. In accordance with FASB Interpretation, FIN 44, Accounting for

Certain Transactions Involving Stock Transactions, the award has been accounted for as variable from May 19, 2003 through the period ended December 31, 2003. Accordingly, we recognized approximately $755,000 as compensation in general and administrative expense during the year ended December 31, 2003. Approximately
4.4 million options were exercised under the repricing program during the year ended December 31, 2003. During December 2003, the deadline for the option repricing was extended to June 30, 2004 by the Stock Option Committee of our Board of Directors.


    During April 2003, we repriced approximately 1.9 million warrants held by Thornhill Capital LLC, an outside consultant. Of the 1.9 million warrants, 1.5 million had an exercise price of $0.05 per share, and approximately 0.4 million had an exercise price of $2.09 per share. All 1.9 million warrants were repriced to $0.00 per share. We recognized an expense of approximately $27,000 related to this transaction during the second quarter of 2003. These warrants were exercised immediately after the repricing.

    In June 2002, we repriced 3 million of our common stock warrants from $0.12 to $0.05 per share. All of the warrants were exercised immediately. We recognized an expense of $132,000 related to this repricing during the year ended December 31, 2002.

    In April 2002, in order to encourage the exercise of options, Our Board of Directors adopted an option repricing program. Under the program, those persons holding options granted under the 1996, 1998 and 2002 Stock Option Plans, to the extent their options were exercisable during the period ending October 9, 2002, were allowed to exercise the option at a price which is the greater of $0.12 per share or 50% of the last sale price of a share of our common stock on the OTC Bulletin Board on the trading date immediately preceding the date of exercise. No options were exercised under the program and no expense was recognized relating to the program.

    During March 2002, we repriced approximately 1.2 million of our common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders were entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and we recognized approximately $63,000 in expense relating to the repricing during the year ended December 31, 2002.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      On December 10, 1999, our Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right on each outstanding share of our common stock to stockholders of record on December 10, 1999 and each share of common stock issued prior to the rights plan trigger date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders to receive fair and equal treatment in any proposed takeover of the corporation and to guard against partial or two-tiered tender offers, open market accumulations and other hostile takeover tactics to gain control of NeoMedia. The stockholders rights plan, which is similar to plans adopted by many leading public companies, was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. Certain of our directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of our "poison pill" plan, as a result of the fact that, as of the plans adoption, their holdings might have otherwise triggered the "poison pill".

TRANSFER AGENT

      The transfer agent and registrar for our common stock is American Stock Transfer, located in New York, New York. The transfer agent's phone number is
(718) 921-8293.

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

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by the Delaware General Corporation Law ("DGCL"), we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      The certificate of incorporation and the by-laws of NeoMedia provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of NeoMedia pursuant to the foregoing provisions, or otherwise, NeoMedia has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Kirkpatrick and Lockhart LLP, Miami, Florida.

                                     EXPERTS

      The audited consolidated financial statements of NeoMedia Technologies, Inc. and its subsidiaries for the years ended December 31, 2003 and 2002, included in this prospectus and elsewhere in the registration statement have been audited by Stonefield Josephson, Inc., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding NeoMedia's ability to continue as a going concern, as discussed in Note 1 to the consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

      None

                           HOW TO GET MORE INFORMATION

      We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov where certain information regarding issuers, including NeoMedia, may be found. Our Web site is http://www.neom.com.

      This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding NeoMedia and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site, www.sec.gov.

                          INDEX OF FINANCIAL STATEMENTS




NeoMedia Technologies, Inc. consolidated financial statements for the years ended December 31, 2003 and 2002......................................F-1

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and
Stockholders of Neomedia Technologies, Inc.


      We have audited the accompanying consolidated balance sheet of Neomedia Technolgies, Inc. (a Delaware Corporation) and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Neomedia Technologies, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses, working capital deficit, and current cash flow position raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
February 27, 2004

                    NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    DECEMBER 31,
ASSETS                                                  2003
                                                        ----
Current assets:
     Cash and cash equivalents                       $     61
     Trade accounts receivable, net of allowance
     for doubtful accounts of $49                         133
     Inventories, net of allowance for obsolete &
     slow-moving inventory of $143                          3

     Prepaid expenses and other current assets            356
                                                     --------
     Total current assets                                 553

     Property and equipment, net                           61
     Capitalized patents, net                           2,415
     Capitalized and purchased software costs, net        118
     Other long-term assets                               729
                                                     --------
          Total assets                               $  3,876
                                                     ========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
     Accounts payable                                $  2,327

     Amounts due under financing agreements               196
     Amounts payable under settlement agreements          772
     Liabilities of discontinued business unit            657
     Sales taxes payable                                  137
     Accrued expenses                                   1,743
     Deferred revenues and other                          515
     Notes payable                                        732
                                                     --------
          Total current liabilities                     7,079

Commitments and contingencies                              --

Shareholders' deficit:
     Preferred stock, $0.01 par value, 25,000,000
     shares authorized, none issued
       and outstanding                                     --
     Common stock, $0.01 par value, 1,000,000,000
     shares authorized,
       247,041,675 shares issued and 243,991,257
     outstanding                                        2,440
     Additional paid-in capital                        71,565
     Deferred stock-based compensation                   (282)
     Accumulated deficit                              (76,147)
     Treasury stock, at cost, 201,230 shares of
     common stock                                        (779)
                                                     --------
        Total shareholders' deficit                    (3,203)
                                                     --------
          Total liabilities and shareholders'
            deficit                                  $  3,876
                                                     ========


The accompanying notes form an integral part of these consolidated financial statements.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                       2003          2002
                                                    ------------  ------------
NET SALES:
    License fees                                      $     414     $     446
    Resale of software and technology equipment
    and service fees                                      1,986         8,953
                                                    ------------  ------------
       Total net sales                                    2,400         9,399
                                                    ------------  ------------
COST OF SALES:
    License fees                                            300           841
    Resale of software and technology equipment
    and service fees                                      1,829         7,423
                                                    ------------  ------------
       Total cost of sales                                2,129         8,264
                                                    ------------  ------------

GROSS PROFIT                                                271         1,135

    Sales and marketing expenses                            523         1,009
    General and administrative expenses                   4,270         4,068
    Research and development costs                          332           775
    Loss on impairment of assets                            ---         1,003
                                                    ------------  ------------

    Loss from operations                                 (4,854)       (5,720)
    Loss on extinguishment of debt, net                    (152)            -
    Interest expense, net                                  (376)         (178)
                                                    ------------  ------------


Loss from continuing operations                          (5,382)       (5,898)

    Loss on disposal of discontinued business unit
    (Note 12)                                               ---        (1,523)
                                                    ------------  ------------

NET LOSS                                              $  (5,382)    $  (7,421)
                                                    ============  ============
    NET LOSS PER SHARE FROM CONTINUING
    OPERATIONS--BASIC AND DILUTED                    $   (0.04)    $   (0.26)
                                                    ============  ============
    NET LOSS PER SHARE FROM DISCONTINUED
    OPERATIONS--BASIC AND DILUTED                    $        -    $   (0.07)
                                                    ============  ============
NET LOSS PER SHARE--BASIC AND DILUTED
                                                     $   (0.04)    $   (0.33)
                                                    ============  ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES--BASIC
AND DILUTED                                         125,029,723    22,330,485
                                                    ============  ============



The accompanying notes form an integral part of these consolidated financial statements.

                    NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       YEARS ENDED DECEMBER 31,
                                                          2003       2002
                                                          ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                            ($5,382)   ($7,421)
    Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                           470      1,061
    Inventory reserve                                        13        130
    Provision for doubtful accounts and notes
    receivable                                              191         --
    Loss on disposal of discontinued business unit           --      1,523
    Loss on impairment of assets                             --      1,003
    Expense associated with option and warrant
    repricing                                               773        195
    Fair value of expense portion of stock-based
      compensation granted for professional
      services                                            1,000        685
    Interest expense allocated to debt                       56         23
    Discount related to common stock issuance                50         --
    (Gain) loss on payment of accounts payable in
    stock                                                   152         --
    (Increase)/decrease in value of life insurance
    policies                                                (35)        63
    Changes in operating assets and liabilities
      Trade accounts receivable, net                        212      2,299
      Inventory                                              (3)        --
      Other current assets                                  273        346
      Accounts payable, amounts due under financing
    agreements, amounts due under
       Settlement agreements, liabilities in excess
    of assets of discontinued business unit,
       accrued expenses and stock liability                (383)      (584)
      Deferred revenue other current liabilities           (366)       142
                                                        -------    -------
       Net cash used in operating activities             (2,979)      (535)
                                                        -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Amounts issued under notes receivable                  (209)        --
    Capitalization of software development and
    purchased intangible assets                             (28)       (21)
    Acquisition of property and equipment                   (44)        --
                                                        -------    -------
      Net cash used in investing activities                (281)       (21)
                                                        -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Net proceeds from issuance of common stock, net
    of issuance costs of $226                               250          8
    Net proceeds from exercise of stock warrants            250         45
    Net proceeds from exercise of stock options             156        274
    Borrowings under notes payable and long-term debt     3,350        165
    Repayments on notes payable and long-term debt         (755)        --
                                                        -------    -------
      Net cash provided by financing activities           3,251        492
                                                        -------    -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                    (9)       (64)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                 70        134
                                                        -------    -------
CASH AND CASH EQUIVALENTS, END OF YEAR                  $    61    $    70
                                                        =======    =======
SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid/(received) during the year            $     6    $    15
    Income taxes paid                                        --         --
    Non-cash investing and financing activities:
      Value of stock granted to acquire Secure Source
    Technologies, Inc.                                      500         --
      Fair value of warrants issued as a direct
    incremental cost of financing                            93         --
      Reduction in accounts payable and accruals for
    debt paid in stock                                    1,509         --
      Reduction of long-term debt paid and accrued
    interest with stock                                     904         --
      Fair value of stock compensation deferred to
    future periods                                          282         --
      Discount recognized on the issuance of stock
    with notes payable                                       56         --
      Cancellation of common stock issued in 2001 to
    offset stock subscription receivable                     --       (240)
      Shares issued in accordance with Equity Line of
    Credit to repay Notes Payable, net of  issuance
    costs of $6,772                                       2,793         --
      Net effect of issuance and subsequent
        cancellation of common stock underlying notes
        receivable                                           --       (190)

The accompanying notes form an integral part of these consolidated financial statements.

                    NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                           COMMON STOCK
                       ------------------------------------------------------
                                                               ADDITIONAL            STOCK                DEFERRED
                                                                PAID-IN           SUBSCRIPTION              STOCK
                             SHARES            AMOUNT           CAPITAL            RECEIVABLE           COMPENSATION
                             ------            ------           -------            ----------           ------------
BALANCE, DECEMBER
31, 2001                       18,804,917            $188            $63,029                (240)                       0
Exercise of
employee options                5,252,455              52                222                    -                       -
Issuance of Common
Stock through
private Placement,
Net of $0 of
issuance costs                (2,945,000)            (29)              (203)                    -                       -
Expense associated
with warrant
repricing                               -               -                195                    -                       -
Fair value stock
issued for
professional
services rendered               4,900,000              49                915                    -                       -

Exercise of Warrants              369,450               4                 41                    -                       -
Stock issued to pay
liabilities                     2,556,987              24                319                    -                       -
Conversion of
preferred stock to
common stock                      452,489               5                878                    -                       -
Issuance of
warrants and stock
with convertible
debt                            1,355,670              14                 46                    -                       -
Stock Subscription
Receivable                              -               -                  -                  240                       -
Change in Deferred
Stock Compensation                      -               -                  -                    -                   (231)

Net Loss                                -               -                  -                    -                       -
                       -------------------  --------------  -----------------  -------------------  ----------------------

BALANCE, DECEMBER
31, 2002                       30,746,968            $307            $65,442                    0                   (231)
Shares issued to
Cornell Capital
Partners under
Equity Line of
Credit (Gross)                 98,933,244            $990             $8,575                    -                       -
Fees & discounts
associated with
Shares issued to
Cornell Capital
Partners under
Equity Line of
Credit                                                  -            (6,772)                    -                       -
Issuance of Common
Stock through
private Placement,             25,000,000             250                 50                    -                       -
Exercise of
employee options               15,599,175             156                  -                    -                       -

Exercise of Warrants           28,904,900             289               (39)                    -                       -
Expense associated
with option &
warrant repricing                       -               -                773                    -                       -
Fair value of
stock, options, &
warrants issued for
professional
services rendered               4,030,424              40                385                    -                       -
Stock issued to pay
past due liabilities           37,276,546             373              2,040                    -                       -
Issuance of shares
to purchase Secure
Source
Technologies, Inc.              3,500,000              35                465                    -                       -
Issuance of
warrants and stock
with debt                               -               -                 19                    -                       -
Expense recognized
for options issued
with exercise price
below market price                      -               -                627                                            -
Change in Deferred
Stock Compensation                      -               -                  -                    -                    (51)

Net Loss                                -               -                  -                    -                       -
                       -------------------  --------------  -----------------  -------------------  ----------------------

BALANCE, DECEMBER
31, 2003                      243,991,257          $2,440            $71,565                    -                   (282)
                       -------------------  --------------  -----------------  -------------------  ----------------------

                                        PREFERRED STOCK                                                  TREASURY STOCK
                       ---------------------------------------------------                        -----------------------------
                                                           ADDITIONAL
                                                             PAID-IN            ACCUMULATED
                           SHARES           AMOUNT           CAPITAL              DEFICIT            SHARES         AMOUNT
                           ------           ------           -------              -------            ------         ------
BALANCE, DECEMBER
31, 2001                       452,489             $5                $878             ($63,344)        201,230          ($779)
Exercise of
employee options                     -              -                   -                     -              -               -
Issuance of Common
Stock through
private Placement,
Net of $0 of
issuance costs                       -              -                   -                     -              -               -
Expense associated
with warrant
repricing                            -              -                   -                     -              -               -
Fair value stock
issued for
professional
services rendered                    -              -                   -                     -              -               -

Exercise of Warrants                 -              -                   -                     -              -               -
Stock issued to pay
liabilities                          -              -                   -                     -              -               -
Conversion of
preferred stock to
common stock                 (452,489)            (5)               (878)                     -              -               -
Issuance of
warrants and stock
with convertible
debt                                 -              -                   -                     -              -               -
Stock Subscription
Receivable                           -              -                   -                     -              -               -
Change in Deferred
Stock Compensation                   -              -                   -                     -              -               -

Net Loss                             -              -                   -               (7,421)              -               -
                       ----------------  -------------  ------------------  --------------------  -------------  --------------

BALANCE, DECEMBER
31, 2002                             0             $0                  $0             ($70,765)        201,230          ($779)
Shares issued to
Cornell Capital
Partners under
Equity Line of
Credit (Gross)                       -              -                   -                     -              -               -
Fees & discounts
associated with
Shares issued to
Cornell Capital
Partners under
Equity Line of
Credit                               -              -                   -                     -              -               -
Issuance of Common
Stock through
private Placement,                   -              -                   -                     -              -               -
Exercise of
employee options                     -              -                   -                     -              -               -

Exercise of Warrants                 -              -                   -                     -              -               -
Expense associated
with option &
warrant repricing                    -              -                   -                     -              -               -
Fair value of
stock, options, &
warrants issued for
professional
services rendered                    -              -                   -                     -              -               -
Stock issued to pay
past due liabilities                 -              -                   -                     -              -               -
Issuance of shares
to purchase Secure
Source
Technologies, Inc.                   -              -                   -                     -              -               -
Issuance of
warrants and stock
with debt                            -              -                   -                     -              -               -
Expense recognized
for options issued
with exercise price
below market price                   -              -                   -                                    -               -
Change in Deferred
Stock Compensation                   -              -                   -                     -              -               -

Net Loss                             -              -                   -               (5,382)              -               -
                       ----------------  -------------  ------------------  --------------------  -------------  --------------

BALANCE, DECEMBER
31, 2003                             -             $-                  $-             ($76,147)        201,230          ($779)
                       ----------------  -------------  ------------------  --------------------  -------------  --------------



                               TOTAL
                           STOCKHOLDERS'
                               EQUITY
                               ------
BALANCE, DECEMBER
31, 2001                              ($263)
Exercise of
employee options                         274
Issuance of Common
Stock through
private Placement,
Net of $0 of
issuance costs                         (232)
Expense associated
with warrant
repricing                                195
Fair value stock
issued for
professional
services rendered                        964

Exercise of Warrants                      45
Stock issued to pay
liabilities                              343
Conversion of
preferred stock to
common stock                               -
Issuance of
warrants and stock
with convertible
debt                                      60
Stock Subscription
Receivable                               240
Change in Deferred
Stock Compensation                     (231)

Net Loss                             (7,421)
                        ---------------------

BALANCE, DECEMBER
31, 2002                            ($6,026)
Shares issued to
Cornell Capital
Partners under
Equity Line of
Credit (Gross)                         9,565
Fees & discounts
associated with
Shares issued to
Cornell Capital
Partners under
Equity Line of
Credit                               (6,772)
Issuance of Common
Stock through
private Placement,                       300
Exercise of
employee options                         156

Exercise of Warrants                     250
Expense associated
with option &
warrant repricing                        773
Fair value of
stock, options, &
warrants issued for
professional
services rendered                        425
Stock issued to pay
past due liabilities                   2,413
Issuance of shares
to purchase Secure
Source
Technologies, Inc.                       500
Issuance of
warrants and stock
with debt                                 19
Expense recognized
for options issued
with exercise price
below market price                       627
Change in Deferred
Stock Compensation                      (51)

Net Loss                             (5,382)
                        ---------------------

BALANCE, DECEMBER
31, 2003                            ($3,203)
                        ---------------------


The accompanying notes form an integral part of these consolidated financial statements.

                    NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

BASIS OF PRESENTATION

    The consolidated financial statements include the financial statements of NeoMedia Technologies, Inc. and its wholly-owned subsidiaries, NeoMedia Migration, Inc., a Delaware corporation; Distribuidora Vallarta, S.A. incorporated in Guatemala; NeoMedia Technologies of Canada, Inc. incorporated in Canada; NeoMedia Tech, Inc. incorporated in Delaware; NeoMedia EDV GmbH incorporated in Austria; NeoMedia Technologies Holding Company B.V. incorporated in the Netherlands; NeoMedia Technologies de Mexico S.A. de C.V. incorporated in Mexico; NeoMedia Migration de Mexico S.A. de C.V. incorporated in Mexico; NeoMedia Technologies do Brasil Ltd. incorporated in Brazil and NeoMedia Technologies UK Limited incorporated in the United Kingdom, and are collectively referred to as "NeoMedia" or the "Company". The consolidated financial statements of NeoMedia are presented on a consolidated basis for all periods presented. All significant intercompany accounts and transactions have been eliminated in preparation of the consolidated financial statements.

     The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has reported net losses of $5,382,000 and $7421,000 for the years ended December 31, 2003 and 2002, respectively, and has an accumulated deficit of $76,147,000 as of December 31, 2003. In addition, the Company has cash balance of $61,000 and working capital deficit of $6,526,000 as of December 31, 2003.

    The Company cannot be certain that anticipated revenues from operations will be sufficient to satisfy its ongoing capital requirements. Management's belief is based on the Company's operating plan, which in turn is based on assumptions that may prove to be incorrect. If the Company's financial resources are insufficient the Company may require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity, debt, or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

      Should these financing sources fail to materialize, management would seek alternate funding sources through sale of common and/or preferred stock. Management's plan is to secure adequate funding to bridge to revenue generation from the Company's valuable intellectual property portfolio and PaperClickTM internet "switching" software. On February 6, 2004, NeoMedia acquired CSI International, Inc., ("CSI") of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. NeoMedia paid 7,000,000 shares of its common stock, plus $2.5 million cash in exchange for all outstanding shares of CSI. NeoMedia has centralized the administrative functions in its Ft. Myers, Florida headquarters, and maintains the sales and operations office in Calgary, Alberta, Canada. Through the acquisition of CSI, the Company expects the revenue for 2004 to be substantially higher than that for 2003 and expects this division will generate positive cash in 2004.

NATURE OF BUSINESS OPERATIONS

    During the yearss ended December 31, 2003 and 2002, the Company was structured and evaluated by its Board of Directors and Management as two distinct business units:

            NeoMedia Internet Switching Software (NISS), and

            NeoMedia Consulting and Integration Services (NCIS)

      On February 6, 2004, the Company acquired CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. NeoMedia has centralized the administrative functions in its

Ft. Myers, Florida headquarters, and maintains the sales and operations office in Calgary, Alberta, Canada. CSI-related operations will be evaluated as a separate business unit during the year ended December 31, 2004.

   NeoMedia Internet Switching Software (NISS). NISS (physical world-to-Internet offerings) is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports the Company's physical world to Internet core technology, including NeoMedia's linking "switch" and application platforms. NISS also manages the Company's intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

   NeoMedia Consulting and Integration Services (NCIS). NCIS (systems integration service offerings) is the original business line upon which the Company was organized. This unit resells client-server equipment and related software, and general and specialized consulting services. Systems integration services also identifies prospects for custom applications based on NeoMedia's products and services. The operations are based in Lisle, Illinois.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES

    The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    For the purposes of the consolidated balance sheets and consolidated statements of cash flows, all highly liquid investments with original maturities of three months or less are considered cash equivalents.

FINANCIAL INSTRUMENTS

    The carrying amount of the Company's cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable and accrued expenses, accrued salaries and benefits, and payable to merchants approximates their estimated fair values due to the short-term maturities of those financial instruments. Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.



ACCOUNTS RECEIVABLE

    The Company reports accounts receivable at net realizable value. The Company's terms of sale provide the basis for when accounts become delinquent or past due. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable. Receivables are generally charged off and sent to a collections agency after ninety days past due. It is at least reasonably possible that the Company's estimate of the allowance for doubtful accounts will change in the near-term. At December 31, 2003, the allowance for doubtful accounts was $49,000.

INVENTORIES

    Inventories are stated at the lower of cost or market, and at December 31, 2003 was comprised of purchased computer technology resale products. Cost is determined using the first-in, first-out method. At December 31, 2003, the reserve for obsolescence was $143,000.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost less allowance for accumulated depreciation. Repairs and maintenance are charged to expense as incurred. Depreciation is generally computed using the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations. The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining life of the asset.

The estimated service lives of property and equipment are as follows:

            Furniture and fixtures        7 years
            Computer equipment            3 to 5 years


CAPITALIZED PATENTS

    Patents (including patents pending and intellectual property) are stated at cost, less accumulated amortization. Patents are generally amortized over periods ranging from five to seventeen years.


CAPITALIZED AND PURCHASED SOFTWARE COSTS

    Intangible assets consist of capitalized software development costs and patents.

    Software development costs are accounted for in accordance with Statement of Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs associated with the planning and designing phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing, quality assurance and documentation are capitalized. Once a product is made available for sale, capitalization is stopped unless the related costs are associated with a technologically feasible enhancement to the product. Amortization of purchased and developed software is provided on a product-by-product basis over the estimated economic life of the software, generally three years, using the straight-line method.

    In accordance with SFAS No. 86, at the end of each quarterly reporting period, the Company evaluates each of its software products for impairment by adjusting the unamortized capitalized costs of each computer software product to its net realizable value. Net realizable value is equal to the estimated future gross revenues from each product reduced by the estimated future costs of completing and disposing of that product, including the costs of performing maintenance and customer support required to satisfy the Company's responsibility set forth at the time of sale. It is reasonably possible that the estimates underlying the impairment analysis could change in the near term, and the effect of the change could be material to the consolidated financial statements.

EVALUATION OF LONG-LIVED ASSETS

    In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Although retaining many of the fundamental recognition and measurement provisions of SFAS 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The statement also supersedes certain provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," and will require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period or periods in which the losses are incurred rather than as of the measurement date, as presently required. NeoMedia adopted this new statement on January 1, 2002, and concluded that the effect of adopting this statement had no material impact on NeoMedia's financial position, results of operations, or cash flows.

AMOUNTS DUE UNDER SETTLEMENT AGREEMENTS

    NeoMedia is party to various settlement agreements with certain of its vendors relating to past due accounts payable. The settlement agreements generally call for monthly payment installments against such past due amounts.

REVENUE RECOGNITION

    NeoMedia derives revenues from two primary sources: (1) license revenues and
(2) resale of software and technology equipment and service fee revenues.

    License fees, including Intellectual Property license, represent revenue from the licensing of NeoMedia's proprietary software tools and applications products. NeoMedia licenses its development tools and application products pursuant to non-exclusive and non-transferable license agreements. Resales of software and technology equipment represent revenue from the resale of purchased third party hardware and software products and from consulting, education, maintenance and post contract customer support services.

    The basis for license fee revenue recognition is substantially governed by American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"), as amended. License revenue is recognized if persuasive evidence of an agreement exists, delivery has occurred, pricing is fixed and determinable, and collectibility is probable.

    Revenue for resale of software and technology equipment and service fee is recognized based on guidance provided in Securities and Exchange Commission
(SEC) Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," as amended (SAB 101). Software and technology equipment resale revenue is recognized when all of the components necessary to run software or hardware have been shipped. Service revenues include maintenance fees for providing system updates for software products, user documentation and technical support and are recognized over the life of the contract. Software license revenue from long-term contracts has been recognized on a percentage of completion basis, along with the associated services being provided. Other service revenues, including training and consulting, are recognized as the services are performed. The Company uses stand-alone pricing to determine an element's vendor specific objective evidence (VSOE) in order to allocate an arrangement fee amongst various pieces of a multi-element contract. NeoMedia records an allowance for uncollectible accounts on a customer-by-customer basis as appropriate.

SHIPPING AND HANDLING COSTS

      Shipping and handling costs are passed through to the Company's customers, and are netted in cost of goods sold.

RESEARCH AND DEVELOPMENT

      Costs  associated  with the  planning  and  designing  phase  of  software development, including coding and testing activities, and related overhead, necessary to establish technological feasibility of the Company's internally-developed software products, are classified as research and development and expensed as incurred.

STOCK BASED COMPENSATION

    The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123. "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant no compensation expense is recognized. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

            In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends, SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's consolidated financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of 2003.

    The Company accounts for its stock option plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, except when options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                            YEARS ENDED
                                            DECEMBER 31,
                                        ------------------
                                           2003     2002
                                           ----     ----
Net Loss, as reported                    ($5,382) ($7,421)
Compensation  recognized under APB
25                                           623      ---
Compensation    recognized   under
SFAS 123                                    (962)  (1,277)
                                        ------------------
  Pro-forma net loss                     ($5,721) ($8,698)
                                        ==================

Net Loss per share:
Basic and diluted - as reported           ($0.04)  ($0.33)
                                        ==================
Basic and diluted - pro-forma             ($0.05)  ($0.39)
                                        ==================

    For grants in 2003 and 2002, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate of 4.5%; (iii) expected volatility ranging from 253% to 457% for 2003 and 135% to 211% for 2002, and
(iv) an expected life of the shorter of 3 years or the stated life of the option for options granted in 2003, and 5 years or the stated life of the option for options granted in 2002. The fair-value was determined using the Black-Scholes option-pricing model.

    The estimated fair value of grants of stock options and warrants to non-employees of NeoMedia is charged to expense in the consolidated financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

INCOME TAXES

    In accordance with SFAS No. 109, "Accounting for Income Taxes", income taxes are accounted for using the assets and liabilities approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The Company has recorded a 100% valuation allowance as of December 31, 2003.

COMPUTATION OF NET LOSS PER SHARE

    Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has excluded all outstanding stock options and warrants from the calculation of diluted net loss per share because these securities are anti-dilutive for all years presented. The shares excluded from the calculation of diluted net loss per share are detailed in the table below:

                              DECEMBER 31,   DECEMBER 31,
                                 2003           2002
                                 ----           ----
    Outstanding Stock
    Options                   33,512,507     10,801,219
    Outstanding Warrants      26,195,000     7,433,758

COMPREHENSIVE INCOME

     For the years ended December 31, 2003 and 2002, the Company did not have other comprehensive income and therefore has not included the statement of comprehensive income in the accompanying consolidated financial statements.

RECLASSIFICATIONS

    Certain reclassifications have been made to the 2002 consolidated financial statements to conform to the 2003 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

    In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

    During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46.

    On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), "Consolidation of Variable Interest Entities," (FIN-46R) primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. The Company has deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact to the Company's financial position, results of operations or liquidity resulting from the adoption of this interpretation.

    In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

    In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

    In December 2003, the FASB issued Statement of Financial Accounting Standards (FAS) No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits." This standard replaces FAS-132 of the same title which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under: FAS-87, "Employers' Accounting for Pensions"; FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits"; and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003 and for interim periods beginning after December 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

3. EQUITY LINE OF CREDIT WITH CORNELL CAPITAL PARTNERS ("CORNELL")

      On February 11, 2003, NeoMedia and Cornell entered into an Equity Line of Credit Agreement under which Cornell agreed to purchase up to $10 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase was $150,000 with a minimum of seven days between purchases. The shares were valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. The Company paid 5% of the gross proceeds of each purchase to Cornell

   During the year ended December 31, 2003, the Company sold 98,933,244 shares of its common stock to Cornell under the Equity Line of Credit. The following table summarizes funding received from Cornell during the year ended December 31, 2003:

                                                     FIRST           SECOND           THIRD          FOURTH      DECEMBER 31,
                                                    QUARTER         QUARTER         QUARTER         QUARTER          2003
                                                    -------         -------         -------         -------          ----
Number of shares sold to Cornell                    3,990,342      27,873,902      56,069,000      11,000,000      98,933,244

Gross Proceeds from sale of shares to Cornell    $     84,000    $    633,000    $  7,088,000    $  1,760,000    $  9,565,000
Less: discounts and fees*                             (29,000)       (189,000)     (5,429,000)     (1,125,000)   ($ 6,772,000)
                                                 ----------------------------------------------------------------------------
   Net Proceeds from sale of shares to Cornell   $     55,000    $    444,000    $  1,659,000    $    635,000    $  2,793,000
                                                 ----------------------------------------------------------------------------

* - Per Equity line of Credit Agreement, stock is valued at 98% of the lowest closing bid price during the week it is sold


   As of December 31, 2003, the Company had a promissory note payable to Cornell in the amount of $500,000

   On October 27, 2003, the Company and Cornell entered into a $20 million Standby Equity Distribution Agreement. The terms of the agreement are identical to the terms of the previous Equity Line of Credit, except that the maximum "draw" under the new agreement is $280,000 per week, not to exceed $840,000 in any 30-day period, and Cornell will purchase up to $20 million of the Company's common stock over a two-year period. As a consideration fee for Cornell to enter into the agreement, the Company issued 10 million warrants to Cornell with an exercise price of $0.05 per share, and a term of five years. Cornell exercised the warrants in January 2004, resulting in $500,000 cash receipts to the Company. In November 2003, the Company filed a Form SB-2 to register 200 million shares under this $20 million Standby Equity Distribution Agreement. In January 2004, the Form SB-2 was declared effective by the Securities and Exchange Commission.

4.    PROPERTY AND EQUIPMENT

    As of December 31, 2003, property and equipment consisted of the following:

                                   (dollars
                                  in thousands)
                                  -------------
                                      2003
                                      ----

Furniture and fixtures                 $266
Equipment                                41
                                  ----------
     Total                              307
Less: accumulated depreciation
    Furniture and fixtures             (237)
    Equipment                            (9)
                                  ----------
     Total property and
equipment, net                          $61
                                  ==========

Depreciation expense was $83,000 and $108,000 for the years ended December 31, 2003 and 2002, respectively.

5.  INTANGIBLE ASSETS

    As of December 31, 2003, intangible assets consisted of the following:

                                                     (dollars
                                                        in
                                                     thousands)
                                                     ---------
                                                       2003
                                                       ----
Capitalized and purchased software costs                 $575
Patents and related costs                               3,566
                                                     ---------
     Total                                              4,141
Less: accumulated amortization
    Capitalized and purchased software costs            (456)
    Patents and related costs                         (1,152)
                                                     ---------
       Intangible assets, net                          $2,533
                                                     =========


    Capitalized patent activity for the year ended December 31, 2003 was as follows:

                                          (dollars
                                             in
                                          thousands)
                                          --------
                                            2003
                                            ----
Beginning balance                          $2,244
Additions                                      22
Acquisition of Secure Source
Technologies, Inc. Patents                    422
Amortization                                 (273)
                                          --------
  Ending balance                           $2,415
                                          ========

    Amortization expense of capitalized patents was $273,000 and $276,000 for the years ended December 31, 2003 and 2002, respectively. The weighted-average amortization period of capitalized patents as of December 31, 2003 was 15.8 years.

    Capitalized and purchased software activity for the year ended December 31, 2003 was as follows:

                                            (dollars
                                               in
                                            thousands)
                                            --------
                                              2003
                                              ----
Beginning balance                              $149
Additions                                         6
Acquisition of Secure Source Technologies,
Inc. software                                    77
Amortization                                   (114)
                                            --------
  Ending balance                               $118
                                            ========

    Amortization expense of capitalized and purchased software costs was $114,000 and $677,000 for the years ended December 31, 2003 and 2002, respectively. The weighted-average amortization period of capitalized and purchased software costs as of December 31, 2003 was 6.1 years.

    During the year ended December 31, 2002, the Company recognized an impairment charge of $1.0 million relating to its PaperClick physical-world-to-internet software solution in its NISS business unit. The impairment charge was the result of a funding shortage during 2002 that forced the Company to terminate the majority of its workforce, including the selling, marketing, and development functions supporting PaperClick. During 2003, the Company reinstituted its PaperClick selling, marketing and development efforts.

    As of December 31, 2003, the Company estimated future amortization expense of capitalized patents and software for the next five years to be:

         (IN THOUSANDS)
         --------------
  2004            $353
  2005             275
  2006             228
  2007             211
  2008             187


6.  ALLOWANCE FOR DOUBTFUL ACCOUNTS AND INVENTORY RESERVE

    Allowance for doubtful accounts activity for the year ended December 31, 2003 was as follows:

                                      (dollars
                                    in thousands)
                                    -------------
                                      2003
                                      ----
Beginning balance                         $55

Bad debt expense                            -

Write-off of uncollectible accounts         -
Collection of accounts previously
written off                               (18)

Adjustment to general allowance            12
                                    -------------
  Ending balance                          $49
                                    =============

    Inventory reserve activity for the year ended December 31, 2003 was as follows:

                                      (dollars
                                    in thousands)
                                    -------------
                                      2003
                                      ----
Beginning balance                        $130
Allowance for slow-moving parts
inventory                                  13
                                    -------------
  Ending balance                         $143
                                    =============


7. FINANCING AGREEMENTS

    RESALE FINANCING ARRANGEMENT

      As of December 31, 2003, the Company was party to a commercial financing agreement with GE Access that provides short-term financing for certain computer hardware and software purchases. This arrangement allows the Company to re-sell high-dollar technology equipment and software without committing cash resources to financing the purchase. The Company and GE Access are currently operating under an additional arrangement under which GE Access retains 50% of the Company's proceeds from sales financed by GE Access, and applies the portion of proceeds toward past due balances. This arrangement reduces by half the Company's cash flow from resales of equipment and software financed by GE Access, until the balance owed to GE Access is paid in full. During October 2003, the Company and GE entered into an additional agreement under which the Company also makes regular payment against its past due balances. Termination of the Company's financing relationship with GE Access could have a material adverse effect the Company's financial condition. Management expects the agreement to remain in place in the near future. As of December 31, 2003 and 2002, the amount payable under this financing arrangement was approximately $196,000 and $430,000, respectively.

8.  NOTES PAYABLE

    On February 26, 2002, the Company borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum. The note was repaid in April 2003.

      During March 2002, the Company borrowed $190,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 16 days. The note was repaid during March 2002.

    On April 5, 2002, the Company borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum. The note was repaid in April 2003.

   During November 2002, NeoMedia issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles
W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and matured at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Equity Line of Credit were registered with the SEC. The notes were convertible, at the option of the holder, into either cash or shares of NeoMedia common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. NeoMedia also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, was recognizable as debt discount, and amortized over the life of the notes payable. During March 2003, two of the affiliated parties, Mr. William Fritz and Mr. Keil, agreed to extend the maturity date due to the Company's capital constraints. The Company repaid Charles Fritz's note in full during March 2003, and repaid James J. Keil's note in full during April 2003. The Company paid $30,000 of the principal on William Fritz's note during April 2003, and entered into a new note with Mr. Fritz for the remaining $10,000. The new note bears interest at a rate of 10% per annum and matures in April 2004. The new note also includes a provision under which, as consideration for the loan, Mr. Fritz will receive a 3% royalty on all future revenue generated from the Company's intellectual property.

      On December 2, 2002, the Company issued to Michael Kesselbrenner, a private investor, a Promissory Note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. The investor only funded to the Company $84,000 of the principal amount of the note. The Company repaid this note during March 2003, and the shares which had been held in escrow as collateral for the loan were returned. The Company has not incurred further obligation under this note agreement.

   On March 13, 2003, the Company borrowed from Cornell the gross amount of $262,000 before Cornell discounts and fees. As of December 31, 2003, the Company had sold 18,535,039 shares to Cornell under the Equity Line of Credit and the proceeds were used to repay this obligation in full.

   On May 27, 2003, the Company borrowed from Cornell the gross amount of $245,000 before Cornell discounts and fees. As of December 31, 2003, the Company had sold 8,922,467 shares to Cornell under the Equity Line of Credit and the proceeds were used to repay this obligation in full.

   On June 24, 2003, the Company borrowed from Cornell the gross amount of $400,000 before Cornell discounts and fees. As of December 31, 2003, the Company had sold 18,426,808 shares to Cornell under the Equity Line of Credit and the proceeds were used to repay this obligation in full.

   On July 9, 2003, the Company borrowed $25,000 from William E. Fritz, one of its outside directors. This amount was added to the principal of the $10,000 note payable to Mr. Fritz entered into during April 2003, with all other terms of the note remaining the same. As consideration for the loan, the Company granted Mr. Fritz 2,500,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.01 per share. The warrants had a fair value of approximately $74,000. In accordance with EITF 00-27, the Company recorded the relative fair value of the warrants as a discount against the note, and is amortizing the discount over the life of the note. The note matures in April 2004.

   On July 21, 2003, the Company borrowed from Cornell the gross amount of $200,000 before Cornell discounts and fees. As of December 31, 2003, the Company had sold 10,806,998 shares to Cornell under the Equity Line of Credit and the proceeds were used to repay this obligation in full.

   On August 1, 2003, the Company borrowed from Cornell the gross amount of $200,000 before Cornell discounts and fees. As of December 31, 2003, the Company had sold 5,915,410 shares to Cornell under the Equity Line of Credit and the proceeds were used to repay this obligation in full.

    On August 29, 2003, the Company borrowed $50,000 from William E. Fritz, one of its outside directors, under an unsecured note payable. The note was paid in full during September 2003.

   On September 2, 2003, the Company borrowed from Cornell the gross amount of $200,000 before Cornell discounts and fees. As of December 31, 2003, the Company had sold 5,919,784 shares to Cornell under the Equity Line of Credit and the proceeds were used to repay this obligation in full.

   On September 11, 2003, the Company received funding in the form of a promissory note from Cornell in the gross amount of $500,000 before Cornell discounts and fees. As of December 31, 2003, the Company had not made any payment against the principal of this note. Accordingly, the company has recorded the advance balance of $500,000 in "Notes Payable" on its condensed consolidated balance sheet as of December 31, 2003. During January 2004, the Company sold 1,408,992 shares to Cornell, reducing the balance to approximately $337,000. The Company has the option to repay any remaining principal in cash.

   On September 29, 2003, the Company borrowed from Cornell the gross amount of $1,500,000 before Cornell discounts and fees. As of December 31, 2003, the Company had sold 26,000,000 shares to Cornell under the Equity Line of Credit and the proceeds were used to repay this obligation in full.

9.  LONG-TERM DEBT

    In October 1994, the Company purchased, via seller financing, certain computer software from International Digital Scientific, Inc. ("IDSI"). The aggregate purchase price was $2,000,000 and was funded by the seller with an uncollateralized note payable, without interest, in an amount equal to the greater of: (i) 5% of the collected gross revenues of NeoMedia Migration for the preceding month; or (ii) the minimum installment payment as defined, until paid in full. The minimum installment payment is the amount necessary to provide an average monthly payment for the most recent twelve month period of $16,000 per month. The present value of $2,000,000 discounted at 9% (the Company's then incremental borrowing rate) for 125 months was approximately $1,295,000, the capitalized cost of the assets acquired. The discount was accreted to interest expense over the term of the note. The software acquired was amortized over its estimated useful life of three years.

    On October 21, 2002, IDSI filed a demand for arbitration relating to past due payments on the note payable. On October 31, 2003, the Company paid off all past due and future obligations under the note to IDSI through the issuance of 8,000,000 shares of NeoMedia common stock. The Company has no future obligation under the note. The Company incurred a loss of $187,000 which is included in the Loss on Extinguishment of Debt.


10.  CONCENTRATIONS OF CREDIT RISK

    Financial instruments that potentially subject NeoMedia to concentrations of credit risk consist primarily of trade accounts receivable with customers. NeoMedia extends credit to its customers as determined on an individual basis and has included an allowance for doubtful accounts of $49,000 in its December 31, 2003 consolidated balance sheet. In addition, a single company supplies the majority of the Company's resold equipment and software, which is re-marketed to this customer. Accordingly, the loss of this customer or supplier would materially adversely affect the Company's operations. During 2004, the Company will attempt to diversify its customer base to offset the decrease in sales to SBC/Ameritech. Revenue generated from the remarketing of computer software and technology equipment has accounted for a significant percentage of NeoMedia's revenue. Such sales accounted for approximately 83% and 87% of NeoMedia's revenue for the years ended December 31, 2003 and 2002, respectively.


11.  ACQUISITIONS

    SECURE SOURCE TECHNOLOGIES, INC. ("SST")

    On October 8, 2003, the Company acquired 100% ownership of SST, a provider of security solutions and covert security technology for the manufacturing and financial services industries, in exchange for 3.5 million shares of the Company's common stock. With the purchase of SST, the Company acquired additional patents that compliment its existing intellectual property portfolio, as well as a security software platform, and computer equipment. Prior to the acquisition, SST was inactive and had minimal operating activities. The acquisition was accounted for under the purchase method. The actual purchase price was based on the fair value of the Company's stock on the dates of the grant. The purchase price was allocated as follows:

                                     (Dollars in
                                      Thousands)
Value of 3.5 Million Shares Issued
(Purchase Price)                             $500

Assets Purchased:
   Computer Equipment                           1
   Software Platform                           77
   Patents                                    422
                                       -----------
      Total Purchase Price Allocation        $500
                                       -----------

    The allocation of the purchase price is preliminary and is subject to revision, which is not expected to be material, based on the final valuation of the net assets acquired. Merger related cost was expensed as incurred.

    The proforma financial information is not presented as this acquisition was not considered significant or material to the combined financial statements on the date of the acquisition.

    The values assigned to intangible assets are subject to amortization. The acquired software platform has no residual value and a weighted-average amortization period of 3 years. The acquired patents have no residual value and a weighted-average amortization period of 11.1 years. The results of SST are included in the consolidated financial statements for the period October 8, 2003 through December 31, 2003.

    LOCH ENERGY, INC.

      On March 7, 2003, NeoMedia announced that that it had reached an agreement in principle to acquire and merge with Loch, an oil and gas provider based in Humble, Texas. On October 1, 2003, NeoMedia discovered that the royalty interest from future sales of oil owned by Loch were oversold, which would likely result in materially lower projected available cashflow from Loch's operations. This projected available cashflow was the basis for the proposed acquisition by NeoMedia. On October 2, 2003, NeoMedia's Board of Directors voted to cancel the Memorandum of Terms signed on March 13, 2003, and terminate the acquisition and merger.


12.  DISPOSAL OF QODE BUSINESS UNIT

    On August 31, 2001, the Company signed a non-binding letter of intent to sell the assets and liabilities of its former Ft. Lauderdale-based Qode business unit, which it acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for the issuance of 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. During the third and fourth quarters of 2001 and the first quarter of 2002, the company recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to net realizable value.

      During June 2002, the Finx Group notified the Company that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the year ended December 31, 2002, the Company recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of December 31, 2003, the Company had approximately $769,000 of liabilities relating to the Qode system remaining on its books.


13.  2000 EXECUTIVE INCENTIVE

      During the year ended December 31, 2003, the Company satisfied a portion of its 2000 accrued executive incentive obligation through the issuance of common stock to current and former employees who had participated in the plan. The Company relieved approximately $592,000 of the liability through the issuance of approximately 5.4 million shares during the year ended December 31, 2003. The excess of the fair value of the common stock issued over the outstanding accrued bonuses was included in the loss on extinguishment of debt.

14. INCOME TAXES

    For the years ended December 31, 2003 and 2002, the components of income tax expense were as follows:

                                                         2003     2002
                                                         ----     ----
                                                        (IN THOUSANDS)
                               Current.                   $ --   $ --
                               Deferred                   $ --   $ --
                                  Income tax              ====   ====
                               expense/(benefit)          $ --   $ --
                                                          ====   ====

    As of December 31, 2003, the types of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts which gave rise to deferred taxes, and their tax effects were as follows:

                                           2003    2002
                                           ----    ----
Accrued employee benefits                $     8 $    26
Provisions for doubtful accounts              20      22
Capitalized software development costs
and fixed assets                             740     821
Net operating loss carryforwards (NOL)    27,014  25,134
Accruals                                     578     468
Write-off of long-lived assets             2,070   2,070
State taxes                                  107      95
Alternative minimum tax credit
carryforward                                  45      45
                                         ----------------
Total deferred tax assets                 30,582  28,681
Valuation Allowance                      (30,582)(28,681)
                                         ----------------
   Net deferred income tax asset         $   --- $   ---
                                         ================

    Because it is more likely than not that NeoMedia will not realize the benefit of its deferred tax assets, a valuation reserve has been established against them.

    For the years ended December 31, 2003 and 2002, the income tax benefit differed from the amount computed by applying the statutory federal rate of 34% as follows:

                                             2003     2002
                                             ----     ----
Benefit at federal statutory rate          $(1,830) $(2,523)
State income taxes, net of federal            (213)    (294)
Permanent and other, net                       142     (609)
Change in valuation allowance                1,901    3,426
                                           ----------------
   Income tax expense/(benefit)            $   ---  $   ---
                                           ================

    As of December 31, 2003, NeoMedia had net operating loss carryforwards for federal tax purposes totaling approximately $68 million which may be used to offset future taxable income, or, if unused expire between 2011 and 2020. As a result of certain of NeoMedia's equity activities, NeoMedia anticipates that the annual usage of its pre-1998 net operating loss carryforwards should be further restricted pursuant to the provisions of Section 382 of the Internal Revenue Code.

15. TRANSACTIONS WITH RELATED PARTIES

      During August 2003, the Company borrowed $50,000 from William E. Fritz, one of its outside directors, under an unsecured note payable with a term of 30 days. The note was repaid in full during September 2003.

      During July 2003, the Company borrowed $25,000 from William E. Fritz, one of its outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, the Company granted Mr. Fritz 2,500,000 warrants to purchase shares of its common stock at an exercise price of $0.01 per share.

      During April 2003, the Company entered into a consulting agreement with William Fritz, an outside director, for consulting and advisement services relating to the merger with Loch Energy, Inc., and to the subsequent implementation of various management programs surrounding the business. The agreement called for total payments of $250,000 over a period of one year. During August 2003, the Company paid the consulting contract in full. During September 2003, the consulting contract was rescinded and the full $250,000 was returned to us.

      During April 2003, the Company's Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by NeoMedia to Charles W. Fritz, the Company's Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. The Company recognized a discount expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz.

      During April 2003, the Company sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share to William Fritz. In connection with the sale, the Company also granted 25,000,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The Company recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share.

   During November 2002, the Company issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles
W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes had an interest rate of 15% per annum, and matured at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Equity Line of Credit were registered with the SEC. The notes were convertible, at the option of the holder, into either cash or shares of the Company's common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. The Company also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, was recognizable as debt discount, and amortized over the life of the notes payable. During March 2003, two of the affiliated parties, Mr. William Fritz and Mr. Keil, agreed to extend the maturity date due to NeoMedia's capital constraints. The Company repaid Charles Fritz's note in full during March 2003, and repaid James J. Keil's note in full during April 2003. The Company paid $30,000 of the principal on William Fritz's note during April 2003, and entered into a new note with Mr. Fritz for the remaining $10,000. The new note bears interest at a rate of 10% per annum and matures in April 2004. The new note also includes a provision under which, as consideration for the loan, Mr. Fritz will receive a 3% royalty on all future revenue generated from the Company's intellectual property.

      During April 2002, the Company borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 60 days. The note was repaid in April 2003.

      During March 2002, the Company borrowed $190,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 16 days. The note was repaid during March 2002.

      During February 2002, the Company borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 30 days. The note was repaid in April 2003.

      During October 2001, the Company borrowed $4,000 from Charles W. Fritz, NeoMedia's Chairman, its former Chief Executive Officer and a director, under a note payable bearing interest at 10% per annum with a term of six months. The note was repaid in April 2003.

      The Company believes that all of the above transactions were conducted at "arm's length", representing what NeoMedia believes to be fair market value for those services.

16. COMMITMENTS AND CONTINGENCIES

    NeoMedia leases its office facilities and certain office and computer equipment under various operating leases. These leases provide for minimum rents and generally include options to renew for additional periods. For the years ended December 31, 2003 and 2002, NeoMedia's rent expense was $265,000 and $853,000, respectively.

    NeoMedia is party to various payment arrangements with its vendors that call for fixed payments on past due liabilities. NeoMedia is also party to various consulting agreements that carry payment obligations into future years.

    The  following  is  a  schedule  of  the  future   minimum   payments  under
non-cancelable operating leases in effect as of December 31, 2003:


            PAYMENTS
              (IN
           THOUSANDS)
          -----------
  2004            $30
Thereafter        ---
          ------------
  Total           $30
          ============


    As of December 31, 2003, none of the Company's employees were under contract. Additionally, as of December 31, 2003, the Company was not a party to any long-term consulting agreements that are to be paid in cash.

    LEGAL PROCEEDINGS

    The Company is involved in various legal actions arising in the normal course of business, both as claimant and defendant. While it is not possible to determine with certainty the outcome of these matters, it is the opinion of management that the eventual resolution of the following legal actions could have a material adverse effect on the Company's financial position or operating results.


    AIRCLIC, INC. LITIGATION

   On September 6, 2001, AirClic, Inc. filed suit against the Company in the Court of Common Pleas, Montgomery County, Pennsylvania, seeking, among other things, the accelerated repayment of a $500,000 loan it advanced to the Company pursuant to the terms of a Secured Promissory Note made on July 11, 2003 and a non-binding Letter of Intent dated July 3, 2001 between AirClic and the Company. The note was secured by substantially all of the Company's intellectual property, including the core physical world-to-Internet technologies. In the suit, the Company acknowledged its obligations under the note but filed a counterclaim against AirClic seeking damages for fraud, negligent misrepresentation and promissory estoppel.

   On October 3, 2003, the Company paid AirClic the principal plus interest in the approximate amount of $610,000. On December 5, 2003, the Company paid an additional $115,000 in legal fees and entered into a settlement agreement with AirClic under which the suit was dismissed. The Company has no further obligation relating to this matter.

     On January 23, 2004, NeoMedia filed a patent infringement lawsuit against AirClic, Scanbuy, Inc., and LScan Technologies, Inc. The suit claims that each of the parties has manufactured, or has manufactured for it, and has used, or actively induced others to use, technology which allows customers to use a built-in UPC bar code scanner to scan individual items and access information. The Complaint states that AirClic, Scanbuy and LScan have had actual and constructive notice of the existence of the patents-in-suite, and, despite such notice, failed to cease and desist their acts of infringement, and continue to engage in acts of infringement of the patents in suit. NeoMedia's Complaint seeks compensatory damages for infringement by AirClic, Scanbuy and LScan, with those damages to be trebled due to the willful and wanton nature of the infringement. NeoMedia also seeks to preliminarily and permanently enjoin AirClic, Scanbuy and LScan from their infringing activities. On March 30, 2004, Scanbuy filed suit against us in the Southern District of New York, alleging that we used certain of Scanbuy's copyrighted work to develop our camera-enabled barcode-decoding technology. The suit asks for damages and an order enjoining us from using the copyrighted work in question. We are in the process of reviewing the case and preparing our response.

    OTHER LITIGATION

    On August 20, 2001, Ripfire, Inc. filed suit against the Company in the San Francisco County Superior Court seeking payment of $138,000 under a software license agreement entered into between the Company and Ripfire in May 2001 relating to implementation of the Qode Universal Commerce Solution. On September 6, 2002, the Company settled this suit for $133,000 of NeoMedia common stock, to be valued at the time of registration of the shares. The Company's stock was trading at approximately $0.05 at that time. The Company included for registration 2.7 million shares in the name of Ripfire in its form S-1 that was declared effective by the SEC on February 14, 2003. The Company's stock was trading at approximately $0.02 on February 14, 2003. The actual number of shares to be issued to Ripfire per the pricing outlined in the agreement was approximately 9.8 million. On March 31, 2003, the Company issued the 2.7 million shares of common stock that had been registered in the S-1 to Ripfire. The
Company is attempting to negotiate settlement of the remaining balance. The Company had a remaining accrued liability of $106,000 relating to this matter as of December 31, 2003.

    On November 30, 2001, Orsus Solutions USA, Inc., filed a summons seeking payment in full of approximately $525,000 relating to a software and services contract associated with implementation of the Qode Universal Commerce Solution. In October 2003, the Company settled this matter for $10,000 cash payments over time, plus 3,000,000 shares of common stock. The Company had accrued a liability of $7,000 as of December 31, 2003.

    On July 27, 2002, the Company's former General Counsel filed suit in U.S. District Court, Ft. Myers division, seeking payment of the 2000 executive incentive, severance and unpaid vacation days in the amount of approximately $154,000. In June 2001, the Company's compensation committee approved an adjustment to the 2000 executive incentive plan that reduced the executive incentive payout as a result of the write-off of the Digital:Convergence intellectual property license contract in the second quarter of 2001. As a result, the Company reduced the accrual for such payout by an aggregate of approximately $1.1 million in the second quarter of 2002. The plaintiff was seeking payment of the entire original incentive payout. On November 12, 2002, NeoMedia settled the lawsuit. The settlement calls for cash payments totaling approximately $90,000 over a period of ten months, plus 250,000 vested options to purchase shares of NeoMedia common stock at an exercise price of $0.01 with a term of five years. The Company had a liability of approximately $3,000 relating to this matter as of December 31, 2003.

    On September 12, 2002, R. R. Donnelley & Sons Company filed a summons in the Circuit Court of The Twentieth Judicial Circuit in and for Lee County, Florida, seeking payment of approximately $92,000 in past due professional services bills, plus interest and attorney fees. During July 2003, the Company settled the suit for cash payments over a period of approximately one year. The Company had an accrued liability of approximately $82,000 relating to this matter as of December 31, 2003.

    On October 28, 2002, Merrick & Klimek, P.C., filed a complaint against the Company seeking payment of approximately $170,000 in past due legal services. The amount in question is subject to an unsecured promissory note that matured unpaid on February 28, 2002. On May 1, 2003, the Company settled the suit for cash payments totaling approximately $196,000, to be paid at a rate of $30,000 per quarter until the balance is satisfied. If the balance is paid within one year of the settlement, the Company will not pay interest charges. The Company had a remaining liability of approximately $116,000 relating to this matter as of December 31, 2003.

    On November 11, 2002, Avnet/Hallmark Computer Marketing Group filed a complaint against the Company seeking payment of approximately $66,000 in past due amounts relating to hardware and software re-sold by the Company. During December 2002, the Company made payment of approximately $30,000 to Avnet/Hallmark, reducing the balance owed to approximately $37,000. On April 1, 2003, the plaintiff received a judgment from the circuit court for the remaining balance. The Company has agreed to a payment plan for the balance over a period of approximately nine months. The Company had a liability of approximately $17,000 relating to this matter as of December 31, 2003.

    On February 6, 2003, Allen Norton & Blue, P.A., filed a complaint against the Company seeking payment of approximately $25,000 in past due legal services. The Company has agreed to a payment plan relating to this matter under which the balance will be paid over approximately 12 months. The Company had a liability of approximately $13,000 relating to this matter as of December 31, 2003.

      On April 18, 2003, a former participant in the Company's 2001 self-insured health plan sued the Company to recover approximately $46,000 in unpaid health claims from 2001. On December 1, 2003, the Company settled this suit for cash payments over a period of approximately one year. The Company had accrued approximately $36,000 as of December 31, 2003.

      On January 26, 2004, Day West & Associates, Inc., filed a complaint against the Company seeking payment of approximately $6,000 in past due legal services. The Company is attempting to negotiate settlement of the suit. The Company had not accrued any liability relating to his matter as of December 31, 2003.


17.   DEFINED CONTRIBUTION SAVINGS PLAN

      NeoMedia maintains a defined contribution 401(k) savings plan. Participants may make elective contributions up to established limits. All amounts contributed by participants and earnings on these contributions are fully vested at all times. The plan provides for matching and discretionary contributions by NeoMedia, although no such contributions to the plan have been made to date.

18.   STOCK OPTIONS AND WARRANTS

      Effective February 1, 1996, NeoMedia adopted the 1996 Stock Option Plan making available for grant to employees of NeoMedia options to purchase up to 1,500,000 shares of NeoMedia's common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price shall be equal to or in excess of the fair market value per share of NeoMedia's common stock on the date of grant. These options granted expired ten years from the date of grant. These options vest 100% one year from the date of grant.

      Effective March 27, 1998, NeoMedia adopted the 1998 Stock Option Plan making available for grant to employees of NeoMedia options to purchase up to 8,000,000 shares of NeoMedia's common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant. Options generally vest 20% upon grant and 20% per year thereafter. The options expire ten years from the date of grant.

      Effective June 6, 2002, NeoMedia adopted its 2002 Stock Option Plan. The 2002 Stock Option Plan provides for authority for the stock option committee of the board of directors to grant non-qualified stock options with respect to a maximum of 10,000,000 shares of common stock. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant, and may be granted with any vesting schedule as approved by the stock option committee.

      Effective September 24, 2003, NeoMedia adopted its 2003 Stock Option Plan. The 2003 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 150,000,000 shares of common stock. On October 17, 2003, NeoMedia filed a Form S-8 to register all 150,000,000 shares underlying the options in the 2003 Stock Option Plan.

      The following table summarizes the status of NeoMedia's 2003, 2002, 1998 and 1996 stock option plans as of and for the years ended December 31, 2003 and 2002:

                                           2003                         2002
                                   ------------------            -----------------
                                              WEIGHTED                     WEIGHTED
                                              AVERAGE                      AVERAGE
                                              EXERCISE                     EXERCISE
                                     SHARES    PRICE             SHARES     PRICE
                                      (In                        (In
                                   thousands  )                thousands)

Outstanding at beginning
of year                             10,801      $1.11             4,214      $2.96
Granted
                                    39,018      $0.01            12,306      $0.06
Exercised
                                   (15,605)     $0.01            (5,252)     $0.07
Forfeited
                                      (702)     $1.26              (467)     $2.75
                                   ------------------            -----------------
  Outstanding at end of
year                                33,512      $0.23*           10,801      $1.11
                                   ==================            =================

Options exercisable at
year-end                            33,512                       10,272

Weighted-average fair
value of options
  granted during the year            $0.10                        $0.10

Available for grant at
the end of the year                114,025                        2,319

* - Includes 3,644,382 options that have a restated exercise price of $0.01 under option repricing program that extends through June 30, 2004. For purposes of this table,options subject to repricing are show at their original exercise price.

The following table summarizes information about NeoMedia's stock options outstanding as of December 31, 2003:

               OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
--------------------------------------------------  -------------------------------------
                                    Weighted-       Weighted-                   Weighted-
                                     Average         Average                     Average
   Range of          Number         Remaining       Exercise      Number         Exercise
Exercise Prices    Outstanding   Contractual Life    Price     Exerciseable       Price
---------------    -----------   ----------------    -----     ------------       -----
                 (In thousands)                                 (In thousands)

 $-- to $0.10         31,068        9.7 years         $0.01       31,068           $0.01
 0.11 to 0.84            742        6.2 years         $0.24          742           $0.24
 0.85 to 3.63            955        5.6 years         $2.99          955           $2.99
 3.64 to 5.13            437        6.1 years         $4.83          437           $4.83
 5.14 to 7.31            310        4.3 years         $7.29          310           $7.29
--------------------------------------------------  -------------------------------------
 $-- to $7.31         33,512        9.4 years         $0.23       33,512           $0.23
==================================================  =====================================


      In March 2002, the Company issued 2,946,310 options to buy shares of its common stock to two outside consultants at a price of $0.17 per share for consulting services rendered over a six-month period, and recognized approximately $407,000 in expense in the 2002 consolidated financial statements. The options vested 100% upon grant. The options were all exercised during 2002 and 2003.

      In June 2002, the Company issued 3,000,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting services rendered over a one-year period, and recognized approximately $125,000 in general and administrative expense in the 2002 consolidated financial statements. The options vested 100% upon grant. All 3,000,000 options were exercised during 2002, resulting in proceeds to the Company of $30,000.

      In December 2002, the Company issued 2,000,000 options to buy shares of the Company's common stock to two outside consultant at a price of $0.01 per share for consulting services rendered over a twelve-month period. The Company recognized approximately $57,000 and $5,000 in general and administrative expense in the accompanying consolidated financial statements for the years ended December 31, 2003 and 2002, respectively. The options vested 100% upon grant. All 2,000,000 options were exercised during 2003.

      In June 2003, the Company issued 375,000 options to buy shares of the Company's common stock to two outside consultants at a price of $0.01 per share for consulting services rendered. The Company recognized approximately $13,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In October 2003, the Company issued 125,000 options to buy shares of the Company's common stock to two outside consultants at a price of $0.01 per share for consulting services rendered. The Company recognized approximately $13,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In October 2003, the Company issued 1,000,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting to be provided over a period of one year. The options were valued at approximately $102,000, of which the Company recognized approximately $20,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In October 2003, the Company issued 500,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting to be provided over a period of one year. The options were valued at approximately $51,000, of which the Company recognized approximately $10,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In November 2003, the Company issued 50,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.06 per share for consulting services rendered. The Company recognized approximately $7,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In November 2003, the Company issued 150,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.16 per share for consulting services rendered. The Company recognized approximately $3,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In December 2003, the Company issued 50,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.052 per share for consulting services rendered. The Company recognized approximately $7,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In December 2003, the Company issued 43,125 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting services rendered. The Company recognized approximately $6,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

Warrants

      Warrant activity as of December 31, 2003 and 2002 was as follows:

         Warrants Outstanding as of December 31, 2001        3,239,897
         Warrants issued                                     5,000,000
         Warrants exercised                                   (369,450)
         Warrants expired                                     (436,689)
                                                           -----------

         Warrants Outstanding as of December 31, 2002        7,433,758
         Warrants issued                                    48,060,000
         Warrants exercised                                (28,904,900)
         Warrants expired                                     (393,858)
                                                           -----------

         Warrants Outstanding as of December 31, 2003        26,195,000
                                                           ============

      The following table summarizes information about warrants outstanding at December 31, 2003, all of which are exercisable:

                                                 WEIGHTED-
                                                 AVERAGE           WEIGHTED-
             RANGE OF                           REMAINING          AVERAGE
             EXERCISE         WARRANTS          CONTRACTUAL        EXERCISE
              PRICES         OUTSTANDING           LIFE               PRICE
            ------------     ----------        ------------       ----------
                           (In thousands)

              $--- to
               $0.05            24,560          4.6 years           $0.03
              0.06 to
               3.56                225          4.6 years           $3.47
              3.57 to
               6.54              1,410          1.8 years           $6.00
            ------------     ----------        ------------       ----------
              $--- to
               $6.54            26,195          4.5 years           $0.38
            ============     ==========        ============       ==========

      In June 2002, the Company issued 2,000,000 warrants to an outside consultant at an exercise price of $0.00. During 2002, the Company recognized an expense of approximately $100,000 related to this transaction, which is included in general and administrative expense in the accompanying consolidated statements of operations. The Company used the Black-Scholes option-pricing model to value the shares, with the following assumptions: (i) no expected dividends (ii) a risk-free interest rate of 4.5% (iii) expected volatility of 135% and (iv) an expected life of 1 year. All 2,000,000 warrants were exercised during the year ended December 31, 2003.

      In June 2002, the Company issued 1,500,000 warrants to buy shares of the Company's common stock at a price of $0.05 per share to Charles W. Fritz, the Company's Chairman of the Board and former CEO, as replacement for warrants exercised in the Company's warrant repricing program for which Mr. Fritz received no profit. The Company recognized approximately $66,000 in expense in the 2002 consolidated financial statements relating to the warrant issuance. All 1,500,000 warrants were outstanding as of December 31, 2003.

      In June 2002, the Company issued 1,500,000 warrants to buy shares of the Company's common stock at a price of $0.05 per share to an outside consultant, as replacement for warrants exercised in the Company's warrant repricing program for which the outside consultant received no profit. The Company recognized approximately $66,000 in expense in the 2002 consolidated financial statements relating to the warrant issuance. All 1,500,000 warrants were outstanding as of December 31, 2003.

      During January 2003, the Company granted 40,000, 10,000, and 10,000 warrants with an exercise price of $0.03 per share to William E Fritz, Charles
W. Fritz, and James J. Keil, respectively, in connection with funding provided to the Company by these individuals during November 2002.

      During February 2003, the Company granted 500,000 warrants to GE Access, its primary equipment supplier, as payment of interest relating to a commercial credit agreement between GE Access and NeoMedia. The Company recognized approximately $7,000 in interest expense in the 2003 consolidated financial statements relating to the warrant issuance. The warrants were not exercised as of December 31, 2003.

      During April 2003, the Company granted 25,000,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.01 per share to William E. Fritz, an outside director, in connection with financing provided to the Company by Mr. Fritz. The warrants were not exercised as of December 31, 2003.

      During July 2003, the Company granted 2,500,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.01 per share to William E. Fritz, an outside director, in connection with financing provided to the Company by Mr. Fritz. The warrants were not exercised as of December 31, 2003.

      During September 2003, the Company granted 10,000,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.01 per share to an outside consultant for consulting, advisory, and financing services performed during the third and fourth quarters of 2003. The Company recognized approximately $93,000 in expense in the 2003 consolidated financial statements relating to the warrant issuance. The warrants were not exercised as of December 31, 2003.

      During October 2003, the Company granted to Cornell 10,000,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.05 per share, in connection with the $20 million Standby Equity Distribution Agreement entered into between the Company and Cornell. The warrants were not exercised as of December 31, 2003. Cornell exercised the warrants during January 2004.

      OPTION AND WARRANT REPRICING PROGRAMS

      In June 2002, the Company repriced 3 million of its common stock warrants from $0.12 to $0.05 per share. All of the warrants were exercised immediately. The Company recognized an expense of $132,000 related to this repricing during the year ended December 31, 2002.

      In April 2002, in order to encourage the exercise of options, NeoMedia's Board of Directors adopted an option repricing program. Under the program, those persons holding options granted under the 1996, 1998 and 2002 Stock Option Plans, to the extent their options were exercisable during the period ending October 9, 2002, were allowed to exercise the option at a price which is the greater of $0.12 per share or 50% of the last sale price of a share of NeoMedia common stock on the OTC Bulletin Board on the trading date immediately preceding the date of exercise. No options were exercised under the program and no expense was recognized relating to the program.

      During March 2002, the Company repriced approximately1.2 million of its common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders were entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and NeoMedia recognized approximately $63,000 in expense relating to the repricing during the year ended December 31, 2002.

      During April 2003, the Company repriced approximately 1.9 million warrants held by Thornhill Capital LLC, an outside consultant to the Company. Of the 1.9 million warrants, 1.5 million had an exercise price of $0.05 per share, and approximately 0.4 million had an exercise price of $2.09 per share. All 1.9 million warrants were repriced to $0.00 per share. The Company recognized an expense of approximately $27,000 related to this transaction during the second quarter of 2003. These warrants were exercised immediately after the repricing.

      During May 2003, the Company re-priced approximately 8.0 million stock options under a 6-month repricing program. Under the terms of the program, the exercise price for outstanding options under the Company's 2002, 1998, and 1996 Stock Option Plans was restated to $0.01 per share for a period of 6 months. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award has been accounted for as variable from May 19, 2003 through the period ended December 31, 2003. Accordingly, the Company recognized approximately $746,000 as compensation in general and administrative expense during the year ended December 31, 2003. Approximately
4.4 million options were exercised under the repricing program during the year ended December 31, 2003. During December 2003, the deadline for the option repricing was extended to June 30, 2004 by the Stock Option Committee of NeoMedia's Board of Directors.

19.   SEGMENT INFORMATION

      Beginning with the year ended December 31, 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 supersedes Financial Accounting Standards Board's SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that business enterprises report information about operating segments in annual financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers.

      The Company is organized into two business segments: (a) NeoMedia ISS, and
(b) NeoMedia CIS.  Performance  is evaluated and  resources  allocated  based on specific segment requirements and measurable factors. Management uses the Company's internal income statements to evaluate each business unit's performance. Assets of the business units are not available for management of the business segments or for disclosure.

      Operational results for the two segments for the years ended December 31, 2003 and 2002 are presented below (in thousands):

                                        (in thousands)
                                    -------------------
                                        YEARS ENDED
                                       DECEMBER 31,
                                    -------------------
                                       2003     2002
                                       ----     ----
NET SALES:
    NeoMedia Consulting &
    Integration Services               $2,354   $9,370
    NeoMedia Internet Switching
    Service                                46       29
                                    -------------------
                                       $2,400   $9,399
                                    -------------------

NET LOSS:
    NeoMedia Consulting &
    Integration Services              ($4,331) ($1,275)
    NeoMedia Internet Switching
    Service                            (1,051)  (6,146)
                                    -------------------
                                      ($5,382) ($7,421)
                                    -------------------

IDENTIFIABLE ASSETS
    NeoMedia Consulting &
    Integration Services                 $426
    NeoMedia Internet Switching
    Service                             2,537
    Corporate                             913
                                    ----------
                                       $3,876
                                    ----------


20. COMMON STOCK

      Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of NeoMedia's outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of NeoMedia's directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon NeoMedia's liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully-paid, and nonassessable.

      On June 6, 2002, the Company's shareholders voted to increase the number of shares of common stock, par value $0.01 per share, that the Company is authorized to issue from 50,000,000 to 200,000,000 and the number of share of preferred stock, par value $0.01 per share, that the Company is authorized to issue from 10,000,000 to 25,000,000.

      On September 24, 2003, the Company's shareholders voted to (i) increase the number of shares of common stock, par value $0.01 per share, that the Company is authorized to issue from 200,000,000 to 1,000,000,000; and (ii) implement the 2003 Stock Option Plan, under which NeoMedia is authorized to grant to employeees, directors, and consultants up to 150,000,000 options to purchase shares of its common stock. On October, 30, 2003, the Company's Board of Directors approved the 2003 Stock Incentive Plan, under which the Company can issue up to 30 million shares of stock to employees, non-employee directors, consultants for incentive purposes.

      On February 11, 2003, NeoMedia and Cornell entered into an Equity Line of Credit Agreement under which Cornell agreed to purchase up to $10 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase was $150,000 with a minimum of seven days between purchases. The shares were valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. The Company paid 5% of the gross proceeds of each purchase to Cornell

      On October 27, 2003, the Company and Cornell entered into a $20 million Standby Equity Distribution Agreement. The terms of the agreement are identical to the terms of the previous Equity Line of Credit, except that the maximum "draw" under the new agreement is $280,000 per week, not to exceed $840,000 in any 30-day period, and Cornell will purchase up to $20 million of the Company's common stock over a two-year period. As a consideration fee for Cornell to enter into the agreement, the Company issued 10 million warrants to Cornell with an exercise price of $0.05 per share, and a term of five years. Cornell exercised the warrants in January 2004, resulting in $500,000 cash receipts to the Company.

21.   PREFERRED STOCK

      The Company's Preferred Stock is currently comprised of 25,000,000 shares, par value $0.01 per share, of which 200,000 shares are designated as Series A Preferred Stock, none of which are issued or outstanding, and, following the conversion into common stock of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, 47,511 shares are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding, and 100,000 shares of Series B 12% Convertible Redeemable Preferred Stock, none of which are issued and outstanding. The Company has no present agreements relating to or requiring the designation or issuance of additional shares of preferred stock.

22.   SUBSEQUENT EVENTS

      On January 2, 2004, NeoMedia filed a patent infringement lawsuit against Virgin(R) Entertainment Group, Inc., Virgin Megastore Online and Virgin Megastore ("Virgin"). The Complaint for Patent Infringement and Damages was filed in the United States District Court for the Northern District of Illinois, Eastern Division, by Baniak Pine & Gannon, the Company's intellectual property law firm. The Complaint claims that Virgin has infringed four of NeoMedia's patents - U.S. Patents Nos. 5,933,829, 5,978,773, 6,108,656, and 6,199,048. The
Complaint alleges that the Virgin Megaplay Stations located in Virgin's Megastores infringe NeoMedia's patents by using Virgin's Megascan technology to allow customers to scan UPC codes from in-store CDs and DVDs to access Internet-based product information, such as music and movie previews, and album and video art. The Complaint also alleges that Virgin had notice of NeoMedia's patents since the latter part of 2002 or before, yet it continued with its infringing activities. NeoMedia's Complaint seeks compensatory damages for Virgin's infringement, with those damages to be trebled due to the willful and wanton nature of the infringement. NeoMedia also seeks to preliminarily and permanently enjoin Virgin from its infringing activities.

      On January 20, 2004, the Company borrowed from Cornell the gross amount of $4,000,000 before Cornell discounts and fees. Cornell has also committed to fund an additional $1,000,000 in the form of a promissory note. As consideration for the advance, the Company granted to Cornell 40,000,000 warrants to purchase shares of NeoMedia stock with an exercise price of $0.05 per share. The additional $1,000,000 promissory note will be funded within 15 days of the filing of a registration statement by the Company to register the warrants. Upon registration of the warrants, if the average closing bid price of NeoMedia's common stock for any five day period exceeds $0.10, the Company has the option to force Cornell to exercise the warrants, resulting in additional funds to the Company of $2,000,000. Of the $4,000,000 funding, $2,500,000 was used to fund the acquisition of CSI International, Inc. during February 2004. As of February 2, 2004, the Company had sold to Cornell 2,868,313 shares under the Standby Equity Distribution Agreement, reducing the balance payable to $3,680,000. All assets of the Company are pledged as collateral for the note, which matures on June 18, 2004. The note has a 60-day cure period after maturity during which the Company can cure any defaults without penalty. The note accrues interest at a rate of 24% upon default only. The Company has the option to repay any remaining principal in cash.

      On January 23, 2004, NeoMedia filed a patent infringement lawsuit against AirClic, Scanbuy, Inc., and LScan Technologies, Inc. The suit claims that each of the parties has manufactured, or has manufactured for it, and has used, or actively induced others to use, technology which allows customers to use a built-in UPC bar code scanner to scan individual items and access information. The Complaint states that AirClic, Scanbuy and LScan have had actual and constructive notice of the existence of the patents-in-suite, and, despite such notice, failed to cease and desist their acts of infringement, and continue to engage in acts of infringement of the patents in suit. NeoMedia's Complaint seeks compensatory damages for infringement by AirClic, Scanbuy and LScan, with those damages to be trebled due to the willful and wanton nature of the infringement. NeoMedia also seeks to preliminarily and permanently enjoin AirClic, Scanbuy and LScan from their infringing activities. On March 30, 2004, Scanbuy filed suit against us in the Southern District of New York, alleging that we used certain of Scanbuy's copyrighted work to develop our camera-enabled barcode-decoding technology. The suit asks for damages and an order enjoining us from using the copyrighted work in question. We are in the process of reviewing the case and preparing our response.

      On  February  6, 2004,  NeoMedia  acquired  CSI  International,  Inc.,  of
Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. NeoMedia paid 7,000,000 shares of its common stock, plus $2.5 million cash in exchange for all outstanding shares of CSI. NeoMedia has centralized the administrative functions in its Ft. Myers, Florida headquarters, and maintains the sales and operations office in Calgary, Alberta, Canada.

      On December 9, 2003, NeoMedia signed a non-binding letter of intent to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada. Triton, formed in 1998 and acquired by BSD in 2002, is an Internet Protocol-enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers. The LOI outlined terms, including an exchange of one share of NeoMedia common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is contingent upon, among other things, satisfactory due diligence investigation by both companies, approval by NeoMedia's Board of Directors, approval by BSD Software's Board of Directors and shareholders, and any required regulatory approvals. As of February 27, 2004, the Company has not yet entered into any definitive purchase agreement with BSD.


WE  HAVE  NOT   AUTHORIZED  ANY  DEALER,
SALESPERSON  OR OTHER  PERSON TO PROVIDE
ANY     INFORMATION    OR    MAKE    ANY
REPRESENTATIONS      ABOUT      NEOMEDIA
TECHNOLOGIES,     INC.     EXCEPT    THE
INFORMATION OR REPRESENTATIONS CONTAINED
IN THIS PROSPECTUS.  YOU SHOULD NOT RELY
ON   ANY   ADDITIONAL   INFORMATION   OR
REPRESENTATIONS IF MADE.

         -----------------------

This prospectus does not constitute an offer             ----------------------
to sell, or a solicitation of an offer to
buy any securities:                                            PROSPECTUS

[ ]   except the common stock offered by                 ---------------------
this prospectus;

[ ]   in any jurisdiction in which the offer
or solicitation is not authorized;
                                                   51,253,199 SHARES OF COMMON STOCK
[ ]   in any jurisdiction where the dealer
or other salesperson is not qualified to
make the offer or solicitation;
                                                      NEOMEDIA TECHNOLOGIES, INC.
[ ]   to any person to whom it is unlawful
to make the offer or solicitation; or

[ ]   to any person who is not a United
States resident or who is outside the
jurisdiction of the United States.
                                                              _____, 2004
The delivery of this  prospectus  or any
accompanying sale does not imply that:

[ ]   there have been no changes in the
affairs of NeoMedia Technologies, Inc. after
the date of this prospectus; or

[ ]   the information contained in this
prospectus is correct after the date of this
prospectus.

         -----------------------

Until _____, 2004, all dealers effecting
transactions     in    the    registered
securities, whether or not participating
in this distribution, may be required to
deliver   a   prospectus.   This  is  in
addition to the obligation of dealers to
deliver  a  prospectus  when  acting  as
underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. NeoMedia will pay all expenses in connection with this offering.

Securities and Exchange Commission
Registration Fee                          $688

Printing and Engraving Expenses          2,500

Accounting Fees and Expenses            15,000

Legal Fees and Expenses                 25,000
Miscellaneous                            6,812
                                       -------
TOTAL                                  $50,000


ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by the Delaware General Corporation Law, we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      The certificate of incorporation and the by-laws of NeoMedia provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


RECENT SALES OF UNREGISTERED SECURITIES

      On March 8, 2004, we issued to Cornell Capital Partners, LP, 40,000,000 warrants to purchase shares of our common stock at an exercise price of $0.11 per share. The market price at the time of issuance was $0.11.

      On February 25, 2004, we issued 103,199 shares of stock to David Kaminer, as payment of past due professional services. The shares were valued at $0.097. The market price at the time of the agreement was $0.102.

      On February 6, 2004, we issued 7,000,000 shares of common stock to CSI International, Inc. shareholders in connection with NeoMedia's purchase of CSI. The closing market price on the date of issuance was $0.10.

      On January 15, 2004, we issued to Cornell Capital Partners, LP, 40,000,000 warrants to purchase shares of our common stock at an exercise price of $0.05 per share. The market price at the time of issuance was $0.125.

      On October 31, 2003, we entered into an agreement to issue 8,000,000 shares of stock to International Digital Scientific, Inc., as payment of all past and future amounts owed under a note payable from 1994. The shares were valued at $0.113. The market price at the time of the agreement was $0.113.

      On October 23, 2003, we entered into an agreement to issue 3,000,000 shares of stock to Orsus Solutions, USA, Inc., an unrelated vendor, as payment of past due liabilities of $331,000. The shares were valued at $0.107. The market price at the time of the agreement was $0.107.

      On October 28, 2003, we issued 95,238 shares of stock to Newbridge Securities Corporation, an unrelated advisor, for services relating to the Standby Equity Distribution Agreement. The shares were valued at $0.105, the market price on the date of issuance.

      On October 27, 2003, we issued 7,279 shares of stock to one unrelated vendor as payment of past due liabilities of $1,000. The shares were valued at $0.105, the market price on the date of issuance.

      On October 27, 2003, we issued to Cornell Capital Partners, LP, 10,000,000 warrants to purchase shares of our common stock at an exercise price of $0.05 per share. The warrants were issued as a one-time commitment fee relating to the Standby Equity Distribution Agreement between Cornell and NeoMedia.

      On  October  3,  2003,   we  finalized   our  purchase  of  Secure  Source
Technologies, Inc. for 3,500,000 shares of stock. The shares were valued at $0.14, the market price on the date of closing.

      On October 20, 2003, we issued 66,841 shares of stock to one unrelated vendor as payment of past due liabilities of $10,000. The shares were valued at $0.10. The market price on the date of the agreement was $0.10.

      On October 7, 2003, we issued 103,907 shares of stock to one unrelated vendor as payment of past due liabilities of $16,000. The shares were valued at $0.13. The market price on the date of the agreement was $0.13.

      On October 6, 2003, we issued 37,743 shares of stock to one unrelated vendor as payment of past due liabilities of $5,000. The shares were valued at $0.14. The market price on the date of issuance was $0.16.

      On September 25, 2003, we issued 875,855 shares of stock to an unrelated vendor as payment of past due liabilities totaling $34,000. The shares were valued at $0.23 based on the market price on the grant date. The market price on the date of issuance was $0.20.

      On August 26, 2003, we issued 1,600,000 shares of stock to a former employee as payment of past due incentive compensation in the amount of $29,000. The shares were valued at $0.02. The market price on the date of issuance was $0.02.

      On August 26, 2003, we entered into an agreement to issue 450,000 shares of stock an unrelated vendor as payment of past due liabilities totaling $9,000. The shares were valued at $0.02. The market price on the date of the agreement was $0.02.

      On July 9, 2003, we borrowed $25,000 from William E. Fritz, one of its outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, we granted Mr. Fritz 2,500,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share.

      On April 21, 2003, we sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, we also granted the purchaser 25,000,000 warrants to purchase shares of its common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The purchaser was William E. Fritz, a member of the Company's Board of Directors. Proceeds to us from sale of the shares were $250,000. We recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share.

      On April 17, 2003, our Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by us to Charles W. Fritz, our Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. The shares were valued at $0.01. The market price on the date of issuance was $0.011. We recognized an expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz.

      During November 2002, we issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. In connection with the notes, we granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003.

      In August 2002, we issued 900,000 shares of common stock to 2150 Western Court L.L.C, the landlord of its Lisle, Illinois sales office, as settlement of a lawsuit relating to past-due and future building rents. The shares were valued at $0.03 per share, the market price at the date of issuance.

      In June 2002, we issued 10,000 shares of common stock to an unrelated vendor as an interest payment on past-due accounts payable. The shares were valued at $0.09. The market price on the date of issuance was $0.09.

      In February 2002, we issued 19,000,000 shares of our common stock at a price of $0.17 per share to five individuals and two institutional unrelated parties. The shares were issued in exchange for limited recourse promissory notes maturing at the earlier of i.) 90 days from the date of issuance, or ii.) 30 days from the date of registration of the shares. The gross proceeds of such transaction were to be approximately $3,040,000 upon maturity of the notes, as a purchase price of $0.01 per share, or $190,000 in aggregate, was paid in cash. During August 2002, the notes matured without payment, and we subsequently cancelled the 19 million shares issued in connection with such notes. We accrued a liability in the third quarter of 2001 of $190,000 relating to the par value paid in connection with the issuance of the shares, and such amount remained unpaid as of December 31, 2003.

      In February 2002, we issued 500,000 warrants to a provider of commercial financing services, in exchange for interest due to the provider on past due amounts under a credit agreement.

      In January 2002, we issued 452,489 shares of common stock to About.com, Inc. The shares were issued upon conversion of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, Inc. as payment for advertising expenses incurred during 2001. The market price on the date of issuance was $0.15. This issuance was made pursuant to Section 3(a)(9) of the Act.

      In January 2002, we issued 55,000 shares of common stock at a price of $0.13 per share to an individual unrelated party. The market price on the date of issuance was $0.14. Cash proceeds to NeoMedia were $7,150.

      In January 2002, we issued 1,614,501 shares of common stock to an unrelated vendor as settlement of past-due accounts payable and future payments under equipment lease agreements. The shares were valued at $0.17. The market price on the date of issuance was $0.17.

      In January 2002, we issued 32,486 shares of common stock to an unrelated vendor as settlement of past-due accounts payable in the amount of $5,000. The shares were valued at $0.15. The market price on the date of issuance was $0.17.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

EXHIBITS


EXHIBIT
NO.            DESCRIPTION                        LOCATION

3.1            Articles  of   Incorporation       of  Incorporated  by reference
               Dev-Tech  Associates,   Inc.       to   and    Exhibit   3.1   to
               amendment thereto                  Registrant's      Registration
                                                  Statement   No.   333-5534  as
                                                  filed with the SEC on November
                                                  25, 1996

3.2            Bylaws of DevSys, Inc.             Incorporated  by  reference to
                                                  Exhibit  3.2  to  Registrant's
                                                  Registration   Statement   No.
                                                  333-5534 as filed with the SEC
                                                  on November 25, 1996

3.3            Restated Certificate of            Incorporated  by  reference to
               Incorporation of DevSys, Inc.      Exhibit  3.3  to  Registrant's
                                                  Registration   Statement   No.
                                                  333-5534 as filed with the SEC
                                                  on November 25, 1996

3.4            By-laws of DevSys, Inc.            Incorporated  by  reference to
                                                  Exhibit  3.4  to  Registrant's
                                                  Registration   Statement   No.
                                                  333-5534 as filed with the SEC
                                                  on November 25, 1996

3.5            Articles of Merger and  Agreement  Incorporated  by  reference to and Plan of Merger of DevSys, Exhibit 3.5 to Registrant's Inc and Dev-Tech Associates, Inc. Registration Statement No.
                                                  333-5534 as filed with the SEC
                                                  on November 25, 1996


3.6            Certificate of Merger of           Incorporated  by reference to
               Dev-Tech Associates, Inc. into     Exhibit  3.6 to  Registrant's
               DevSys, Inc.                       Registration   Statement  No.
                                                  333-5534  as  filed  with the
                                                  SEC on November 25, 1996

3.7            Articles of  Incorporation  of     Incorporated  by  reference to
               Dev-Tech  Migration,  Inc. and     Exhibit  3.7  to  Registrant's
               amendment thereto                  Registration   Statement   No.
                                                  333-5534 as filed with the SEC
                                                  on November 25, 1996


3.8            By-laws of Dev-Tech Migration,     Incorporated  by  reference to
               Inc.                               Exhibit  3.8  to  Registrant's
                                                  Registration   Statement   No.
                                                  333-5534 as filed with the SEC
                                                  on November 25, 1996

3.9            Restated     Certificate    of     Incorporated  by  reference to
               Incorporation     of    DevSys     Exhibit  3.9  to  Registrant's
               Migration, Inc.                    Registration   Statement   No.
                                                  333-5534 as filed with the SEC
                                                  on November 25, 1996

3.10           Form  of   By-laws  of  DevSys     Incorporated  by  reference to
               Migration, Inc.                    Exhibit  3.10 to  Registrant's
                                                  Registration   Statement   No.
                                                  333-5534 as filed with the SEC
                                                  on November 25, 1996

3.11 Form of Agreement and Plan of Incorporated by reference to Merger of Dev-Tech Migration, Exhibit 3.11 to Registrant's Inc. into DevSys Migration, Inc. Registration Statement No.
                                                  333-5534  as  filed  with the
                                                  SEC on November 25, 1996

3.12 Form of Certificate of Merger of Incorporated by reference to Dev-Tech Migration, Inc. into Exhibit 3.12 to Registrant's
               DevSys Migration, Inc.             Registration   Statement  No.
                                                  333-5534  as  filed  with the
                                                  SEC on November 25, 1996

3.13           Certificate   of   Amendment   to  Incorporated  by reference to
               Certificate of Incorporation of Exhibit 3.13 to Registrant's DevSys, Inc. changing its name Registration Statement No. to NeoMedia Technologies, Inc. 333-5534 as filed with the
                                                  SEC on November 25, 1996

3.14 Form of Certificate of Amendment Incorporated by reference to to Certificate of Incorporation Exhibit 3.14 to Registrant's of NeoMedia Technologies, Inc. Registration Statement No.
               authorizing   a   reverse   stock  333-5534  as  filed  with the
               split                              SEC on November 25, 1996

3.15 Form of Certificate of Amendment Incorporated by reference to to Restated Certificate of Exhibit 3.5 to Registrant's Incorporation of NeoMedia Annual Report as filed with
               Technologies,   Inc.   increasing  the SEC on November 2, 2001
               authorized  capital and  creating
               preferred stock

5              Opinion re: legality               Provided herewith

10.1           Dev-Tech  Associates,  Inc.  1996  Incorporated  by reference to
               Stock Option Plan                  Exhibit    10.44    to    the
                                                  Registrant's     Registration
                                                  Statement  No.   333-5534  as
                                                  filed   with   the   SEC   on
                                                  November 25, 1996

10.2 First Amendment and Restatement Incorporated by reference to of Dev-Tech Associates, Inc. Exhibit 10.45 to the
              1996 Stock Option Plan              Registrant's     Registration
                                                  Statement  No.   333-5534  as
                                                  filed   with   the   SEC   on
                                                  November 25, 1996

10.3          Form of Stock Option  Agreement -   Incorporated  by reference to
              Dev-Tech Associates, Inc.           Exhibit    10.46    to    the
                                                  Registrant's     Registration
                                                  Statement  No.   333-5534  as
                                                  filed   with   the   SEC   on
                                                  November 25, 1996

10.4          Dev-Tech  Migration,   Inc.  1996   Incorporated  by reference to
              Stock Option Plan                   Exhibit    10.47    to    the
                                                  Registrant's     Registration
                                                  Statement  No.   333-5534  as
                                                  filed   with   the   SEC   on
                                                  November 25, 1996

10.5          First  Amendment and  Restatement   Incorporated  by reference to
              of Dev-Tech Migration, Inc.         Exhibit    10.48    to    the
                                                  Registrant's     Registration
                                                  Statement  No.   333-5534  as
                                                  filed   with   the   SEC   on
                                                  November 25, 1996

10.6          Form of Stock Option  Agreement -   Incorporated  by reference to
              Dev-Tech Migration, Inc.            Exhibit    10.49    to    the
                                                  Registrant's     Registration
                                                  Statement  No.   333-5534  as
                                                  filed   with   the   SEC   on
                                                  November 25, 1996

10.7          Dev-Tech Associates,  Inc. 401(k)   Incorporated  by reference to
              Plan and amendments                 Exhibit    10.50    to    the
                                                  Registrant's     Registration
                                                  Statement  No.   333-5534  as
                                                  filed   with   the   SEC   on
                                                  November 25, 1996

10.8 First Amendment and Restatement Incorporated by reference to of NeoMedia Technologies, Inc. Exhibit 10.60 to the
              1996 Stock Option Plan              Registrant's     Registration
                                                  Statement  No.   333-5534  as
                                                  filed   with   the   SEC   on
                                                  November 25, 1996
10.9          NeoMedia Technologies,  Inc. 1998   Incorporated  by reference to
              Stock Option Plan                   Exhibit     10.9    to    the
                                                  Registrant's  Form  10-KSB as
                                                  filed on March 9, 2004

10.10          Amendment      to     NeoMedia     Incorporated  by  reference to
               Technologies 1998 Stock Option     Form 14A as filed with the SEC
               Plan                               on July 2, 1999

10.11 Sale and Purchase Agreement Incorporated by reference to between Qode.com, Inc. and Exhibit 10.48 to the
               NeoMedia Technologies, Inc.        Registrant's  Current  Report
                                                  on  Form  8-K as  filed  with
                                                  the SEC on March 15, 2001

10.12          Warrant  repricing  letter  dated  Incorporated  by reference to
               March 19, 2002                     Exhibit     1.2     to    the
                                                  Registrant's  Current  Report
                                                  on  Form  8-K as  filed  with
                                                  the SEC on April 2, 2002

10.13          Option   repricing  letter  dated  Incorporated  by reference to
               April 3, 2002                      Exhibit     1.2     to    the
                                                  Registrant's  Current  Report
                                                  on  Form  8-K as  filed  with
                                                  the SEC on April 15, 2002

10.14 Intellectual Property licensing Incorporated by reference to agreement between NeoMedia and Exhibit 10.18 to the
               A.T. Cross Company                 Registrant's  Form  S-1/A  as
                                                  filed  with  the SEC on April
                                                  24, 2002

10.15 Intellectual Property licensing Incorporated by reference to agreement between NeoMedia and Exhibit 10.19 to the
               Symbol Technologies, Inc.          Registrant's  Form  S-1/A  as
                                                  filed  with  the SEC on April
                                                  24, 2002

10.16 Sponsorship and Advertising Incorporated by reference to Agreement between NeoMedia and Exhibit 10.20 to the
               About.com, Inc.                    Registrant's  Form  S-1/A  as
                                                  filed  with  the SEC on April
                                                  24, 2002

10.17 Letter of Intent regarding Incorporated by reference to proposed strategic transaction Exhibit 10.21 to the
               between   NeoMedia  and  AirClic,  Registrant's  Form  S-1/A  as
               Inc.                               filed  with  the SEC on April
                                                  24, 2002

10.18          Form of  Promissory  Note  issued  Incorporated  by reference to
               to AirClic, Inc.                   Exhibit    10.22    to    the
                                                  Registrant's  Form  S-1/A  as
                                                  filed  with  the SEC on April
                                                  24, 2002


10.19 Form of Limited Recourse Incorporated by reference to Promissory Note issued in Exhibit 10.23 to the
               exchange for 19 Million Shares     Registrant's   Form  S-1/A  as
               of Common Stock                    filed  with  the SEC on  April
                                                  24, 2002

10.20 Nasdaq Staff Determination Incorporated by reference to Letter with respect to Exhibit 10.24 to the de-listing of NeoMedia Registrant's Form S-1/A as securities from the Nasdaq filed with the SEC on April
               SmallCap market                    24, 2002

10.21          Revised warrant  repricing letter  Incorporated  by reference to
               dated April 3, 2002                Exhibit    10.25    to    the
                                                  Registrant's  Form  S-1/A  as
                                                  filed  with  the SEC on April
                                                  24, 2002

10.22 Equity Line of Credit Agreement, Incorporated by reference to dated May 6, 2002, between Exhibit 10.17 to the
               NeoMedia     Technologies     and  Registrant's        Quarterly
               Cornell Capital Partners, LP       Report  on Form 10-Q as filed
                                                  with  the SEC on  August  14,
                                                  2002

10.23          Nasdaq      Staff       delisting  Incorporated  by reference to
               notification   letter  dated  May  Exhibit    10.18    to    the
               16, 2002                           Registrant's        Quarterly
                                                  Report  on Form 10-Q as filed
                                                  with  the SEC on  August  14,
                                                  2002

10.24          Settlement  Agreement relating     Incorporated  by  reference to
               to    wrongful     termination     Exhibit   10.19   to  the  and
               lawsuit brought by former Registrant's Form 10-Q as president Chief Operating filed with the SEC on August
               Officer                            14, 2002

10.25          Mutual  settlement  agreement  by  Incorporated  by reference to
               and       between        NeoMedia  Exhibit    10.20    to    the
               Technologies   and  2150  Western  Registrants   Form   10-Q  as
               Court Company, LLC                 filed on November 14, 2002

10.26          Mutual  settlement  agreement  by  Incorporated  by reference to
               and       between        NeoMedia  Exhibit    10.21    to    the
               Technologies and Ripfire, Inc.     Registrants   Form   10-Q  as
                                                  filed on November 14, 2002

10.27          Mutual  settlement  agreement  by  Incorporated  by reference to
               and       between        NeoMedia  Exhibit    10.22    to    the
               Technologies  and Wachovia  Bank,  Registrants   Form   10-Q  as
               N.A.                               filed on November 14, 2002

10.28          Mutual  settlement  agreement  by  Incorporated  by reference to
               and       between        NeoMedia  Exhibit    10.23    to    the
               Technologies     and     Marianne  Registrants   Form   10-Q  as
               LePera,   NeoMedia  Technologies'  filed on November 14, 2002
               former General Counsel

10.29 Equity Line of Credit Incorporated by reference to Agreement, dated February 11, Exhibit 10.80 to the
               2003,     between     NeoMedia     Registrants   Form   S-1/A  as
               Technologies    and    Cornell     filed on February 14, 2003
               Capital Partners

10.30 Sponsorship and Advertising Incorporated by reference to Agreement, dated May 23, 2001, Exhibit 23.7 to the
               between About.com and NeoMedia     Registrants   Form  S-1/A  as
                                                  filed on November 16, 2001

10.31 Promissory Note dated December Incorporated by reference to 2, 2002 between Michael Exhibit 99.1 of the
               Kesselbrenner and NeoMedia         Registrant's   Form   8-K  as
                                                  filed   with   the   SEC   on
                                                  December 12, 2002.

10.32 Pledge Agreement dated December Incorporated by reference to 2, 2002, between Michael Exhibit 99.2 of the
               Kesselbrenner and NeoMedia         Registrant's   Form   8-K  as
                                                  filed   with   the   SEC   on
                                                  December 12, 2002.

10.33 Form of Placement Agent Incorporated by reference to Agreement, dated November 2002, Exhibit 10.84 to the between NeoMedia Technologies Registrant's Form S-1 as
               and Westrock Advisors, Inc.        filed on February 12, 2003

10.34 Form of Escrow Agreement, Incorporated by reference to dated November 2002, between Exhibit 10.85 to the NeoMedia Technologies and Registrant's Form S-1 as filed
               Cornell Capital Partners           on February 12, 2003


10.35 Form of Registration Rights Incorporated by reference to Agreement, dated November Exhibit 10.86 to the
               2002,     between     NeoMedia     Registrant's Form S-1 as filed
               Technologies    and    Cornell     on February 12, 2003
               Capital Partners

10.36          Promissory     Note,     dated     Incorporated  by  reference to
               February  23,  2001,   between     Exhibit     10.87    to    the
               Digital            Convergence     Registrant's Form S-1 as filed
               Corporation and NeoMedia           on February 12, 2003

10.37 Termination Agreement, dated Incorporated by reference to August 21, 2001, between Exhibit 10.88 to the
               About.com and NeoMedia             Registrant's Form S-1 as filed
                                                  on February 12, 2003

10.38 Memorandum of Terms to merge, Incorporated by reference to dated March 7, 2003, between Exhibit 3.1 to the NeoMedia and Loch Energy, Inc. Registrant's Form 8-K as
                                                  filed on March 19, 2003

10.39 Binding Letter of Intent to Incorporated by reference to merge, dated July 25, 2003, Exhibit 99.5 to the between NeoMedia and Secure Registrant's Form 10-QSB as
               Source Technologies, Inc.          filed on August 14, 2003

10.40 Definitive Merger Agreement, Incorporated by reference to dated October 3, 2003, between Exhibit 99.1 to the NeoMedia and Secure Source Registrant's Form 8-K as filed
               Technologies, Inc                  on October 8, 2003

10.41          Standby Equity                     Incorporated by reference
               Distribution   Agreement,          to  Exhibit  10.91 to the
               dated  October 27,  2003,          Registrant's  Form SB-2/A
               between    NeoMedia   and          as filed on December  19,
               Cornell Capital Partners           2003


10.42          Form of  Placement  Agent          Incorporated by reference
               Agreement,  dated October          to  Exhibit  10.92 to the
               27,     2003,     between          Registrant's  Form SB-2/A
               NeoMedia  and   Newbridge          as filed on December  19,
               Securities Corporation             2003

10.43          Form   of    Registration          Incorporated by reference
               Rights  Agreement,  dated          to  Exhibit  10.93 to the
               October 27, 2003, between          Registrant's  Form SB-2/A
               NeoMedia    and   Cornell          as filed on December  19,
               Capital Partners                   2003

10.44          Form of Escrow Agreement,          Incorporated by reference
               dated  October 27,  2003,          to  Exhibit  10.94 to the
               between    NeoMedia   and          Registrant's  Form SB-2/A
               Cornell Capital Partners           as filed on December  19,
                                                  2003

10.45          2003 Stock Compensation Plan       Incorporated  by reference to
                                                  Exhibit     4.1     to    the
                                                  Registrant's   Form   S-8  as
                                                  filed on October 31, 2003

10.46 Letter of Intent to acquire CSI Incorporated by reference to International, Inc., dated Exhibit 3.1 to the
               November 8, 2003                   Registrant's   Form   8-K  as
                                                  filed on November 13, 2003

10.47 Letter of Intent to acquire BSD Incorporated by reference to Software, Inc., dated December Exhibit 3.1 to the
               9, 2003                            Registrant's   Form   8-K  as
                                                  filed on December 11, 2003

10.48 Definitive Merger Agreement, Incorporated by reference to dated February 6, 2004, between Exhibit 3.1 to the NeoMedia and CSI International, Registrant's Form 8-K as
               Inc.                               filed on February 10, 2004

10.49          $4   million   Promissory          Incorporated by reference
               note  payable  to Cornell          to  Exhibit  10.49 to the
               Capital  Partners,  dated          Registrant's  Form 10-KSB
               January 15, 2004                   as filed on March 9, 2004


23.1           Consent of Stonefield Josephson,   Provided Herewith
               Inc.

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on March 23, 2004.

                                      NEOMEDIA TECHNOLOGIES, INC.

                                      By:   /s/ Charles T. Jensen
                                            Charles T. Jensen
                                            President, Chief Operating Officer,
                                            Acting Chief Executive Officer and
                                            Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                     TITLE                            DATE
----------                     -----                            ----

                               President, Chief Executive
/s/ Charles T. Jensen          Officer,
------------------------
                               Chief Operating Officer
Charles T. Jensen              and Director                     March 23, 2004

/s/ William E. Fritz           Director and Secretary           March 23, 2004
------------------------
William E. Fritz

/s/ Charles W. Fritz           Chairman of the Board
------------------------
Charles W. Fritz                                                March 23, 2004

                               Vice-President, Chief
/s/ David A. Dodge             Financial
------------------------
David A. Dodge                 Officer and Controller           March 23, 2004

/s/ Hayes Barclay              Director                         March 23, 2004
------------------------
Hayes Barclay

/s/ James J. Keil              Director                         March 23, 2004
------------------------
James J. Keil